   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001



                                                      REGISTRATION NO. 333-52118

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                   FORM SB-2


                                       ON


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                FUTURELINK CORP.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                         DELAWARE                                                   95-4763404
               (STATE OR OTHER JURISDICTION                                      (I.R.S. EMPLOYER
             OF INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)


                              2 SOUTH POINTE DRIVE
                             LAKE FOREST, CA 92630
                                 (949) 672-3000

   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                HOWARD E. TAYLOR
                            CHIEF EXECUTIVE OFFICER
                                FUTURELINK CORP.
                              2 SOUTH POINTE DRIVE
                             LAKE FOREST, CA 92630
                                 (949) 672-3000

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:

                JOHN F. DELLA GROTTA, ESQ.                                   THOMAS R. POLLOCK, ESQ.
                  STEPHEN D. COOKE, ESQ.                              PAUL, HASTINGS, JANOFSKY & WALKER LLP
          PAUL, HASTINGS, JANOFSKY & WALKER LLP                            399 PARK AVENUE, 31ST FLOOR
            695 TOWN CENTER DRIVE, 17TH FLOOR                             NEW YORK, NEW YORK 10022-4697
               COSTA MESA, CALIFORNIA 92626                                    TEL: (212) 318-6000
                   TEL: (714) 668-6200                                         FAX: (212) 319-4090
                   FAX: (714) 979-1921


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


   From time to time after the effective date of this Registration Statement.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]



    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                        AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING
SECURITIES TO BE REGISTERED                  REGISTERED(1)            PER SHARE(2)              PRICE(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per
  share................................        60,830,378                $1.00                $58,000,030
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------
TITLE OF EACH CLASS OF                         AMOUNT OF
SECURITIES TO BE REGISTERED               REGISTRATION FEE(3)
---------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per
  share................................         $15,611
--------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------



(1) Includes 12,892,012 shares represent stock to be issued upon exercise of certain outstanding common stock warrants and convertible securities and other convertible securities which may become outstanding upon the exercise of certain outstanding preferred stock warrants. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. Pursuant to Rule 429 under the Securities Act, this Registration Statement includes 2,830,348 shares being carried forward from the Registrant's Registration Statement No. 333-46778. Also includes 58,000,030 shares covered by this Registration Statement that are not presently covered by any other registration statement.



(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act for the 58,000,030 shares covered by this Registration Statement that are not presently covered by any other registration statement, and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the common stock on December 18, 2000, as reported on the Nasdaq National Market.



(3) A filing fee in the amount of $15,611 was paid with the original filing filed with the Securities and Exchange Commission on December 19, 2000 to cover the 59,132,576 shares initially covered by this Registration Statement that are not presently covered by any other registration statement. A filing fee of $3,211 was previously paid by the Registrant under Registration Statement No. 333-46778 covering the 3,025,350 shares originally registered thereunder, which fee relates to the 2,830,348 shares being carried forward from that registration statement which had a proposed maximum offering price per share of $4.02.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


    PURSUANT TO RULE 429, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT COVERS 2,830,348 SHARES BEING CARRIED FORWARD FROM THE REGISTRANT'S REGISTRATION STATEMENT NO. 333-46778, IN ADDITION TO THE 58,000,030 SHARES BEING REGISTERED FOR THE FIRST TIME HEREUNDER.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION DATED FEBRUARY 12, 2001


PROSPECTUS

                               60,830,378 SHARES

                               [FUTURELINK LOGO]
                                  COMMON STOCK

                           -------------------------


     This prospectus relates to an aggregate 60,830,378 shares of common stock of FutureLink Corp., which may be offered for sale by persons who have acquired such shares in certain acquisitions of businesses by us or in certain other private transactions and by persons who may acquire shares of common stock upon exercising warrants or converting convertible securities. Included in the aggregate number of shares are: 8,120,619 shares of common stock, which may be offered for sale by certain selling stockholders who may acquire them if they exercise outstanding common stock warrants we issued to them; 1,428,571 shares of common stock, which may be offered for sale by a selling stockholder upon conversion of shares of Series A preferred stock; 1,142,857 shares of common stock, which may be offered for sale by a selling stockholder who may acquire them if it converts shares of Series A preferred stock that it may acquire if it exercises preferred stock warrants we issued to it; and 2,199,965 shares of common stock, which may be offered for sale by certain selling stockholders who may acquire them in exchange for shares of one of our subsidiaries held by them. We have registered the aggregate number of shares under the Securities Act of 1933 on behalf of these stockholders so that they can sell them in a public offering or other distribution. We will not receive any of the proceeds from the offer and sale of the shares. If the warrants related to the shares of common stock offered for sale pursuant to this prospectus are exercised in full, we will receive proceeds from such exercises of $101,280,845.


     Our common stock currently trades on the Nasdaq National Market under the symbol "FTRL."


     SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------


                 The date of this prospectus is February     , 2001

                                  THE COMPANY



     You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors." In addition, you should also read the documents we have referred you to in "Incorporation of Certain Documents by Reference" on page 29 for information on our company and our financial statements.



     We provide professional computing services and are an application service provider, or ASP. Our services enable software applications to be deployed, managed, supported and upgraded from centrally located data centers, rather than on individual desktop computers. Our professional computing services include server-based computing services, which involve installing and integrating software applications on our customers' servers, remote monitoring of Citrix servers located at our customers' facilities, maintenance of our customers' computing systems, technical support, training, technical staffing, video conferencing and other related services. For our ASP customers, we host applications on our servers at our data centers, rent computing services to our customers for a monthly fee, and perform remote management and maintenance of our customers' servers from our network operations centers. Our ASP customers connect to our facilities over the Internet, through a dedicated telecommunications line or by wireless connection.



     We are the largest integrator in North America of server-based computing systems using Citrix software. Citrix software is one of the leading technologies for delivering software applications from remote locations. We typically install Citrix software along with Windows NT Terminal Server software from Microsoft. Customers for our server-based computing services have included Cisco Systems, The Walt Disney Company, Allied Signal, General Motors, Ford Motor Company, Bank of America, Apple Computer and Delta Airlines. We are building upon our server-based computing expertise to develop our ASP services.



     In addition to our operations in the United States, we currently conduct business in Canada and the United Kingdom.


     Our goal is to provide our ASP services with the speed, simplicity and reliability of a utility service. By outsourcing all or part of their information technology needs, our customers can reduce their information technology staff and focus on their core competencies. Our secure, reliable and high-performance system for delivering software applications to multiple users over a variety of hardware systems provides a flexible, cost-effective solution for our customers.


     The address of our principal executive office is 2 South Pointe Drive, Lake Forest, California 92630. Our telephone number is (949) 672-3000. Our website address is www.futurelink.net. Information contained on our website does not constitute part of this prospectus and our address should not be used as a hyperlink to our website.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should read the following risk factors carefully before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.


WE HAVE A HISTORY OF SUBSTANTIAL LOSSES AND NEGATIVE CASH FLOWS. WE EXPECT THESE LOSSES AND NEGATIVE CASH FLOWS TO CONTINUE IN THE FUTURE. IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUE FROM OUR OPERATIONS OR RAISE ADDITIONAL OPERATING CAPITAL, WE MAY NOT BE ABLE TO CONTINUE TO OPERATE OUR BUSINESS, AND YOU MAY LOSE YOUR INVESTMENT.



     We have experienced net losses and negative cash flows and our net losses and our negative cash flows will continue for the foreseeable future. Unless we increase our revenues or are able to obtain additional operating capital, we may not be able to operate profitably in the future or generate positive cash flows. If we cannot operate profitably or generate positive cash flows, we may have trouble meeting our obligations to our vendors, we may fail to comply with our loan covenants, we may be unable to continue to operate our business, and you may lose your investment.


IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

     We need to raise additional funds through public or private debt or equity financings to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

IF ALL OR A SUBSTANTIAL PORTION OF THE SHARES OF OUR COMMON STOCK OFFERED FOR SALE BY THIS PROSPECTUS ARE SOLD IN A SHORT PERIOD OF TIME, OUR STOCK PRICE MAY BE ADVERSELY AFFECTED. OUR STOCK PRICE MAY ALSO BE ADVERSELY AFFECTED BY THE PERCEPTION THAT SUCH SALES COULD OCCUR.

     The shares of common stock offered for sale by this prospectus represent a majority of our outstanding common stock. We cannot control when the selling stockholders will sell their shares. If all or a substantial portion of the shares of common stock offered for sale by this prospectus are sold in a short period of time, the common stock available for sale may exceed the demand and the stock price may be adversely affected. In addition, the mere perception that such sales could occur may depress the price of our common stock.


RECENT REDUCTIONS IN FORCE AND THE DEPRESSED MARKET VALUE OF OUR COMMON STOCK MAY MAKE IT DIFFICULT FOR US TO RETAIN OUR KEY EMPLOYEES. IF WE ARE UNABLE TO RETAIN OUR KEY EMPLOYEES AT ALL LEVELS OF OUR BUSINESS, WE WILL NOT BE ABLE TO GROW OUR BUSINESS AND ACHIEVE OUR BUSINESS PLAN. IF WE FAIL TO ACHIEVE OUR BUSINESS PLAN WE WILL NOT BE ABLE TO CONTINUE TO OPERATE OUR BUSINESS AND YOU MAY LOSE YOUR INVESTMENT.



     We recently completed the second reduction in force in a four month period. In addition, the price of our common stock has dropped significantly in the last nine months. The combination of these events may have an adverse effect on the morale of our key employees. Our success depends in significant part on the continued services of our key employees. Losing one or more of our key personnel will seriously impair our ability or could cause us to fail to successfully implement our business plan. This will have a material adverse effect on our business, results of operations and financial condition, and you may lose your investment.

WE OPERATE IN AN INDUSTRY WHERE IT IS DIFFICULT TO ATTRACT AND RETAIN QUALIFIED PERSONNEL. IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, OUR OPERATIONS WOULD SUFFER AND WE COULD LOSE OUR CUSTOMERS OR FAIL TO ATTRACT NEW CUSTOMERS.



     Our business is labor-intensive, and our success depends in large part upon our ability to attract, develop, motivate and retain highly skilled personnel. We believe that we will need to hire additional qualified personnel. Some of these individuals are in great demand and are likely to remain a limited resource for the foreseeable future. We may not be able to engage the services of such personnel or retain our current personnel. If we do not succeed in attracting new, qualified personnel or successfully retaining our current personnel, our business will suffer.



OUR INTERNAL ACCOUNTING AND FINANCIAL CONTROLS HAVE WEAKNESSES. IF WE ARE UNABLE TO RECRUIT AND RETAIN QUALIFIED ACCOUNTING AND FINANCIAL STAFF, WE MAY CONTINUE TO EXPERIENCE WEAKNESSES IN THESE MANAGEMENT SYSTEMS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.



     When auditing our consolidated financial statements for the year ended December 31, 1999, our independent auditors reported to us conditions they believed to be material weaknesses in our system of internal accounting and financial controls related to the financial statement close process and the reconciliation and analysis of general ledger account balances. We have identified and have taken measures to improve our system of internal controls, implement more rigorous internal accounting policies, procedures and controls, and conduct accounting systems training. However, the success of these measures will depend in large part upon our having qualified accounting and financial staff to implement them. We have lost several key personnel in our accounting and finance departments in recent months. If we are unable to recruit and retain qualified accounting and financial staff, we may be not be successful in correcting the noted deficiencies. If we are unable to establish and maintain effective internal accounting and financial controls, we will not be able to timely and accurately account for and monitor the operations of our business and we therefore may not be able to properly execute our business plan, which could materially adversely affect our business, results of operations and financial condition.



OUR PAST FINANCIAL RESULTS MAY NOT BE REPRESENTATIVE OF OUR FUTURE FINANCIAL RESULTS AND THEREFORE INVESTORS WILL HAVE DIFFICULTY EVALUATING US AND OUR PROSPECTS.



     We commenced our current business plan in September 1998 and since that time have grown our business rapidly through acquisitions. Because we have grown through acquisitions, our pro forma financial results cover periods when we did not control or manage our subsidiaries and may not be indicative of our future financial results. Investors will have difficulty evaluating us and our prospects and therefore our stock price may be adversely affected as well as our ability to raise money in the future.



THE ASP MARKET HAS NOT DEVELOPED AS WE ANTICIPATED AND WE MAY NOT BE ABLE TO BENEFIT FROM THE ASP MARKET WHEN, AND IF, IT DEVELOPS.



     To date, most of our revenues have come from computer consulting, software integration, hardware installation and training services. We introduced our ASP services in March 1999, and it still does not account for a significant portion of our revenues. The market for ASP services has grown more slowly than we anticipated. Accordingly, for the near term, we will focus on our core computer consulting, software integration, hardware installation and training services business while continuing to position ourselves to take advantage of the ASP services market when, and if, it develops. The market for ASP services is evolving. Future demand for these services and the timing of when such future demand may occur is highly uncertain. We believe that many of our potential customers are not fully aware of the benefits of ASP services. We must educate potential customers regarding these benefits and convince them of our ability to provide complete and reliable services. The market for ASP services may never become viable or grow further. If the market for our ASP services does not grow or grows more slowly than we currently anticipate, our business, financial condition and operating results will be materially adversely affected. If the market for our ASP services does grow as we originally anticipated, it is uncertain whether we will have the financial resources and the personnel necessary to benefit from such growth.



IF THE ASP MARKET DEVELOPS, WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH NEW ENTRANTS INTO THE ASP MARKET.



     To the extent that the ASP market develops and begins to grow, we believe established companies in complementary industries, such as telecommunications, consulting services and computer networking, could be future competitors. We may not be able to compete successfully against either current or future competitors. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market share, any of which would significantly harm our business. Furthermore, larger companies in other related industries, such as the telecommunications industry, may apply their significant resources, including their distribution channels existing infrastructure, personnel, other resources, and brand name recognition, to capture significant market share.



WE ARE SUSCEPTIBLE TO FLUCTUATIONS IN THE ECONOMY. IF OUR CLIENTS REDUCE CAPITAL EXPENDITURES RELATING TO INFORMATION TECHNOLOGY IN RESPONSE TO SLOWDOWNS IN THEIR BUSINESSES DUE TO A GENERAL SLOWING OF THE ECONOMY, OUR BUSINESS COULD BE ADVERSELY AFFECTED.



     Demand for our professional computing and ASP services will be affected by the general health of the domestic and international economies. Some of our clients may reduce capital expenditures relating to information technology if they suffer slowdowns in their businesses due to a general slowing of the economy. This reduction in capital spending may require some of our clients to delay or cancel information technology projects that we have been engaged to manage or on which our personnel may have been staffed. Fluctuations in the general economy which adversely impact the capital expenditure or other budgets of our clients may adversely affect our business.


OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH COMPUTER HARDWARE AND SOFTWARE. IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN OUR INDUSTRY, WE WILL NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND OUR SALES WILL MATERIALLY DECLINE.

     We must continually buy or lease new computer hardware and license new computer software systems to effectively compete in our industry. In addition, our software delivery applications must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

     We may not successfully develop or adopt new technologies, introduce new services or enhance our existing services on a timely basis and new technologies, new services or enhancements we use or develop may never achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors and our business, operating results and financial condition will be materially adversely affected.


WE RELY ON SOFTWARE APPLICATION AND SOFTWARE SYSTEMS INTEGRATION COMPANIES TO REFER MANY OF OUR CLIENTS TO US. ANY FAILURE BY THESE THIRD PARTIES TO PROVIDE US WITH THESE REFERRALS WILL CAUSE OUR SALES TO MATERIALLY DECLINE.


     We rely on referrals from software application and technology integrators for a portion of our business. These software application and technology integrators refer their customers to us because we can provide an array of services which complement the products and services they offer. However, these software application and technology integrators may stop or substantially diminish referring business to us or they may decide to cooperate with our competitors and thereby adversely impact or eliminate the amount of referrals made to us. If these third-party referrals cease or materially decline, our sales will materially decline and our business, results of operations and financial condition will be materially adversely affected.

WE MUST LICENSE THE SOFTWARE APPLICATIONS WE PROVIDE TO OUR CUSTOMERS FROM THIRD PARTIES. IF WE CANNOT OBTAIN THESE SOFTWARE APPLICATIONS WE WILL NOT BE ABLE TO OFFER ASP SERVICES RELATED TO SUCH SOFTWARE APPLICATIONS.

     We depend on third-party software manufacturers agreeing to allow their software applications to be hosted or run at our data centers and provided to our customers. We have entered into non-exclusive agreements with Microsoft, Onyx, Great Plains, SalesLogix and others that allow us to host some of their software applications at our data centers or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us or our customers for any damages resulting from termination. If our relationships with these software manufacturers are terminated or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on our data centers, our business, operating results and financial condition could be materially adversely affected.

IF WE ARE UNABLE TO OBTAIN CITRIX OR MICROSOFT PRODUCTS, AS WELL AS OTHER KEY HARDWARE COMPONENTS AND SOFTWARE APPLICATIONS FROM OTHER VENDORS, WE WOULD BE UNABLE TO DELIVER OUR SERVICES, AND UNTIL WE REPLACE THESE PRODUCTS, OUR BUSINESS WOULD BE MATERIALLY ADVERSELY AFFECTED.

     We depend on third-party suppliers to provide us with key hardware components and software applications for our infrastructure and with sufficient communications lines to allow our customers to access their software applications. Some components or applications are only available from limited sources. Citrix Systems, Inc. and Microsoft Corporation are our key suppliers of software that we utilize to connect our customers to software applications. Although there are other competing software applications on the market, we believe that Citrix software, deployed with Windows NT Terminal Server software from Microsoft, is currently best suited to serve this function. If we are unable to obtain these products or services such as telecommunications services from other vendors, in a timely manner, at an acceptable cost or at all, we would be unable to deliver our services. Until we replace these products, our business, results from operations and financial condition will be materially adversely affected.

IF THE SOFTWARE WE UTILIZE CONTAINS DEFECTS, OUR CUSTOMERS' SERVICE COULD BE DISRUPTED AND THEIR DATA COULD BE LOST. THIS COULD RESULT IN OUR INCURRING LIABILITY AND LOSING CUSTOMERS FOR OUR SERVICES, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

     Our service offerings depend on complex software which may contain defects, particularly when first introduced or when new versions are released. Although we test software applications prior to deployment, we may not discover software defects that affect our new or current services or enhancements until after they are deployed. These defects could cause service interruptions or data loss which could damage our reputation or increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, because we offer a one-source solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the problem results from software defects the manufacturer causes. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects or provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.

OUR CURRENT DATA CENTERS ARE LOCATED IN ONLY FOUR LOCATIONS, LAKE FOREST, CALIFORNIA, CALGARY AND TORONTO, CANADA, AND NEWBURY, UNITED KINGDOM, WHICH LEAVES US VULNERABLE TO DISRUPTIONS THAT AFFECT OUR DATA CENTERS. IF ONE OR MORE OF OUR DATA CENTERS ARE DISRUPTED, WE COULD LOSE OUR CUSTOMERS AND FAIL TO ATTRACT NEW CUSTOMERS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.



     Our ASP business strategy depends on the consistent performance of our four data centers located in Lake Forest, California, Calgary and Toronto, Canada, and Newbury, United Kingdom. We offer back-up storage of data for customers that elect this service. Although our current data centers all have back-up generators and other safety systems, all are vulnerable to interruption from fire, earthquake, flood, extended power loss, telecommunications failure, break-ins and other events beyond our control. If a data center is damaged, a customer storing its data on that data center may lose its data if it is not backed up. If one of our data centers was damaged, the loss of data may affect a significant portion of our customers. We have experienced periodic systems disruptions in the past and anticipate that such disruptions will occur in the future. In the event that we experience significant disruptions that affect one or more of our data centers, we could lose customers and fail to attract new customers, and our business, results of operations and financial condition would be materially adversely affected.


BREACHES OF OUR SECURITY COULD DISRUPT THE OPERATION OF OUR DATA CENTERS AND JEOPARDIZE OUR SECURE TRANSMISSION OF CONFIDENTIAL INFORMATION. THESE BREACHES COULD CAUSE OUR CUSTOMERS TO LOSE CONFIDENCE IN OUR SERVICES AND CANCEL THEIR CONTRACTS WITH US OR PROSPECTIVE CUSTOMERS NOT TO PURCHASE OUR SERVICES.

     The growth of our business depends upon our ability to securely transmit confidential information to and from our data centers or the servers of our customers. Despite our design and implementation of a variety of delivery system security measures, unauthorized access, computer viruses and accidental or intentional disturbances could occur. We may need to devote substantial capital and resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that the penetration of our delivery system security creates. The occurrence of any of these events could cause us to lose customers and expose us to liability, all of which could have a material adverse effect on us.

OUR ASP SERVICE CONTRACTS GUARANTEE CERTAIN SERVICE LEVELS. IF WE DO NOT MEET SUCH SERVICE LEVELS, WE MAY BE REQUIRED TO GIVE OUR CUSTOMERS CREDIT FOR FREE SERVICE AND OUR CUSTOMERS MAY BE ENTITLED TO CANCEL THEIR ASP SERVICE CONTRACTS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     Our ASP contracts contain service level guarantees which obligate us to provide our hosted applications at a guaranteed level of performance. To the extent we fail to meet those service levels, we may be obligated to provide our customers credit for free service. If we continue to fail to meet these service levels, our ASP customers may have the right to cancel their contracts with us. These credits or cancellations will cost us money, damage our reputation with our customers and prospective customers and could materially adversely affect our business, results of operations and financial condition.


MANY COMPANIES USE THE NAME "FUTURELINK." INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US FOR THE USE OF THE "FUTURELINK" NAME, EVEN IF WITHOUT MERIT, COULD BE EXPENSIVE TO DEFEND AND DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS. IF A CLAIM TO STOP US FROM USING OUR NAME IS SUCCESSFUL, WE WILL HAVE TO EITHER BUY THE RIGHT TO USE OUR NAME OR CHANGE OUR NAME, WHICH IN EITHER CASE MAY BE EXPENSIVE.


     We are aware that other companies have claimed prior use of the name "FutureLink" for products or services similar to our own. We are in the process of investigating the rights, if any, others may have to the name. In addition, we are attempting to register "FutureLink" as a service mark in the United States, Canada and the United Kingdom. However, we may not be able to obtain proprietary rights to the use of this name. We will incur expenses if called to defend our use of the "FutureLink" name. Any litigation, even if without merit, may be time consuming and expensive to defend. It also could divert management's attention and resources and require us to enter into costly royalty or licensing agreements. In addition, if any company in our industry is able to establish a use of the "FutureLink" name that is prior to our use, we could be liable for damages and could be forced to stop using the name unless we are able to buy the right to use the name. If we are unable to buy the right to use our name after we lose an infringement claim, we would have to change our name, which may require us to spend money to build new brand recognition and incur other costs. Third parties may assert other infringement claims against us. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

WE ARE A TECHNOLOGY COMPANY. HOWEVER, OUR PREVIOUS BUSINESS ACTIVITIES INCLUDED NATURAL RESOURCE MINING AND EXPLORATION. AS A RESULT WE MAY BE EXPOSED TO UNKNOWN ENVIRONMENTAL LIABILITY THAT COULD REQUIRE US TO EXPEND OUR FINANCIAL RESOURCES AND MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We merged with a publicly-traded company that prior to 1992 was engaged in the natural resource exploration and development business, including mining and oil and gas. The mining, mineral processing and oil and gas industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, site reclamation, solid and hazardous waste handling and disposal and the promotion of occupational safety. We could be held responsible for any liabilities relating to our previous involvement in mining or oil and gas exploration and development, which liabilities would result in our spending our cash resources and could have a material adverse effect on our business, financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. We have identified forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," and similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.


                                USE OF PROCEEDS



     We will not receive any of the proceeds from the sale of the shares offered and sold for the accounts of the selling stockholders. In order for certain selling stockholders to sell 9,263,476 shares of common stock offered for sale pursuant to this prospectus, they must exercise outstanding warrants for the purchase of common stock or Series A preferred stock. If all of those warrants are exercised, we will receive proceeds of $101,280,845. Since we do not have any control over when or to what extent the warrants will be exercised, management intends to use any proceeds received upon exercise for working capital and general corporate purposes. Since we have not made any specific allocation for any proceeds, our management will have significant flexibility in applying such proceeds.



     The selling stockholders will not pay any of the expenses that are incurred in connection with the registration of the shares, but they will pay all commissions, discounts, and other compensation to any securities broker-dealers through whom they sell any of the shares.

                              SELLING STOCKHOLDERS


     The following table sets forth the names of each selling stockholder, the aggregate number of shares of common stock beneficially owned by each selling stockholder as of January 26, 2001, and the aggregate number of shares of common stock that each selling stockholder may offer and sell pursuant to this prospectus. Because each selling stockholder may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, no estimate can be made of the number of shares that each selling stockholder may retain upon completion of this offering. However, assuming all of the shares offered by this prospectus are sold by the selling stockholders, then unless otherwise noted, after completion of this offering, none of the selling stockholders will own more than one percent of the shares of common stock outstanding.



     Of the 60,830,378 shares of common stock offered by this prospectus, 47,938,366 shares are issued and outstanding as of January 26, 2001 and 12,892,012 shares have been reserved for issuance by us to certain selling stockholders upon (i) the exercise of outstanding common stock warrants, (ii) the conversion of shares of outstanding Series A preferred stock, (iii) the conversion of outstanding shares of one of our foreign subsidiaries and (iv) the conversion of shares of Series A preferred stock to be issued upon the exercise of an outstanding warrant to purchase shares of Series A preferred stock. We have also registered as part of this offering an additional indeterminate number of shares of our common stock that we may be required to issue to the selling stockholders upon the exercise or conversion of the outstanding common stock warrants, the Series A preferred stock and the Series A preferred stock issuable upon exercise of an outstanding warrant to purchase Series A preferred stock, in each case as a result of the anti-dilution provisions of the respective securities. We are registering all of the shares of common stock offered for sale pursuant to this prospectus pursuant to certain registration rights obligations.



     In the following table, we have calculated shares of common stock beneficially owned based upon 68,104,791 shares of common stock outstanding on January 26, 2001, together with options, warrants or other convertible securities that are exercisable within 60 days of January 26, 2001 for each stockholder. Under the rules of the Securities and Exchange Commission, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The information with respect to beneficial ownership of common stock held by each person is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders, based upon statements filed with the Securities and Exchange Commission, or based upon our actual knowledge.



     In addition to the registration rights described in the footnotes to the table below, in connection with a number of our recent acquisitions, we have granted registration rights to the stockholders of the companies that we acquired. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.



     Except as noted in the footnotes to the table below, within the past three years, none of the selling stockholders have held any position or office with us or entered into a material relationship with us.



                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
The Holmes Trust Dated July 22, 1997(1).....................     8,400,000        8,400,000
Pequot Private Equity Fund II, L.P.(2)......................     5,698,060        5,698,060
SmallCaps OnLine Group LLC(3)...............................     2,981,677        2,981,677
Dimensional Partners, Ltd...................................     2,760,139        2,760,139
Microsoft Corporation(4)....................................     2,571,428        2,571,428
Commonwealth Associates, L.P.(5)............................     2,539,221        2,456,634
Pequot International Fund, Inc.(2)..........................     1,726,263        1,726,263
Pequot Partners Fund, L.P.(2)...............................     1,726,263        1,726,263

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Pequot Endowment Fund, L.P.(2)..............................     1,108,810        1,108,810
William and Janet Botti Living Trust Dated 3/26/98(6).......       996,753          996,753
Robert Priddy(7)............................................     3,498,815          959,594
Gerard Klauer Mattison & Co., Inc...........................     1,151,552          953,263
Edmund Shea.................................................     1,524,441          896,173
Matthew J. Schumacher(8)....................................       894,512          894,512
Adam Silverman(9)...........................................       861,813          861,813
Ira Silverman(10)...........................................       861,813          861,813
Michael S. Falk(11).........................................     3,603,427          747,424
Flynn Investment Corporation(12)............................       726,873          726,873
John Henry Bennett, Richard Bennett, Colin Ainslie
  Matthissen and Quadrangle Trustee Company as trustee of
  the various family settlements established by John
  Bennett(13)...............................................       701,367          701,367
Dimensional Partners, L.P.(14) .............................       690,035          690,035
J.F. Shea & Co. Inc. .......................................       628,268          628,268
David Fung(15)..............................................       585,035          585,035
Curtis Eshelman(8)..........................................       513,158          513,158
James C. Harvey(16).........................................       513,158          513,158
Inder Tallur................................................       406,516          406,516
Richard Bennett, John Henry Bennett, Colin Ainslie
  Matthissen and Quadrangle Trustee Company as trustee of
  the various family settlements established by Richard
  Bennett(13)...............................................       346,207          346,207
Arron Fu(8).................................................       334,458          334,458
Wolfson Equities(17)........................................       330,294          330,294
Gallagher Investment Corporation............................       320,112          320,112
Cameron Chell(18)...........................................       754,733          314,828
Porter Partners, L.P.(19)...................................       305,263          305,263
Wexford Clearing CF Michael S. Falk IRA(11).................       266,782          266,782
Keith M. Rosenbloom(20).....................................     2,800,319          261,098
Bank Morgan Stanley AG......................................       238,486          238,486
A.G. Rappaport..............................................       222,382          222,382
Nigel A.A. Hawley(8)........................................       221,500          221,500
Rajan Mehta(8)..............................................       221,500          221,500
Yuri Pasea(21)..............................................       221,500          221,500
Charon Employees Trust(22)..................................       219,997          219,997
Mulkey II Limited Partnership(23)...........................       210,937          210,937
Richard Silverman(8)........................................       196,666          196,666
Michael A. Singer...........................................       187,379          187,379
Reese-Cole Partnership, Ltd. ...............................       186,789          186,789
GKM Partners I, L.P.(24)....................................       180,107          180,107
C.E. Unterberg Towbin Capital Partners I, L.P.(25)..........       177,968          177,968
Edward Chi Wai Fung(8)......................................       169,667          169,667
Ho Wai Fung(8)..............................................       169,667          169,667
Mark Palangio(8)............................................       169,667          169,667
Douglas N. Runckel & Evelyn L. Runckel JT TEN(26)...........       167,709          167,709
Hans C. Bodmer..............................................       165,147          165,147
Conzett Europa Invest Ltd. .................................       165,147          165,147
S. Marcus Finkle............................................       165,147          165,147
Marshall Geller(27).........................................       165,147          165,147
Kabuki Partners(28).........................................       165,147          165,147
Jed Manocherian TTEE FM Grandchildren's Trust DTD
  7/18/96(29)...............................................       165,147          165,147
Raskin Cramer Associate Family Partners(30).................       165,147          165,147
Walter F. Toombs............................................       165,147          165,147
Allan Sherk(9)..............................................       161,597          161,597

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Raghunath Kilambi(31).......................................       570,563          160,563
Carl Kleidman...............................................       159,093          159,093
Pharos Fund Limited.........................................       152,632          152,632
Frederick B. Epstein........................................       150,570          150,570
Michael Bollag..............................................       149,730          149,730
Paul Russo & Sally Russo JT TEN(26).........................       140,375          140,375
CPQ Holdings, Inc.(32)......................................       112,590          112,590
Jay J. Shrager & Carole Shrager JT TEN(26)..................       112,473          112,473
BNB Investment Associates, L.P.(33).........................       109,803          109,803
Michael A. Poujol & Angela G. Poujol JTROS(26)..............       102,901          102,901
Davis Polk & Wardwell.......................................       102,817          102,817
Foothill Capital Corporation(34)............................       100,000          100,000
Valor Capital Management, L.P.(35)..........................        95,394           95,394
Jonathan L. Glashow.........................................        95,368           95,368
Joe DaSilva(8)..............................................        90,491           90,491
Robert O'Sullivan...........................................       130,543           89,256
L. Wayne Johnson............................................        88,984           88,984
David L. Cohen..............................................        88,450           88,450
Alexandra Salas.............................................        88,418           88,418
David R. Nelson and Donna L. Nelson JT TEN(26)..............        87,918           87,918
James R. Malone.............................................        83,824           83,824
Richard N. Abrams...........................................        83,202           83,202
ComVest Capital Partners, LLC(36)...........................        82,587           82,587
Howard Balter...............................................        82,574           82,574
John W. Beiser & Maureen W. Beiser JT TEN(26)...............        82,574           82,574
J.A. Cardwell...............................................        82,574           82,574
Edward R. Downe, Jr. .......................................        82,574           82,574
Joseph Esformes.............................................        82,574           82,574
Fleming (Jersey) Ltd. TTEE Gerlach and Company(37)..........        82,574           82,574
Mark Hatten.................................................        82,574           82,574
Peggy S. Jordan.............................................        82,574           82,574
Manhattan Group Funding(38).................................        82,574           82,574
Stephen J. Meringoff........................................        82,574           82,574
Amy L. Newmark..............................................        82,574           82,574
Gregory P. Norman...........................................        82,574           82,574
George F. Pickett & Elizabeth H. Pickett JT TEN(26).........        82,574           82,574
Mark Reichenbaum............................................        82,574           82,574
RHL Ventures LLC............................................        82,574           82,574
Kim M. Schwenke.............................................       139,805           82,574
John J. McCarthy & Donna P. McCarthy JTROS(26)..............        81,322           81,322
Rodney A. Abrams............................................        81,294           81,294
Wayne Harris(9).............................................        80,799           80,799
Edward Matheson(8)..........................................        80,799           80,799
Jason Yetman(8).............................................        80,799           80,799
Richard Rosenblatt..........................................        79,444           79,444
EDJ Limited.................................................        76,315           76,315
Tropical Cave (Bahamas) Ltd. ...............................        76,314           76,314
Richard Corbin..............................................       115,603           74,316
Peter Joseph Crozier........................................        74,187           74,187
Michael John Dorward........................................        74,187           74,187
Anthony P.M. Harrison-Wallace...............................        74,187           74,187
Robert Kell.................................................        74,187           74,187
Ron Moschetta...............................................        73,635           73,635
Kensington Partners, L.P.(39)...............................        73,358           73,358

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Alliance Equities, Inc. ....................................        72,469           72,469
Garo A. Partoyan............................................        71,156           71,156
Wasson Capital Advisors Limited.............................        68,664           68,664
Vincent L. Romano, Jr.(40)..................................       118,079           68,000
Allen Notowitz..............................................        67,807           67,807
Jeffrey Markowitz...........................................        61,931           61,931
Richard Friedman............................................        61,930           61,930
Bruce Glaser................................................        61,460           61,460
Carmen Pecord...............................................        60,989           60,989
Kurt V. Reichelt & Laura M. Reichelt JT TEN(26).............        60,364           60,364
Rodney Schorlemmer & Vikki Schorlemmer TTEES Rodney &
  Vikki Schorlemmer Trust DTD 10/29/93(41)..................        60,364           60,364
Joel L. Spivak..............................................        60,364           60,364
Robert Bettlinger...........................................        60,314           60,314
Gary D. Shultz & Barbara A. Schultz JT TEN(26)..............        60,046           60,046
Anna M. Pocisk..............................................        57,801           57,801
John Piccolo................................................        56,863           56,863
Jim G. Aukstuolis...........................................        56,550           56,550
Jeffrey Blomstedt & Susan La Scala..........................        56,221           56,221
Robert A. McCleeary.........................................        56,221           56,221
Michael K. Schumacher.......................................        55,710           55,710
Adam Fox(9).................................................        54,878           54,878
Sicola, Martin, Koons & Frank, Inc. (42)....................        53,552           53,552
Robert J. Jahn..............................................        52,106           52,106
F. Andrew Morfesis & Gail Morfesis JTROS(26)................        52,106           52,106
James A. Davenport & Rebecca C. Davenport JT TEN(26)........        51,450           51,450
Jerome Drefuss..............................................        50,956           50,956
Ferdinand F. Anderson, Jr...................................        50,825           50,825
Kim M. Beretta TTEE Kim M. Beretta Trust DTD 10/12/94(43)...        50,825           50,825
Joseph T. Bolognue..........................................        50,825           50,825
Ira Goldberg................................................        50,825           50,825
Richard Palmer & Lynne Marie Palmer JT TEN(26)..............        50,825           50,825
James H. Rion...............................................        50,825           50,825
Stephen T. Skoly............................................        50,825           50,825
Robert J. Spencer...........................................        50,825           50,825
Tom P. Briggs Profit Sharing Plan(44).......................        48,793           48,793
Jayakumar Patil & Purnima J. Patil JT TEN(26)...............        47,697           47,697
Brian C. Lerner.............................................        47,338           47,338
Dennis Santolo & Thomas Santolo JT TEN(26)..................        47,010           47,010
Anthony M. Spigarelli & Nancy M. Spigarelli JT TEN(26)......        45,501           45,501
David De Atkine, Jr.........................................        43,849           43,849
K and K Development(45).....................................        43,849           43,849
Childhood Resource Corp. ...................................        42,567           42,567
Avtar Sandhu................................................        41,963           41,963
Stuart Allen & Vivian Allen JT TEN(26)......................        41,287           41,287
Michael Astor...............................................        41,287           41,287
Aulis & Co..................................................        41,287           41,287
Harold Blue.................................................        41,287           41,287
Robert Blue & Ruth Blue JT TEN(26)..........................        41,287           41,287
James A. Cardwell, Jr. .....................................        41,287           41,287
Grainne Coen................................................       119,222           41,287
Wexford Clearing Services CF Richard Corbin IRA(46).........        41,287           41,287
Richard Feldman.............................................        41,287           41,287
William O.E. Henry..........................................        41,287           41,287

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
S. Maurice Hicks, Jr. ......................................        41,287           41,287
Andre W. Iseli..............................................        41,287           41,287
Joan S. Kirsner TTEE Joan S. Kirsner Trust U/A DTD
  7/10/85(47)...............................................        41,287           41,287
Lloyd A. Moriber............................................        41,287           41,287
Nano-Cap Hyper Growth Partnership, L.P.(48).................        41,287           41,287
Robert O'Sullivan & David O'Sullivan Co-TTEES Robert
  O'Sullivan Family Trust U/A DTD 3/14/96(49)...............        41,287           41,287
Howard Rosenbloom & Michelle G. Rosenbloom JT TEN(26).......        41,287           41,287
Adam Ross & Lisa Falk-Ross JT TEN(26)(50)...................        41,287           41,287
Monroe H. Schenker..........................................        41,287           41,287
SJG Management Inc. Profit Sharing Plan(51).................        41,287           41,287
William Smith...............................................        40,913           40,913
James Adametz TTEE Revocable Trust of James Adametz, DTD
  2/27/97(52)...............................................        40,660           40,660
Bill Arnett(53).............................................       155,262           40,262
Beth Lipman.................................................        39,346           39,346
Melanie Berry(8)............................................        38,961           38,961
Dataspec Telecom Multimedia, Inc............................        38,776           38,776
John C. Clifford & Helen G. Clifford TTEES Esperanza Trust
  U/A DTD 1/27/86(54).......................................        38,157           38,157
Gerald B. Cramer............................................        38,157           38,157
Philip Friedman.............................................        38,157           38,157
Victor Friedman.............................................        38,157           38,157
Lighthouse Partners USA, L.P.(55)...........................        38,157           38,157
Charles J. Loegering........................................        38,157           38,157
Radix Associates(56)........................................        38,157           38,157
Dale Rosenbloom.............................................        38,157           38,157
Donnie H. Russell...........................................        38,157           38,157
John J. Shaw................................................        38,157           38,157
Kenneth B. Skolnick & Melissa S. Skolnick JT TEN(26)........        38,157           38,157
EMC(2) Corporation(57)......................................        38,043           38,043
TBCC Funding Trust II(58)...................................        37,600           37,600
Vladik Vainberg.............................................        37,223           37,223
Mark Banninger(8)...........................................        36,970           36,970
Michael Appelbaum...........................................        41,963           36,240
Jeffrey A. Brambir(8).......................................        35,714           35,714
Sharon L. Hutchins(8).......................................        35,714           35,714
David F. Kenney(9)..........................................        35,714           35,714
Cindy D. Roberts............................................        34,953           34,953
Peter Fulton................................................        34,688           34,688
Burton R. Abrams............................................        34,685           34,685
Mark Kerridge...............................................        32,420           32,420
Nicola Kerridge.............................................        32,420           32,420
Charles L. Friedlander......................................        34,310           34,310
Fred B. Sheats..............................................        34,310           34,310
Wexford Clearing Services CF Norman Kane IRA(59)............        33,529           33,529
John Belway.................................................        33,029           33,029
Felix Campos & Joyce Campos JT TEN(26)......................        33,029           33,029
Edwin M. Glazier............................................        33,029           33,029
Paul D. Goldenheim..........................................        33,029           33,029
Patrick Keating.............................................        33,029           33,029
P. Tony Polyviou............................................        33,029           33,029
William G. Sybesma & M. Jane Sybesma JT TEN(26).............        33,029           33,029
Jane Vandewalle TTEE Jane Vandewalle DOT DTD 2/18/93(60)....        33,029           33,029

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Net Perceptions, Inc.(61)...................................        32,000           32,000
William O'Neill & Linda O'Neill.............................        31,436           31,436
Edwin J. Beattie............................................        30,996           30,996
Birchtree Investments(62)...................................        30,182           30,182
August Piccolo..............................................        28,901           28,901
Joseph P. Wynne.............................................        28,808           28,808
William C. Radichel.........................................        28,618           28,618
Jeffrey S. Cameron..........................................        26,303           26,303
Louise Bell.................................................        26,053           26,053
Oliver T. Clark & Sharon L. Clark JT TEN(26)................        26,053           26,053
George C. Sivak.............................................        26,053           26,053
Syd Verbin TTEE Syd Verbin Trust FBO Syd Verbin U/A DTD
  12/20/88(63)..............................................        26,053           26,053
William R. Schoen & Barbara Schoen JT TEN(26)...............        25,147           25,147
Ilya Gaba & Alice Gaba JT TEN(26)...........................        24,797           24,797
Bryon Voigt & Jacelyn Voigt JT TEN(26)......................        24,773           24,773
Lincoln Edward Black........................................        24,772           24,772
Richard Dold................................................        24,772           24,772
Hugh W. Downe...............................................        24,772           24,772
Burtt R. Ehrlich............................................        43,849           24,772
Dave Morley & Gary Peter Bellot Co-TTEES The Lenox Trust U/A
  DTD 6/29/98(64)...........................................        24,772           24,772
Paul Gubitosa & Linda Gubitosa JTROS(26)....................        24,772           24,772
M. Ponder Harrison..........................................        24,772           24,772
Neekianund Khulpateea.......................................        24,772           24,772
Burjis N. Shroff............................................        24,772           24,772
Jaswant Singh Pannu & Debra Bogner Pannu JTROS(26)..........        24,146           24,146
Timothy J. Herrmann.........................................        23,242           23,242
George Tsamutalis...........................................        22,377           22,377
Sloan d'Autremont...........................................        21,367           21,367
Annie Falk TTEE The Gianna Falk Trust DTD 7/9/96(65)........        20,644           20,644
Annie Falk TTEE The Mikaela Falk Trust DTD 2/16/94(65)......        20,644           20,644
Edward Ketcham..............................................        20,644           20,644
Rong-Chung Lin..............................................        20,332           20,332
Basil Ascuitto..............................................        20,125           20,125
Seymour Wasserstrum.........................................        19,648           19,648
Charles Schwab FutureLink Corporation 401(k) Employee
  Retirement Plan(66).......................................        19,612           19,612
Howard Bernstein & Sandra Bernstein JT TEN(26)..............        19,077           19,077
Jack Bloom..................................................        19,077           19,077
Burtt R. Ehrlich IRA(67)....................................        19,077           19,077
Jay J. Garcia & Loraine Garcia JT TEN(26)...................        19,077           19,077
Roger H. Grace..............................................        19,077           19,077
Roland F. Hartman...........................................        19,077           19,077
Nasrollah Jahdi & Farahnaz Jahdi JT TEN(26).................        19,077           19,077
Wexford Securities CF James R. Landers(68)..................        19,077           19,077
Stuart J. Levy..............................................        19,077           19,077
Greg A. Nowak & Lynn M. Nowak TEN ENT(26)...................        19,077           19,077
Samuel R. Nussbaum..........................................        19,077           19,077
Randy Prude.................................................        19,077           19,077
James A. Rasnick & Mary Ann Rasnick JT TEN(26)..............        19,077           19,077
RML Burwick Family L.P......................................        19,077           19,077
Schwenke, LLC...............................................        19,077           19,077
Kim M. Schwenke & Paula F. Todd TEN ENT(26).................        19,077           19,077

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Lawrence Seftel & Rosylin Seftel JTROS(26)..................        19,077           19,077
Harlan B. Smith.............................................        19,077           19,077
Michael D. Steele...........................................        19,077           19,077
William G. Sybesma..........................................        52,106           19,077
Paula F. Todd & Kerry R. Schwenke TTEES Kim M. Schwencke
  1989 Irrevocable Trust(69)................................        19,077           19,077
Charles P. Wilkins..........................................        19,077           19,077
Charles H. Reynolds.........................................        18,620           18,620
Charles A. Barnes, Jr.......................................        18,433           18,433
Gerard Klauer Mattison & Co., Inc., Profit Sharing
  Plan(70)..................................................        18,182           18,182
Jodi Abrams Engfer..........................................        18,067           18,067
Karen A. Fox................................................        17,920           17,920
Anthony J. Giardina.........................................        17,497           17,497
The Bald Eagle Fund Ltd. ...................................        17,458           17,458
Peter Palmieri..............................................        17,098           17,098
Wexford Clearing Services CF Gerald I. Falke IRA(71)........        16,765           16,765
Mark Goldberg & Joanna Goldberg JT TEN(26)..................        16,765           16,765
Wexford Clearing CF William R. Schoen(72)...................        41,912           16,765
Marc G. Berman..............................................        16,515           16,515
Ronald E. Bloom.............................................        16,515           16,515
Robert Burr & Catherine Burr TTEES The Burr Family Trust U/A
  DTD 9/26/93(73)...........................................        16,515           16,515
Bruce Corbin................................................        16,515           16,515
Tony Di Fatta...............................................        16,515           16,515
John & Helen Fattorusso.....................................        16,515           16,515
Kevin Jackson...............................................        16,515           16,515
Jeffers Family Limited Partnership(74)......................        16,515           16,515
Stephen Mallis..............................................        16,515           16,515
Thomas M. Malone & Susan R. Malone JT TEN(26)...............        16,515           16,515
Richard B. Mateer & Margaret J. Mateer JT TEN(26)...........        16,515           16,515
Alan J. Meinershagen........................................        16,515           16,515
Paul F. Petrus..............................................        16,515           16,515
Fedele Staropoli............................................        16,515           16,515
David B. Waxman.............................................        16,515           16,515
Blair Collins(8)............................................        16,136           16,136
Donald Berglund.............................................        15,263           15,263
Daniel J. Dietrick(8).......................................        12,987           12,987
Traci A. Gilli-Milheim(9)...................................        12,987           12,987
James A. Paull(8)...........................................        12,987           12,987
Hilaire F. Fernandes & Sandra Fernandes JT TEN(26)..........        12,387           12,387
Ed Jordan...................................................        12,387           12,387
Claude Moraes & Roshan Moraes JT TEN(26)....................        12,387           12,387
Merrill Lynch Canada Inc. ITF Doug Evans(75)................       102,079           12,079
Ronald Pobiel...............................................        12,074           12,074
Ventana Partners, L.P. .....................................        11,860           11,860
Steven Hart.................................................        11,614           11,614
Jonathan R. Cohen & Nancy D. Shapiro JT TEN(26).............        11,446           11,446
Mark Giannini(8)............................................        10,996           10,996
Robert Missig(8)............................................        10,996           10,996
Mark Oldani(8)..............................................        10,996           10,996
John Gruber.................................................        10,664           10,664
Kevin Voigt & Cindy Voigt JTROS(26).........................        10,493           10,493
Brian Beauchemin............................................        10,229           10,229
Hui Zhu.....................................................         9,987            9,987

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Mody K. Boatright & Frances Boatright JT TEN(26)............         9,909            9,909
Jody Nelson.................................................         9,906            9,906
Roderick Beck...............................................         9,900            9,900
John A. Carver(8)...........................................         9,740            9,740
Kenneth Christ(8)...........................................         9,740            9,740
David A. Moscoe(9)..........................................         9,740            9,740
Richard A. Nash(8)..........................................         9,740            9,740
Bradley L. Tompkins(8)......................................         9,740            9,740
Craig Blitz.................................................        10,619            9,621
Fiona McKone................................................         9,603            9,603
Alya Al-Bahar...............................................         9,538            9,538
Shanthamalappa A. Ashok.....................................         9,538            9,538
Ben Franklin Financial, Inc.................................         9,538            9,538
Gary Blum...................................................         9,538            9,538
Michael Brummer & Mary Jo Brummer JT TEN(26)................         9,538            9,538
C. Wyllys Cass IV & Ellen M. Cass JTROS(26).................         9,538            9,538
Wexford Securities CF Bruce Cunningham(76)..................         9,538            9,538
Stephen Cunningham & Wendall Fleming JT TEN(26).............         9,538            9,538
Wexford Securities CF Irving Curtis(77).....................         9,538            9,538
Dominick Di Cesare..........................................         9,538            9,538
Paul R. Doering.............................................         9,538            9,538
Richard W. Graves & Mary J. Graves JT TEN(26)...............         9,538            9,538
Heinecken & Associates Ltd. Profit Sharing Plan(78).........         9,538            9,538
Kimber Johnson & Susan Johnson JT TEN(26)...................         9,538            9,538
Gary Kanuit.................................................         9,538            9,538
Lindsay Lewis...............................................         9,538            9,538
Leo F. Mazzocchi & Nancy T. Mazzocchi JT TEN(26)............         9,538            9,538
Gerald Jay Millstein........................................         9,538            9,538
Vijaykumar S. Monie.........................................         9,538            9,538
Ryan Cassidy Morrow.........................................         9,538            9,538
Sanjiv M. Patel.............................................         9,538            9,538
Nagaraja Patil & Shantha Patil JTROS(26)....................         9,538            9,538
Gerald Richmond & Amy Richmond JT TEN(26)...................         9,538            9,538
John F. Scalo & Carole M. Scalo JT TEN(26)..................         9,538            9,538
Douglas C. Schwarzwaelder...................................         9,538            9,538
Robert Silverman............................................         9,538            9,538
Sirhc Holdings Limited......................................         9,538            9,538
Cheryl R. Sivak & Gary E. Sivak JT TEN(26)..................         9,538            9,538
Melvin Spielman.............................................         9,538            9,538
Patrick Sutton..............................................         9,538            9,538
Glen Tachibana..............................................         9,538            9,538
George L. Thompson..........................................         9,538            9,538
John Joos Vandewalle........................................         9,538            9,538
Richard Campanella..........................................        12,497            9,240
May Shubash.................................................         8,895            8,895
Ora Zabloski(79)............................................        28,895            8,895
Anders Carlegren............................................         8,257            8,257
Sam E. Todywala & Lyla Todywala JT TEN(26)..................         8,257            8,257
Wexford Securities CF Richard Campanella IRA(80)............         8,257            8,257
Craig D. Leppla.............................................         8,050            8,050
Thomas D'Avanzo & Marie D'Avanzo JTROS(26)..................         7,631            7,631
Charles L. Wisseman III.....................................         7,631            7,631
Jerome Messana..............................................         7,188            7,188
Salvatore Trupiano..........................................         7,103            7,103

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
Mark C. Tansey..............................................         6,922            6,922
Sheldon Misher..............................................         6,750            6,750
Brian Cambier(8)............................................         6,494            6,494
R. Michael Foster(8)........................................         6,494            6,494
Duane Travis(8).............................................         6,494            6,494
Michael Appelbaum & Fran Appelbaum JT TEN(26)...............         5,723            5,723
Samuel M. Dell, III & Geraldine M. Dell JT TEN(26)..........         5,723            5,723
Timothy W. Hartman..........................................         5,723            5,723
Edward L. Parrish...........................................         5,723            5,723
Manu Kalia..................................................         5,150            5,150
Thomas J. Keegan............................................         4,960            4,960
Zachary Malone..............................................         4,931            4,931
Bette Jordan................................................         4,769            4,769
Susan Hoffman...............................................         4,632            4,632
Kensington Partners II, L.P.(39)............................         4,577            4,577
Eugene Mascarenhas..........................................         4,448            4,448
M. Frank & Barbara J. Shrager JTROS(26).....................         4,375            4,375
Alan Ferraro................................................         4,129            4,129
Edward M. Gaines & Marsha Gaines JT TEN(26).................         3,817            3,817
Kenneth E. Higgins, Jr. ....................................         3,817            3,817
Eric Erdinch Ozada..........................................         3,817            3,817
Brian Coventry..............................................         3,250            3,250
Jennifer Bacus(9)...........................................         3,247            3,247
Jason Beers(9)..............................................         3,247            3,247
Joslyn Bush(8)..............................................         3,247            3,247
Gayle Morence(8)............................................         3,247            3,247
Adnan Namou(8)..............................................         3,247            3,247
Chadwick Stayton(8).........................................         3,247            3,247
Peter Weinbach..............................................         2,670            2,670
Katelyn LoBue...............................................         2,350            2,350
Marlene Layne...............................................         2,130            2,130
Malcolm Robins(8)...........................................         2,077            2,077
Canaccord Capital Corporation ITF Kyle B.A. Scott
  RRSP(81)..................................................        47,014            2,014
Karen Kelly Dacey...........................................         2,013            2,013
Cassandra R. Lim............................................         2,013            2,013
Linda Easterwood............................................         1,956            1,956
Thomas Waye & Vanessa Waye JT TEN(26).......................         1,907            1,907
Joseph Defini...............................................         1,587            1,587
Jeanine Ianazzi.............................................         1,587            1,587
Diana O'Toole...............................................         1,587            1,587
Nicole Swiatek..............................................         1,587            1,587
Lorraine Verdino............................................         1,587            1,587
Joseph J. Pallotta, Jr. ....................................         1,432            1,432
Jaimee Stecker..............................................         1,254            1,254
Christopher Priddy..........................................         1,000            1,000
Craig Blitz & Annette Blitz JT TEN(26)......................           998              998
Joseph Anzalone.............................................           983              983
Evelyn Apploff..............................................           983              983
Else Falk...................................................           983              983
Richard C. Perreira.........................................           983              983
Dennis Fulton...............................................           950              950
James Fulton................................................           950              950
Lindy Sin...................................................           920              920
Alvin Shrager, Deceased.....................................           853              853

                                                              NUMBER OF SHARES    NUMBER OF
                                                                BENEFICIALLY       SHARES
                                                               OWNED PRIOR TO      OFFERED
                            NAME                                  OFFERING         HEREBY
                            ----                              ----------------    ---------
David Stein.................................................           675              675
Audrey Jiminez..............................................           542              542
Thomas Waye.................................................         2,407              500
Peter Latour................................................           437              437
Robert Beuret...............................................           108              108


-------------------------

 (1)Glen C. Holmes is one of our directors. He previously served as our President and Chief Operating Officer. Mr. Holmes has sole voting and investment power over the securities held by The Holmes Trust. On May 26, 2000, Mr. Holmes granted to us an option to purchase 600,000 shares of common stock at $5.50 per share, the fair market value at the date of grant. We may only exercise this option to the extent employees to whom we granted reciprocal options exercise those options.



 (2)Pequot Capital Management, Inc. has sole voting and investment power over the securities held by the funds noted. Gerald A. Poch and James P. McNiel, who serve as two of our directors, are a Managing Director and a Senior Vice President of Pequot Capital Management, Inc., respectively. Howard E. Taylor, our President and Chief Executive Officer, was a venture operating partner with Pequot Capital Management, Inc. from September 2000 to November 2000. In a Securities Purchase Agreement we entered into with Pequot Private Equity Fund II, L.P. and other investors on October 15, 1999 relating to a private placement of equity securities, we granted Pequot Private Equity Fund II, L.P. and the other investors in such financing the right to appoint two directors as long as they hold 50% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors will lose the right to appoint two directors if their ownership falls below 50% of the common stock purchased in the private placement. In such instance, Pequot Private Equity Fund II, L.P. and these investors will retain the right to appoint one director as long as they hold 25% or more of the common stock purchased in the private placement. Pequot Private Equity Fund II, L.P. and these investors can transfer these rights to other investors that purchased our common stock from us under the Securities Purchase Agreement of October 15, 1999. The two securities purchase agreements we have entered into with the Pequot funds and two other institutional investors restrict us and our material subsidiaries without the prior written consent of the Pequot funds from (i) completing any merger, acquisition or sale of assets if our assets or revenues are likely to be increased or decreased by 25% or more, (ii) buying any of our equity securities with a fair market value in excess of $5.0 million, or (iii) changing the business in which we are currently engaged. These restrictions will no longer apply at the earliest to occur of: (i) the investors under these securities purchase agreements hold less than 5% of our fully-diluted common stock, (ii) the investors under these securities purchase agreements no longer have the right to nominate any of our directors under these agreements, and (iii) October 15, 2002. In connection with our October 1999 and April 2000 private placements of common stock and common stock purchase warrants we granted registration rights to Pequot Private Equity Fund II, L.P. and the other investors. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.



 (3)On February 11, 2000, we settled a lawsuit filed against us by SmallCaps OnLine Group, LLC, seeking to recover fees we allegedly owed SmallCaps for advisory and investor relations services. As part of the settlement, we paid SmallCaps $5.0 million in March 2000 and issued to SmallCaps warrants to purchase an aggregate of 3,000,000 shares of our common stock at exercise prices ranging from $8.50 to $22.50 per share, subject to anti-dilution protection. Since the issuance of these warrants, their exercise prices have been adjusted and now range from $8.33 to $22.05 per share and these warrants currently entitle the holder to acquire 3,061,379 shares of our common stock. We granted registration rights to SmallCaps OnLine Group LLC with respect to 3,084,494 shares of our common stock underlying warrants we originally issued to SmallCaps. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.

 (4)Microsoft Corporation is one of our largest software manufacturers. We have entered into a strategic partnership with Microsoft to develop a terminal services certification lab. In an Investor Rights Agreement we entered into with Microsoft Corporation on July 6, 2000, relating to a private placement of equity securities, we granted Microsoft Corporation the right to have one person designated by it nominated to the Board of Directors as long as Microsoft Corporation and its affiliates hold 50% or more of the preferred stock (or the common stock issued upon conversion of the preferred stock) purchased in the private placement. We also granted Microsoft Corporation the right to appoint a person to attend and speak at the meetings of the Board of Directors as an observer if a nominee of Microsoft Corporation is not serving on the Board of Directors. We granted Microsoft Corporation certain registration rights with respect to the common stock issuable upon conversion of the 1,428,571 shares of Series A preferred stock and upon the conversion of the shares of Series A preferred stock issuable upon the exercise of a warrant to acquire an additional 1,142,857 shares of Series A convertible preferred stock. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.



 (5)Commonwealth Associates, L.P., has acted as placement agent for two of our recent private offerings. Michael S. Falk, one of our directors, Keith Rosenbloom and Robert Priddy each have shared voting and investment power over these securities. In an Agency Agreement we entered into with Commonwealth Associates, L.P. on April 14, 1999, we granted Commonwealth Associates, L.P. the right, until April 2001, to appoint one person to serve on our board of directors. Michael Falk, Chief Executive Officer of Commonwealth Associates, L.P. was appointed to our board of directors on May 7, 1999 following the consummation of the private placement of our securities concluded in April 1999 for which we retained Commonwealth Associates as our placement agent. As compensation for acting as the placement agent, we paid Commonwealth Associates nearly $1,350,000 in commissions and issued to Commonwealth Associates warrants to acquire 225,000 shares of common stock at an exercise price of $8.50 per share. We also paid Commonwealth Associates an additional $50,575 to cover their expenses of the private placement. A portion of the warrants were divided among the staff members of Commonwealth Associates, and Mr. Falk received a portion which allowed him to acquire 24,452 shares of common stock. We also retained Commonwealth Associates under a services agreement in September 1999 to assist us with an offer made to holders of convertible securities to encourage them to convert their securities to common stock. Under that agreement, Commonwealth Associates was paid $55,859 for fees and expenses. We also paid Commonwealth Associates $30,000 in April 1999, pursuant to an advisory agreement for services that Commonwealth Associates provided to us from May 1999 to November 1999. Under the terms of certain other subscription agreements, we agreed to file a registration statement by April 1, 2000 covering securities issued in July 1999 to Commonwealth Associates, L.P. and various other investors, and to use our best efforts to cause such registration statement to become effective as soon as practicable thereafter. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.



 (6)William R. Botti, who serves as our Senior Vice President Professional Services West, has sole voting and investment power over the securities held by the William and Janet Botti Living Trust Dated 3/26/98.



 (7)Robert Priddy is a senior officer of Commonwealth Associates, L.P., one of our major shareholders and the placement agent for two of our recent private offerings.



 (8)Currently employed by us or one of our subsidiaries in a position other than as an officer



 (9)Formerly employed by us or one of our subsidiaries in a position other than as an officer.



(10)Ira Silverman is our Senior Vice President, Professional Services East.



(11)Michael S. Falk is one of our directors and is also the Chairman and Chief Executive Officer of Commonwealth Associates, L.P., one of our major shareholders and the placement agent for two of our recent private offerings. Mr. Falk has sole voting and investment power over these securities.



(12)Timothy Flynn, one of our directors, is the sole shareholder and President of Flynn Investment Corporation.

(13)John Henry Bennett, Richard Bennett, Colin Ainslie Matthissen and Quadrangle Trustee Company each have shared voting and investment power over these securities.



(14)JDS Capital Management has sole voting and investment power over these securities.



(15)David Fung serves as the President and Chief Operating Officer of our Canadian Operations.



(16)James C. Harvey, currently an employee, previously served as our Senior Vice President, U.S. Sales.



(17)Aaron Wolfson, as general partner, has sole voting and investment power over these securities.



(18)Cameron Chell formerly served as our Chief Executive Officer and as a director. On August 12, 1998, Mr. Chell loaned us approximately $145,000 at an annual interest rate of 8%. On February 22, 1999, we issued Mr. Chell a convertible debenture in the principal amount of approximately $150,000, the outstanding balance of his loan to us. This convertible debenture was convertible at $2.00 per share after adjustment for our five-for-one reverse stock split, for a total of 75,310 shares. Mr. Chell also received a warrant to acquire 75,310 shares at $2.00 per share for the first year, $3.00 per share for the second year, and $4.00 per share for the third year. On April 29, 1999, Mr. Chell surrendered his debenture having an outstanding balance of approximately $153,000, our notes payable having an outstanding balance of approximately $67,000 and our trade loans payable having an outstanding balance of $30,000 in return for a $250,000 aggregate principal amount 8% convertible note convertible at $1.50 per share and a warrant to acquire 125,000 shares at $1.50 per share. We reduced the conversion and exercise prices for these securities from $1.50 per share to $1.335 per share due to the effect of anti-dilution provisions. Mr. Chell has exercised and converted all of these securities. As of December 31, 1999, we had provided $550,000 in services and products to Willson Stationers Ltd. and e-Supplies Inc. At December 31, 1999, $543,000 remained due from these entities. An allowance for doubtful accounts was recorded for the entire amount because of the uncertainty of collection. We settled this account in June 2000 for $400,000. Mr. Chell was a director of both companies at the time some of the transactions took place. In addition, we have reason to believe that Mr. Chell was a principal of e-Supplies Inc. at the time of the transactions. On January 20, 2000, the Company commenced a proceeding in Canada against Mr. Chell, various other former employees of and consultants to the Company and various other defendants alleging that these defendants misappropriated a corporate opportunity in breach of fiduciary and contractual obligations. Most of these defendants made counterclaims seeking, among other things, damages for interference with their economic interests and for severance compensation in the form of cash and stock options. The Company entered into a settlement agreement with the defendants effective April 26, 2000 that has the following key terms:



          - Mr. Chell will be entitled to exercise options to acquire 175,000 shares of common stock that were scheduled to vest June 1, 2000,



          - Mr. Chell or his nominee shall pay to us $400,000 in settlement of a related party debt that involved Mr. Chell, and



          - All other claims have been dropped by all parties, who have provided mutual releases, with the claim and counterclaims to be discontinued.



(19)Jeffrey H. Porter has sole voting and investment power over these securities.



(20)Keith M. Rosenbloom is a senior officer of Commonwealth Associates, one of our major shareholders and the placement agent for two of our recent private offerings.



(21)Yuri Pasea serves as the President and Managing Director of our European Operations.



(22)Arron Fu, Mark Palangio and David Fung each have shared voting and investment power over these securities.



(23)David A. Mulkey, as general partner, has sole voting and investment power over these securities.



(24)Gerard Klauer Mattison & Co., Inc., the managing member of GKM I LLC, the general partner of GKM Partners I, L.P. has sole voting and investment power over these securities.



(25)C.E. Unterberg Towbin Capital Partners I, L.P., is an affiliate of C.E. Unterberg Towbin, one of the underwriters in our recent public offering of common stock. Bob Matluck, as general partner, has sole voting and investment power over these securities.

(26)The designations JT TEN, TEN ENT or JTROS indicate that the securities are held by both named individuals jointly and that each have shared voting and investment power over the securities held by both of them.



(27)Marshall Geller is one of our directors.



(28)Greg Manocherian, and Douglas Levine, as general partners, each have shared voting and investment power over these securities.



(29)Jed Manocherian, as trustee, has sole voting and investment power over these securities.



(30)Gerald B. Cramer, as general partner, has sole voting and investment power over these securities.



(31)Until December 2000, Raghunath Kilambi served as our Executive Vice President and Chief Financial Officer and as a director. He is no longer employed by us in any capacity.



(32)CPQ Holdings is a party to a Master Lease Agreement with us pursuant to which CPQ Holdings has extended us a lease line of credit.



(33)Benjamin Bolag, as president of Prime Parcels Two, Inc., the general partner of BNB Investment Associates, L.P., has sole voting and investment power over these securities.



(34)Foothill Capital Corporation is a party to a Loan and Security Agreement with us pursuant to which Foothill Capital has extended us a line of credit. Foothill Capital Corporation is also a party to a loan and security agreement with our UK subsidiaries pursuant to which it has extend us, through our subsidiaries, a line of credit. We granted Foothill Capital Corporation certain registration rights with respect to 100,000 shares of common stock issuable upon the exercise of a warrant to acquire common stock that we issued to Foothill Capital. The effective registration statement of which this prospectus is a part satisfies our obligations with respect to these shares.



(35)John M. Kretky III, as general partner, has sole voting and investment power over these securities.



(36)Michael Falk, Keith Rosenbloom and Robert Priddy, as managers, each have shared voting and investment power over the securities.



(37)Fleming (Jersey) Ltd., as trustee, has sole voting and investment power over these securities.



(38)Ronald Heller, as general partner, has sole voting and investment power over these securities.



(39)Grainne Cohen, as general partner, has sole voting and investment power over these securities.



(40)Vincent L. Romano previously served as our Executive Vice President, Special Projects. He is no longer employed by us. Mr. Romano had a three-year employment agreement commencing August 1999 that provided for an annual base salary of $180,000. He was eligible to earn an annual bonus of up to $180,000. Upon commencement of his employment, Mr. Romano received a signing bonus of $95,000, a one time payment of $5,000 to cover certain fees relating to his joining us, and 250,000 stock options. His employment agreement provided for a separate loan agreement between us and Mr. Romano under which we loaned Mr. Romano $2.0 million at an annual interest rate of 5.625% to purchase 232,829 shares of our common stock. The loan was to be forgiven in quarterly installments of $250,000. In October 1999, we forgave the first installment of $250,000 of this loan, comprising most of Mr. Romano's "other compensation" in 1999. On June 30, 2000, the Company and Mr. Romano agreed to terminate the loan agreement and cancel the issuance of any further shares. In addition, Mr. Romano returned 14,212 of these shares to the Company valued at the then current market price of $129,000 in settlement of an employee advance. On July 31, 2000, the Company and Mr. Romano agreed to terminate the employment agreement for a settlement amount of $30,000.



(41)Rodney Schorlemmer and Vikki Schorlemmer, as co-trustees, each have shared voting and investment power over these securities.



(42)Sicola, Martin, Koons & Frank, Inc. previously served as our public relations firm.



(43)Kim M. Beretta, as trustee, has sole voting and investment power over these securities.



(44)Tom P. Briggs has sole voting and investment power over these securities.



(45)Kim Schwickert and Kent Schwickert each have shared voting and investment power over these securities.

(46)Richard Corbin has sole voting and investment power over these securities.



(47)Joan S. Kirsner, as trustee, has sole voting and investment power over these securities.



(48)Ailon Z. Grushkin has sole voting and investment power over these securities.



(49)Robert O'Sullivan and David O'Sullivan, as co-trustees, each have shared voting and investment power over these securities.



(50)Lisa Falk-Ross is the sister of Michael Falk, one of our directors.



(51)Sydney Goldstein, as trustee, has sole voting and investment power over these securities.



(52)James Adametz, as trustee, has sole voting and investment power over these securities.



(53)Bill Arnett previously served as the Chief Operating Officer of our Canadian operations, however, he is no longer employed by us.



(54)John C. Clifford and Helen G. Clifford, as co-trustees, each have shared voting and investment power over these securities.



(55)Erinch Ozada, as Chairman and Chief Executive Officer of Archery Capital, the general partner of Lighthouse Partners USA, L.P., has sole voting and investment power over these securities.



(56)Stuart Schapiro, as general partner, has sole voting and investment power over these securities.



(57)EMC(2) Corporation is a party to a Lease Agreement with us pursuant to which CPQ Holdings has extended us a line of credit.



(58)TBCC Funding Trust II is an affiliate of Transamerica Bank which currently provides us with equipment financing. TransAmerica Finance Corp., its sponsor, has sole voting and investment power over these securities.



(59)Norman Kane has sole voting and investment power over these securities.



(60)Jane Vandewalle, as trustee, has sole voting and investment power over these securities.



(61)In March 1999, FutureLink Distribution Corp., our predecessor in interest, entered into a software reseller agreement with Net Perceptions, Inc.



(62)Richard R. Martella, as general partner, has sole voting and investment power over these securities.



(63)Syd Verbin, as trustee, has sole voting and investment power over these securities.



(64)Dave Morley and Gary Peter Bellot, as co-trustees, each have shared voting and investment power over these securities.



(65)Annie Falk is the wife of Michael Falk, one of our directors. Ms. Falk, as trustee, has sole voting and investment power over these securities.



(66)The Charles Schwab FutureLink Corporation 401(k) Employee Retirement Plan is an employee benefit plan for the benefit of our employees. We are permitted, but not required to make matching contributions to the Plan. In August 2000 we issued 19,612 shares of our common stock as matching contributions under the Plan. Security Trust Company, as trustee of the Plan, has sole voting and investment power over these securities.



(67)Burtt R. Ehrlich has sole voting and investment power over these securities.



(68)James R. Landers has sole voting and investment power over these securities.



(69)Paul F. Todd and Kerry R. Schwenke, as co-trustees each have shared voting and investment power over these securities



(70)Manual Gerard, Jerry Klauer and Chuck Vghetta, as trustees, each have shared voting and investment power over these securities.



(71)Gerald I. Falke has sole voting and investment power over these securities.



(72)William R. Schoen has sole voting and investment power over these securities.



(73)Robert Burr and Catherine Burr, as co-trustees, each have shared voting and investment power over these securities.



(74)Robert G. Jeffers, as general partner, has sole voting and investment power over these securities.

(75)Doug Evans previously served as Vice President of Business Practices of our Canadian operations; however, he is no longer employed by us. Mr. Evans has sole voting and investment power over these securities.



(76)Bruce Cunningham has sole voting and investment power over these securities.



(77)Irving Curtis has sole voting and investment power over these securities.



(78)Theodore Heinecken, as trustee, has sole voting and investment power over these securities.



(79)Ora Zabloski previously served as Vice President of Human Resources; however, she is no longer employed by us.



(80)Richard Campanella has sole voting and investment power over these securities.



(81)Kyle Scott has sole voting and investment power over these securities. Mr. Scott is the former general counsel and secretary of the Company.

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock offered for sale by this prospectus on behalf of the selling stockholders. As used in this section, "selling stockholders" includes donees, pledgees, distributees, transferees or other successors-in-interest, including, without limitation, their respective affiliates and limited or general partners, all of which are referred to as a group below as transferees, or certain counterparties to derivative transactions with the selling stockholders or transferees. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, if any, associated with the sale of the shares of common stock by them.

     Shares of common stock may be sold by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq or on any other market on which our common stock may from time to time be trading, in the over-the-counter market, in privately-negotiated transactions, through put or call options transactions relating to the shares, through short sales of such shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, fixed prices, varying prices determined at the time of sale or at negotiated prices. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Such transactions may or may not involve brokers or dealers. To the best of our knowledge, none of the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus; however, the selling stockholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.

     The selling stockholders may effect such transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals, or other agents. Such broker-dealers or other agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers or other agents may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer or other agent might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling stockholders.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions with respect to the shares. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institutions of the shares. The selling stockholders may also loan or pledge the shares to a financial institution or a broker-dealer and the financial institution or the broker-dealer may sell the shares loaned or upon a default the financial institution or the broker-dealer may effect sales of the pledged shares.

     The selling stockholders and any brokers, dealers or agents that participate in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by such brokers, dealers or agents and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, broker-dealer or underwriter that participates in transactions involving sales of the shares of common stock offered pursuant to this prospectus against certain liabilities, including liabilities arising under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and the rules promulgated thereunder and they may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act. In addition, the selling stockholders and any other person participating in the offering will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M under the Securities Exchange Act, which may limit the timing of purchases and sales. These restrictions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

     Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under the terms of this prospectus. In addition, subject to applicable state and foreign laws, the selling stockholders may sell their common stock outside the United States pursuant to Rules 903 and 904 of Regulation S under the Securities Act.

     To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker, dealer or underwriter, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, to the extent required, we will amend or supplement this prospectus to disclose other material arrangements regarding the plan of distribution.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial amount of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. A reduction in the market price of our common stock could lower the value of our common stock or other securities and could impair our future ability to raise capital through the sale of equity securities.


     The following is a discussion of when and how most of our stock may become publicly tradable in the future. Except as otherwise noted, all of the following information is as of January 26, 2001.


OUTSTANDING COMMON STOCK


     As of January 26, 2001, approximately 50.0 million shares of our outstanding common stock were freely trading or eligible to trade. Another 18.1 million shares of outstanding common stock were considered "restricted securities" under the Securities Act; however, substantially all of these shares are being registered for resale pursuant to the effective registration statement of which this prospectus is a part. Therefore, substantially all 68.1 million shares of our outstanding common stock are eligible to trade, although approximately 2.7 million of those shares are subject to lock-up restrictions limiting their resale in the public market. The 2.7 million shares that are subject to lock-up restrictions will be released from these restrictions from time-to-time over the next three years, as set forth in the following table:



                           DATES                              NUMBER OF SHARES
                           -----                              ----------------
February 28, 2001...........................................        987,585
January 19, 2002............................................        342,105
February 28, 2002...........................................        493,792
January 19, 2003............................................        342,105
February 28, 2003...........................................        493,793


COMMON STOCK ISSUABLE UPON EXCHANGE OF SUBSIDIARY SHARES


     Pursuant to the terms of the acquisition agreement for Charon Systems Inc.,
2.2 million shares of our common stock may be issued upon the exchange of shares of our foreign subsidiary. These shares of common stock are "restricted securities" under the Securities Act and are contractually restricted. They represent a portion of the consideration we paid for such acquisition. Of these shares, approximately 440,000 have been released from contractual restrictions; approximately 550,000 shares will be released from contractual restrictions on each of May 1, 2001 and May 1, 2002, and the balance will be released from contractual restrictions on May 1, 2003. We are required to register these shares for resale as they are released from this restriction or until they are eligible for resale under Rule 144 whichever occurs first. Therefore, immediately upon release, all the shares will be freely trading or eligible to trade.


WARRANTS FOR COMMON STOCK

     We have outstanding warrants entitling holders to purchase 8.1 million shares of our common stock at exercise prices between $1.05 and $24.38 per share, with a weighted average exercise price of $11.48 per share. Substantially all of the shares of common stock underlying the warrants, are offered for resale under this prospectus.


     The common stock underlying the common stock warrants offered for resale under this prospectus may not be sold until the warrants are exercised and the underlying shares are issued. The shares of common stock issued pursuant to the exercise of the warrants are considered "restricted securities" under the Securities Act. We do not anticipate that the warrant holders will exercise their warrants unless and until the market price of our common stock exceeds the exercise price of their respective warrants. Most of these warrants have exercise prices above the trading price of our common stock on January 26, 2001. However, the exercise price for most of the warrants may be reduced under certain circumstances based upon various anti-dilution protections applicable to most of the warrants.

     The following table sets forth the distribution of the current exercise prices for the warrants for the purchase of the common stock offered for sale pursuant to this prospectus. The exercise price for most of the warrants may be reduced under certain circumstances based upon various antidilution protections applicable to most of the warrants.


                                                                              TOTAL
                                                              NUMBER OF     PROCEEDS
EXERCISE PRICE                                                 SHARES      TO COMPANY
--------------                                                ---------    -----------
Less than $2.50.............................................    234,533    $   253,336
$2.50 to $4.99..............................................     20,000    $    80,000
$5.00 to $7.49..............................................      5,418    $    35,976
$7.50 to $9.99..............................................  5,272,213    $44,213,236
$10.00 or more..............................................  2,588,455    $48,698,298
                                                              ---------    -----------
          Total.............................................  8,120,619    $93,280,846
                                                              =========    ===========


     Only 15,000 shares of common stock underlying other warrants, which are exercisable at $7.00 per share, do not have registration rights. Upon issuance, they will be considered "restricted securities" under the Securities Act and may only be sold pursuant to an exemption from registration, such as Rule 144.

COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED

     There are 2,571,428 shares of Series A preferred stock which are either outstanding or are issuable upon the exercise of warrants for the purchase of Series A preferred stock shares. The 2.6 million shares of our common stock issuable upon conversion of this preferred stock are offered for resale under this prospectus.

OPTIONS


     We have outstanding options to purchase 12.6 million shares of common stock pursuant to employee benefit plans. However, these options may not be exercised until vested. Options to purchase 3.5 million shares are currently exercisable. The remaining options will vest and become exercisable from time to time prior to January 2006. All of the shares of our common stock issuable upon exercise of these options are registered, or will be registered, under the Securities Act and, upon exercise, will be freely tradable, subject to certain limitations under Rule 144 for our affiliates.


RULE 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for at least one year, including persons who may be deemed our "affiliates", would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding or the average weekly trading volume of the common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks immediately preceding the SEC filing with respect to such sale. Manner of sale provisions, notice requirements and the availability of current public information about us also apply to these sales. These limitations apply to both restricted and unrestricted shares held by persons who are our affiliates. If a person is not deemed to have been our affiliate at any time during the 90 days immediately preceding the sale, he or she may sell his or her restricted shares under Rule 144(k) without regard to the limitations described above if at least two years have elapsed since the later of the date the shares were acquired from us or from our affiliate. This paragraph summarizes Rule 144 and is not intended to be a complete description of it.

                                 LEGAL MATTERS

     Paul, Hastings, Janofsky & Walker LLP, Costa Mesa, California, will pass upon the validity of the shares of common stock being registered under this prospectus for us.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1999, and for each of the two years in the period ended December 31, 1999, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



     Ernst & Young LLP, independent auditors, have audited Vertical Software, Inc.'s financial statements at December 31, 1997, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.



     Joel E. Sammet & Co., independent auditors, have audited Madison Consulting Resources, Inc. and MicroLAN Systems, Inc. dba Madison Technology Group's financial statements at December 31, 1998 and 1999, and for each of the two years in the period ended December 31, 1999 and Madison Consulting Resources NJ, Inc.'s financial statements at December 31, 1998, its initial year of operations, as set forth in their reports herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.



     Ernst & Young LLP, independent auditors, have audited Executive LAN Management, Inc. dba Micro Visions' financial statements at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998 and at September 30, 1999 and for the nine months ended September 30, 1999, as set forth in their reports herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.



     Moreland & Davis, C.P.A.s, independent auditors, have audited CN Networks, Inc.'s financial statements at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998, as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.



     M. Jevahirian & Co., independent auditors, have audited Async Technologies, Inc. and Async Technical Institute, Inc.'s combined financial statements at December 31, 1997 and 1998, and for each of the two years in the period ended December 31, 1998, as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.



     Ernst & Young, independent auditors, have audited KNS Holdings Limited's financial statements at February 28, 1998 and 1999, and for each of the two years in the period ended February 28, 1999, as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements in reliance on such report given on the authority of that firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement, including financial statements, contained in any of the documents that we incorporate by reference shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in any later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of securities under this prospectus is terminated.



     The following documents are incorporated by reference into this prospectus:



          - Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as amended by Form 10-KSB/A filed May 31, 2000;



          - Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000;



          - Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2000;



          - Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2000;



          - Amendment to Current Report on Form 8-K filed on November 23, 1999, filed on Form 8-K/A on January 6, 2000;



        - Current Report on Form 8-K, filed January 6, 2000;



          - Current Report on Form 8-K, filed February 9, 2000;



          - Current Report on Form 8-K, filed February 14, 2000, as amended by Form 8-K/A filed February 15, 2000;



          - Current Report on Form 8-K, filed March 8, 2000;



          - Current Report on Form 8-K, filed March 15, 2000;



          - Current Report on Form 8-K, filed May 10, 2000;



          - Current Report on Form 8-K, filed June 9, 2000;



          - Proxy Statement filed June 13, 2000;



        - Current Report on Form 8-K, filed June 30, 2000 (Date of Report: June 19, 2000);



          - Current Report on Form 8-K, filed June 30, 2000 (Date of Report:
           June 29, 2000);



          - Current Report on Form 8-K, filed February 9, 2001; and



          - The financial statements contained in our Prospectus dated October 23, 2000 and filed October 24, 2000 pursuant to Rule 424(b) under the Securities Act.



          - The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-24833), filed with the Securities and Exchange Commission on October 25, 1998, including any amendment or reports filed for the purpose of updating such description.



     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


                                FutureLink Corp.


                              2 South Pointe Drive


                              Lake Forest,CA 92630


                                 (949) 672-3000

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock being registered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copy of these documents filed as an exhibit to the registration statement or otherwise filed by us with the Securities and Exchange Commission for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

     We must comply with the informational requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. The registration statement, including the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Copies of the registration statement and the reports, proxy and information statements and other information that we file with the Securities and Exchange Commission may be obtained from the Securities and Exchange Commission's Internet address at http://www.sec.gov.

     You may request a copy of these documents, at no cost, by writing or telephoning us at the following address:

                                FutureLink Corp.
                              2 South Pointe Drive
                             Lake Forest, CA 92630
                                 (949) 672-3000

                         INDEX TO FINANCIAL STATEMENTS



                                                              PAGE
                                                              -----
FINANCIAL STATEMENTS OF FUTURELINK CORP.
  Consolidated Financial Statements, December 31, 1998 and
     1999...................................................    F-2
     Report of Independent Auditors.........................    F-3
     Consolidated Balance Sheets............................    F-4
     Consolidated Statements of Operations..................    F-5
     Consolidated Statements of Stockholders' Equity........    F-6
     Consolidated Statements of Cash Flows..................    F-7
     Notes to Consolidated Financial Statements.............    F-8
  Unaudited Pro Forma Condensed Consolidated Financial
     Information For the Year Ended December 31, 1999 and
     the Nine Months Ended September 30, 2000...............   F-30
     Unaudited Pro Forma Condensed Consolidated Balance
      Sheet as of September 30, 2000........................   F-31
     Unaudited Pro Forma Condensed Consolidated Statements
      of Operations For the Nine Months Ended September 30,
      2000..................................................   F-32
     Unaudited Pro Forma Condensed Consolidated Statements
      of Operations For the Year Ended December 31, 1999....   F-33
     Notes to Unaudited Pro Forma Condensed Consolidated
      Financial Statements..................................   F-34

                                FUTURELINK CORP.
                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1999

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
FutureLink Corp.

     We have audited the accompanying consolidated balance sheets of FutureLink Corp. as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Since the date of completion of our audit of the accompanying consolidated financial statements and initial issuance of our report thereon dated March 14, 2000, the Company, as discussed in Note 1, has experienced continuing net losses and significantly increased cash outflows that adversely affect the Company's current liquidity. Note 1 describes management's plans to address these issues.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FutureLink Corp. at December 31, 1998 and 1999, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
March 14, 2000,
except for Note 13, as to which the date is April 29, 2000,
Note 16, as to which the date is
June 29, 2000,
and Note 1, as to which the date is
December 15, 2000

                                FUTURELINK CORP

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
ASSETS
Current assets:
Cash and cash equivalents...................................  $     7    $ 19,185
Restricted cash.............................................       --       3,099
Accounts receivable, less allowance for doubtful accounts of
  $115 and $1,363 in 1998 and 1999, respectively............    1,532      14,284
Inventory...................................................       22       4,964
Prepaid expenses............................................      116         536
                                                              -------    --------
          Total current assets..............................    1,677      42,068
Property and equipment, less accumulated depreciation of
  $203 and $2,276 in 1998 and 1999, respectively............    1,123      10,972
Goodwill and other intangibles, less accumulated
  amortization of $668 and $6,033 in 1998 and 1999,
  respectively..............................................    7,846     186,866
Deposits for acquisitions...................................       --         543
Other assets................................................       --         229
                                                              -------    --------
          Total assets......................................  $10,646    $240,678
                                                              =======    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Lines of credit.............................................  $   819    $  1,657
Accounts payable and accrued liabilities....................    3,595      15,811
Settlement payable..........................................       --       5,000
Current portion of long-term debt...........................       --       8,554
Deferred revenue............................................       --       1,330
                                                              -------    --------
          Total current liabilities.........................    4,414      32,352
Long-term debt, less current portion........................       30       4,116
Convertible debentures, net.................................    2,153         874
Deferred taxes..............................................    1,212         588
                                                              -------    --------
          Total liabilities.................................    7,809      37,930
Commitments and contingencies...............................
Stockholders' equity:
  Preferred stock, no par value, 20,000,000 shares
     authorized,
     no shares issued and outstanding in 1998 and 1999......       --          --
  Common stock, $.0001 par value, 300,000,000 shares
     authorized,
     4,908,072 and 52,743,169 shares issued and outstanding
     at December 31, 1998 and 1999, respectively............        2           7
  Common stock issuable; 1,639,850 shares...................    2,600      42,636
  Additional paid-in capital................................    7,662     146,150
  Issuable warrants.........................................       --      60,000
  Deferred compensation.....................................       --      (1,393)
  Loan receivable from officer..............................       --      (1,500)
  Accumulated other comprehensive loss:
     Cumulative foreign currency translation adjustment.....      (96)        (77)
  Accumulated deficit.......................................   (7,331)    (43,075)
                                                              -------    --------
          Total stockholders' equity........................    2,837     202,748
                                                              -------    --------
          Total liabilities and stockholders' equity........  $10,646    $240,678
                                                              =======    ========

See notes to consolidated financial statements.

                                FUTURELINK CORP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              ----------    -----------
Revenue:
Hardware and software.......................................  $      966    $     6,748
Service delivery............................................       1,471          6,852
                                                              ----------    -----------
                                                                   2,437         13,600
Expenses:
Cost of hardware and software...............................         880          7,013
Cost of service delivery....................................       1,548         10,527
Selling, general and administration.........................       3,064         12,611
Goodwill and other intangibles amortization.................         668          4,981
Depreciation and amortization...............................         203          1,709
                                                              ----------    -----------
                                                                   6,363         36,841
                                                              ----------    -----------
Loss from operations........................................      (3,926)       (23,241)
Interest expense............................................       1,333         12,095
Interest income.............................................          --           (437)
Equity in loss of investee..................................         826             --
                                                              ----------    -----------
Loss before income taxes and extraordinary item.............      (6,085)       (34,899)
Provision (benefit) for income taxes........................        (205)            --
                                                              ----------    -----------
Loss before extraordinary item..............................      (5,880)       (34,899)
Extraordinary item..........................................          --           (845)
                                                              ----------    -----------
Net loss....................................................  $   (5,880)   $   (35,744)
                                                              ==========    ===========
Loss per share -- basic and diluted
  Loss before extraordinary item............................  $    (1.86)   $     (2.44)
  Extraordinary item........................................          --          (0.06)
                                                              ----------    -----------
Net loss....................................................  $    (1.86)   $     (2.50)
                                                              ==========    ===========
Weighted average shares.....................................   3,169,413     14,279,647
                                                              ==========    ===========

See notes to consolidated financial statements.

                                FUTURELINK CORP.
                           CONSOLIDATED STATEMENTS OF
                              STOCKHOLDERS' EQUITY
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                            LOAN       ACCUMULATED
                                    COMMON STOCK        COMMON    ADDITIONAL                             RECEIVABLE       OTHER
                                 -------------------    STOCK      PAID-IN     ISSUABLE     DEFERRED        FROM      COMPREHENSIVE
                                   SHARES     AMOUNT   ISSUABLE    CAPITAL     WARRANTS   COMPENSATION    OFFICER         LOSS
                                 ----------   ------   --------   ----------   --------   ------------   ----------   -------------
BALANCE AT JANUARY 1, 1998.....   2,040,700     $1     $    --     $  1,425    $    --      $    --       $    --         $  --
 Issuance of common stock on
   acquisitions................   1,158,000     --       2,550           15         --           --            --            --
 Forgiveness of stockholder
   debt........................          --     --          --           70         --           --            --            --
 Issuance of common stock......     751,163     --          --        2,963         --           --            --            --
 Warrants issued with issuance
   of convertible debt.........          --     --          --          563         --           --            --            --
 Common stock issued, net......     133,752     --          --          763         --           --            --            --
 Common stock to be issued upon
   conversion of loan..........          --     --         733           --         --           --            --            --
 Issuance of common stock......     824,457      1        (683)       1,907         --           --            --            --
 Financing fees associated with
   converted debentures........          --     --          --          (44)        --           --            --            --
 Foreign currency translation
   adjustment..................          --     --          --           --         --           --            --           (96)
 Net loss for the year.........          --     --          --           --         --           --            --            --
                                 ----------     --     -------     --------    -------      -------       -------         -----
BALANCE AT DECEMBER 31, 1998...   4,908,072      2       2,600        7,662         --           --            --           (96)
 Exchange of exchange shares...         424     --      (2,550)       2,550         --           --            --            --
 Shares issued or issuable for
   acquisitions................  13,542,490      1      42,636      109,568         --           --            --            --
 Shares issued for cash........   9,203,499      1          --       48,317         --           --            --            --
 Shares issued upon conversion
   of debt.....................  15,859,796      2          --       22,496         --           --            --            --
 Shares issued for services....      95,431     --         (50)         525         --           --            --            --
 Exercise of warrants..........   8,648,256      1          --          300         --           --            --            --
 Equity components of
   convertible debentures and
   warrants....................          --     --          --        7,290         --           --            --            --
 Value of warrants issued with
   convertible debentures......          --     --          --        5,649         --           --            --            --
 Value of options and warrants
   issued for services.........          --     --          --          923         --           --            --            --
 Shares issued under loan
   agreement to officer........     232,829     --          --        2,000         --           --        (1,500)           --
 Shares issued upon exercise of
   employee stock options......     252,372     --          --        1,103         --           --            --            --
 Cost of warrants to be issued
   on settlement...............          --     --          --      (65,000)    60,000           --            --            --
 Deferred compensation.........          --     --          --        2,767         --       (2,767)           --            --
 Amortization of deferred
   compensation................          --     --          --           --         --        1,374            --            --
 Foreign currency translation
   adjustment..................          --     --          --           --         --           --            --            19
 Net loss for the year.........          --     --          --           --         --           --            --            --
                                 ----------     --     -------     --------    -------      -------       -------         -----
BALANCE AT DECEMBER 31, 1999...  52,743,169     $7     $42,636     $146,150    $60,000      $(1,393)      $(1,500)        $ (77)
                                 ==========     ==     =======     ========    =======      =======       =======         =====


                                                   TOTAL
                                 ACCUMULATED   STOCKHOLDERS'   COMPREHENSIVE
                                   DEFICIT        EQUITY           LOSS
                                 -----------   -------------   -------------
BALANCE AT JANUARY 1, 1998.....   $ (1,451)      $    (25)       $     --
 Issuance of common stock on
   acquisitions................         --          2,565              --
 Forgiveness of stockholder
   debt........................         --             70              --
 Issuance of common stock......         --          2,963              --
 Warrants issued with issuance
   of convertible debt.........         --            563              --
 Common stock issued, net......         --            763              --
 Common stock to be issued upon
   conversion of loan..........         --            733              --
 Issuance of common stock......         --          1,225              --
 Financing fees associated with
   converted debentures........         --            (44)             --
 Foreign currency translation
   adjustment..................         --            (96)            (96)
 Net loss for the year.........     (5,880)        (5,880)         (5,880)
                                  --------       --------        --------
BALANCE AT DECEMBER 31, 1998...     (7,331)         2,837          (5,976)
                                                                 ========
 Exchange of exchange shares...         --             --              --
 Shares issued or issuable for
   acquisitions................         --        152,205              --
 Shares issued for cash........         --         48,318              --
 Shares issued upon conversion
   of debt.....................         --         22,498              --
 Shares issued for services....         --            475              --
 Exercise of warrants..........         --            301              --
 Equity components of
   convertible debentures and
   warrants....................         --          7,290              --
 Value of warrants issued with
   convertible debentures......         --          5,649              --
 Value of options and warrants
   issued for services.........         --            923              --
 Shares issued under loan
   agreement to officer........         --            500              --
 Shares issued upon exercise of
   employee stock options......         --          1,103              --
 Cost of warrants to be issued
   on settlement...............         --         (5,000)             --
 Deferred compensation.........         --             --              --
 Amortization of deferred
   compensation................         --          1,374              --
 Foreign currency translation
   adjustment..................         --             19              19
 Net loss for the year.........    (35,744)       (35,744)        (35,744)
                                  --------       --------        --------
BALANCE AT DECEMBER 31, 1999...   $(43,075)      $202,748        $(35,725)
                                  ========       ========        ========

See notes to consolidated financial statements.

                                FUTURELINK CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               1998            1999
                                                              -------        --------
OPERATING ACTIVITIES
Net loss....................................................  $(5,880)       $(35,744)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation and amortization...............................      871           6,690
Deferred income taxes.......................................     (205)             --
Amortization of deferred compensation.......................       --           1,374
Warrants issued with convertible debt.......................       --           5,649
Common stock, warrants and options issued for services......    2,125           1,898
Non-cash interest expense...................................    1,294           7,290
Loss on sale of assets......................................       48              --
Change in operating assets and liabilities,
  net of effect from business acquisitions:
  Accounts receivable.......................................   (1,406)            574
  Inventory.................................................      (22)         (2,393)
  Prepaid expenses..........................................     (116)           (247)
  Other assets..............................................       --            (229)
  Accounts payable and accrued expenses.....................    2,302          (2,556)
  Deferred revenue..........................................       --           1,330
                                                              -------        --------
  Net cash used in operating activities.....................     (989)        (16,364)
                                                              -------        --------
INVESTING ACTIVITIES
Purchases of property and equipment.........................     (819)         (3,244)
Disposition of assets.......................................       33              --
Business acquisitions, net of cash balances acquired........   (2,019)        (28,413)
Deposits for acquisitions...................................     (110)           (543)
Cash advances to investees..................................     (990)             --
Restricted cash.............................................       --          (3,099)
Other.......................................................      (69)             --
                                                              -------        --------
  Net cash used in investing activities.....................   (3,974)        (35,299)
                                                              -------        --------
FINANCING ACTIVITIES
Net cash advanced (paid) under lines of credit..............      819            (119)
Proceeds from issuance of common shares, net................      681          48,318
Proceeds from exercise of employee stock options............       --           1,103
Proceeds from exercise of warrants..........................       --             301
Repayment of capital lease obligations......................      (67)             --
Issuance of common shares upon debt conversion, net of
  costs.....................................................    2,447          22,498
Repayment of convertible debentures and promissory notes....       --          (1,279)
Other financing fees........................................       89              --
Advances from stockholders..................................    1,097              --
                                                              -------        --------
  Net cash provided by financing activities.................    5,066          70,822
                                                              -------        --------
Effect of currency rate changes.............................      (96)             19
                                                              -------        --------
Increase in cash............................................        7          19,178
Cash at beginning of period.................................       --               7
                                                              -------        --------
CASH AT END OF PERIOD.......................................  $     7        $ 19,185
                                                              =======        ========
NON CASH INVESTING AND FINANCING ACTIVITIES
Business acquisitions:
  Assets acquired...........................................  $ 8,999        $189,756
  Liabilities assumed.......................................    2,934           2,453
  Notes payable issued......................................      436           6,685
  Common stock and options issued...........................    3,610         152,205
                                                              -------        --------
    Cash paid for acquisitions..............................  $ 2,019        $ 28,413
                                                              =======        ========
SmallCaps settlement payable................................  $    --        $  5,000
Capital lease obligations...................................       --           5,763
Loan to officer for common stock............................       --           2,000
SUPPLEMENTAL INFORMATION, CASH PAID FOR:
Interest....................................................  $    38        $  1,007
Income taxes................................................       37              --

See notes to consolidated financial statements.

                                FUTURELINK CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. BASIS OF PRESENTATION

THE COMPANY

     FutureLink Corp. (the "Company") is a Delaware corporation headquartered in Irvine, California. The Company provides server-based computing services, and is an application services provider, or ASP. The Company's services enable software applications to be deployed, managed, supported and upgraded from centrally located servers, rather than on individual desktop computers. For server-based computing customers, the Company installs and integrates software applications on customers' servers. For our ASP customers, the Company hosts software applications on servers at data centers, and rents computing services to customers for a monthly fee. ASP customers connect to facilities over the Internet, through a dedicated telecommunications line or by wireless connection. ASP services were introduced in March 1999.

     The Company has experienced net losses over the past two years and had an accumulated deficit of approximately $43.1 million at December 31, 1999. Such losses are attributable to both cash losses resulting from costs incurred in the development of the Company's services and infrastructure, interest expense and non cash amortization charges. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.

     The Company's future liquidity will depend on its ability to successfully restructure operations and to reduce operating losses. In October 2000, consistent with the Company's plan to integrate recently acquired companies and achieve more efficient operations, the Company closed 6 branch offices and eliminated an aggregate of 75 positions company-wide through a combination of reduction in force and attrition. As a result of these actions, the Company expects to realize annualized cost savings of approximately $12 million by the end of the fourth quarter of 2000. The Company is continuing to evaluate all aspects of its operations with a view to reducing operating losses. This may include: the elimination of certain unprofitable lines of business; further staff and overhead reductions and the curtailment of further expansion of the ASP business and infrastructure until such time as product becomes more readily accepted by the market. The Company is also refocusing its efforts to improve its margins in the server based computing business. The Company believes that its available cash, cash equivalents, and available borrowings under its lease and bank credit facilities may not be sufficient to meet anticipated cash needs to fund operating losses, working capital, and capital expenditures through 2001, unless the Company is successful in raising additional debt or equity financing and in continuing to reduce operating losses.

     In November 2000, the Company entered into a loan and security agreement with a financial institution relating to a revolving credit facility for borrowings up to a maximum of $25 million. The amount the Company may borrow will vary from time-to-time based on a percentage of eligible accounts receivable. The credit facility is secured by substantially all the assets of the Company, and has an initial term of three years. At December 15, 2000 the maximum amount the Company could borrow under the credit facility was $6.5 million.

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

                                FUTURELINK CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company generates revenue from ASP services, information technology services, outsourcing contract services, and from the resale of computer hardware and software. Service revenue is recognized when the service is delivered, or over the term of the applicable contracts. Payments received in advance, even if non-refundable, are recorded as deferred revenue. ASP implementation fees are generally paid in advance, and are deferred and recognized ratably over the term of the ASP service contract, generally two to five years. Revenue from the resale of computer hardware and software is recorded upon shipment, or upon installation when required under contract terms.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments consisting principally of cash, accounts receivable, payables, accrued liabilities, and short-term and long-term obligations, and their carrying values in the accompanying consolidated balance sheets approximate their fair value. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

CONCENTRATION OF CREDIT RISK AND KEY SUPPLIER

     The Company sells the majority of its services and products throughout North America. Sales to the Company's recurring customers are generally made on an open account while sales to occasional customers may be made on a prepaid basis. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Reserves are maintained for potential credit losses.

     Citrix Systems, Inc. ("Citrix") is one of the Company's key suppliers. The Company uses Citrix software almost exclusively to connect its customers to software applications.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of money market accounts and other short-term investments with a maturity of three months or less when purchased.

INVENTORY

     Inventory, consisting of computer hardware and software held for resale, is recorded at the lower of cost (first in, first out) or market.

SOFTWARE LICENSES

     The Company capitalizes the costs associated with the purchase of licenses for major business process application software used in providing ASP services. The licenses specify the maximum number of users permitted to utilize the license in connection with the Company's service. All amounts are non-refundable,

                                FUTURELINK CORP.

regardless of the actual number of users assigned a license in connection with ASP services. The licenses are amortized over the life of the contract.

PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost. Depreciation and amortization are provided using the straight-line method over the assets' estimated useful lives ranging from two to five years. Assets recorded under capital leases are depreciated over the shorter of their estimated useful lives or the related lease terms using the straight-line method. This depreciation is included in depreciation and amortization in the accompanying consolidated financial statements.

LONG-LIVED ASSETS

     The Company follows Financial Accounting Standards Board Statement ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present.

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed at the individual entity level based on undiscounted cash flows. Based upon its analysis, the Company believes that no impairment of the carrying value of its long-lived assets, inclusive of goodwill, existed at December 31, 1999. The Company's analysis was based on an estimate of future undiscounted cash flows using forecasts contained in the Company's strategic plan. It is at least reasonably possible that the Company's estimate of future undiscounted cash flows may change during 2000. If the Company's estimate of future undiscounted cash flows should change or if the strategic plan is not achieved, future analyses may indicate insufficient future undiscounted cash flows to recover the carrying value of the Company's long-lived assets, in which case such assets would be written down to estimated fair value.

GOODWILL

     Goodwill is recorded at cost and is being amortized using the straight-line method over five years. The recoverability of goodwill is assessed periodically based on management estimates of undiscounted future operating cash flows from each of the acquired businesses to which the goodwill relates.

ASSEMBLED WORKFORCE

     Assembled workforce represents the valuation placed on the knowledge, expertise, and contacts of employees and consultants upon acquisition, and is being amortized using the straight-line method over three years.

FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates. Revenue and expenses are translated at average exchange rates in effect for the year. The resulting cumulative translation adjustments have been recorded as a separate component of consolidated stockholders' equity. Foreign currency transaction gains and losses, if any, are included in the consolidated net loss.

                                FUTURELINK CORP.

INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes as set forth in FAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases of assets and liabilities using enacted tax rates.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

STOCK SPLIT

     On June 1, 1999, the Company completed a 5 for 1 reverse stock split of its common stock. Accordingly, all share and per share amounts have been retroactively restated in the consolidated financial statements to reflect this split.

LOSS PER SHARE

     Basic loss per share is calculated by dividing the net loss by the average number of common shares outstanding during the year. Diluted loss per share is calculated by adjusting outstanding shares, assuming any dilutive effects of options, warrants, and convertible securities. For all years presented, the effect of stock options, warrants, and convertible securities were not included as the results would be anti-dilutive. Consequently, there is no difference between the basic and dilutive net loss per share.

SEGMENTS OF A BUSINESS ENTERPRISE

     FAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for the way that public business enterprises report information about operating segments in annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company operates in one segment, information technology solutions.

COMPREHENSIVE INCOME

     FAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive loss includes cumulative translation adjustments for the years ended December 31, 1998 and 1999. These adjustments are accumulated within the accompanying Consolidated Statements of Stockholders' Equity under the caption "Comprehensive Loss."

                                FUTURELINK CORP.

RECLASSIFICATIONS

     Certain amounts in the 1998 consolidated financial statements have been reclassified to conform to the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued, which establishes new standards for recording derivatives in interim and annual financial statements. This statement requires recording all derivative instruments as assets or liabilities, measured at fair value. Statement No. 133, as amended, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not anticipate the adoption of the new statement will have a significant impact on the consolidated results of operations or financial position of the Company.

3. ACQUISITIONS

     The Company completed the following acquisitions during the years ended December 31, 1998 and 1999.

EXECUTIVE LAN MANAGEMENT, INC.

     On October 15, 1999, the Company finalized an Agreement and Plan of Reorganization and Merger with Executive LAN Management Inc. ("Micro Visions"). The agreement provided for a merger of Micro Visions with a subsidiary of the Company such that all of Micro Visions' outstanding stock was sold to the Company in exchange for total consideration of $86.0 million, consisting of $12.0 million cash, 6,000,000 common shares issued upon closing, and a further 2,400,000 common shares earned during 1999 as contingent consideration valued in the aggregate at $71.2 million and options to acquire 475,000 shares of common stock valued at $2.8 million. Of the contingent shares, 1,200,000 were earned as of December 31, 1999 but had not been issued. The value of the contingent shares, determined based on the share price of $31.2 million when earned, is included in stockholder's equity as common stock issuable. The acquisition was accounted for by the purchase method of accounting, and the excess purchase price of $85.9 million over the estimated fair value of net assets acquired was allocated to goodwill and is being amortized over five years.

CN NETWORKS, INC.

     On November 5, 1999, the Company finalized an Agreement and Plan of Reorganization and Merger with CN Networks, Inc. ("CNI"). The agreement provides for a merger of CNI with a subsidiary of the Company such that all of CNI's outstanding stock was sold to the Company in exchange for total consideration of $19.9 million consisting of $3.9 million cash and 1,181,816 common shares of the Company's common stock valued at $9.1 million, and options to acquire 500,000 shares of common stock valued at $6.9 million. The acquisition was accounted for by the purchase method of accounting, and the excess purchase price of $20.4 million over the estimated fair value of net assets acquired was allocated to goodwill and is being amortized over five years.

ASYNC TECHNOLOGIES, INC.

     On November 26, 1999, FutureLink finalized an Agreement and Plan of Reorganization and Merger with Async Technologies, Inc. and Async Technical Institute, Inc. The Agreement provides for an initial merger between Async Technologies, Inc. and Async Technical Institute, Inc., with Async Technologies,

                                FUTURELINK CORP.

Inc. ("Async") being the surviving entity, and then a subsequent merger of Async with a subsidiary of the Company such that Async's outstanding stock was sold to the Company in exchange for total consideration of $35.0 million consisting of $6.0 million cash, 1,298,705 common shares issued upon closing, and a further 439,850 common shares earned during 1999 as contingent consideration valued in the aggregate at $21.4 million, and options to acquire 500,000 shares of common stock valued at $7.6 million. The contingent shares were earned as of December 31, 1999 but had not yet been issued. The value of the contingent shares of $11.4 million, determined based on the share price when earned, has been included in stockholders' equity as common stock issuable. The acquisition was accounted for by the purchase method of accounting, and the excess purchase price of $36.2 million over the estimated fair value of net assets acquired was allocated to goodwill and is being amortized over five years.

KNS HOLDINGS LIMITED

     On December 22, 1999, the Company finalized an Agreement for the Sale and Purchase of the entire issued share capital of United Kingdom based KNS Holdings Limited ("KNS"). The Agreement provided for a merger of KNS with a subsidiary of the Company such that all of KNS' outstanding stock was sold to the Company. The total purchase price was $44.0 million consisting of $5.0 million cash, 2,160,307 shares of the Company's common stock valued at $32.3 million and notes payable in the amount of $2.7 million and $4.0 million due April 2000 and June 2000, respectively. The acquisition was accounted for by the purchase method of accounting, and the excess purchase price of $42.7 million over the estimated fair value of net assets acquired was allocated to goodwill and is being amortized over five years.

FUTURELINK ALBERTA

     On January 20, 1998 the Company issued 308,000 common shares in exchange for 1,540,000 common shares (46%) of FutureLink Alberta. The total value ascribed to the investment was $15,400. Effective November 23, 1998, the Company issued 334,755 common shares in exchange for an additional 1,673,775 common shares (50.4%) of FutureLink Alberta. The total value ascribed to the investment was $987,527.

     On February 26, 1999, FutureLink Alberta became a wholly owned subsidiary when the Company purchased the remaining 117,500 shares (3.6%) of FutureLink Alberta in exchange for 23,500 common shares of the Company. FutureLink Alberta was consolidated from November 24, 1998. From January 20, 1998 to November 23, 1998 the Company's share in FutureLink Alberta's loss, accounted for using the equity method, was $860,000.

     The following pro forma results of operations give effect to the acquisition of the above companies as if the transactions had occurred January 1, 1998 (in thousands, except per share data):

                                                         YEAR ENDED DECEMBER 31,
                                                         ------------------------
                                                            1998          1999
                                                         ----------    ----------
Revenue................................................   $ 46,112      $ 64,778
Net loss...............................................   $(42,058)     $(68,681)
Loss per share.........................................   $ (13.27)     $  (4.81)

4. DEPOSITS ON ACQUISITIONS

     On December 2, 1999, the Company entered into an Agreement and Plan of Reorganization and Merger with Vertical Software, Inc. ("VSI"). The agreement provides for a merger of VSI with a subsidiary of the Company such that all of VSI's outstanding stock will be sold to the Company in

                                FUTURELINK CORP.

exchange for consideration of $27.6 million consisting of $8.1 million cash and 1,026,316 common shares of the Company's common stock valued at $19.5 million. The transaction closed on January 31, 2000 (see Note 16). At December 31, 1999, the Company paid $543,000 relating to deposits and acquisition costs on the proposed acquisition of VSI.

5. PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following at December 31, 1998 and 1999 (in thousands):

                                                             1998      1999
                                                            ------    -------
Computers and equipment...................................  $  606    $ 3,932
Software licenses.........................................     185        678
Office and other equipment................................     181      1,136
Equipment under capital lease.............................     136      6,937
Leasehold improvements....................................     218        565
                                                            ------    -------
                                                             1,326     13,248
Less accumulated depreciation and amortization............    (203)    (2,276)
                                                            ------    -------
                                                            $1,123    $10,972
                                                            ======    =======

     Included in accumulated depreciation at December 31, 1998 and 1999 is $19,000 and $735,000 respectively, related to equipment under capital leases.

6. GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangible assets are comprised of the following at December 31, 1998 and 1999 (in thousands):

                                                            1998       1999
                                                           ------    --------
Goodwill.................................................  $5,314    $189,699
Assembled workforce......................................   3,200       3,200
                                                           ------    --------
                                                            8,514     192,899
Less accumulated amortization............................    (668)     (6,033)
                                                           ------    --------
                                                           $7,846    $186,866
                                                           ======    ========

7. LINE OF CREDIT AGREEMENTS

     The Company and its subsidiaries have various lines of credit allowing aggregate borrowings of $5.4 million. The lines bear interest at various rates ranging from prime (8.5% at December 31, 1999) plus 1% to prime plus 3% per annum, and mature at various intervals through November 30, 2000. The lines are secured by certificates of deposits aggregating $3.1 million (reflected as restricted cash on the accompanying consolidated balance sheet at December 31,
1999) and receivables and other assets of certain subsidiaries of the Company. Aggregate borrowings under the line of credit agreements at December 31, 1998 and 1999 were $819,000 and $1.7 million, respectively. At December 31, 1999, the aggregate unused amount under the agreements was approximately $3.7 million.

                                FUTURELINK CORP.

8. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1998 and 1999 (in thousands):

                                                              1998     1999
                                                              ----    -------
Capital lease obligations, net of original issue discount of
  $727......................................................  $30     $ 5,985
Note payable to former KNS stockholders.....................   --       6,685
                                                              ---     -------
                                                               30      12,670
Less current portion of long-term debt......................   --       8,554
                                                              ---     -------
Long-term debt..............................................  $30     $ 4,116
                                                              ===     =======

     Capital lease obligations are for the lease of up to $22.5 million of computer hardware and related infrastructure costs. Aggregate monthly payments are currently $195,000 and are based upon thirty-six to forty-one month amortization periods, including interest implicit in the lease at rates ranging from 9% to 14% per annum. As of December 31, 1999, the Company had available borrowings of $19.4 million under the various lease lines. In addition to the lease payments, the Company issued to the lessors warrants valued at $727,000 to acquire 42,553 shares of common stock at $8.50 per share. The value of the warrants has been reflected as a discount of the related debt, and is being amortized to interest expense over the life of the debt.

     Notes payable to KNS consist of notes of $2.7 million and $4.0 million and are due April 6, 2000 and June 30, 2000, respectively. The notes are unsecured and bear interest at LIBOR plus 1% per annum which is payable at maturity.

     Principal maturities of long-term debt outstanding, including original issue discount of $727,000, at December 31, 1999 occur as follows (in thousands):

YEARS ENDING
DECEMBER 31,                                         AMOUNT
------------                                         -------
   2000............................................  $ 8,706
   2001............................................    2,147
   2002............................................    2,177
   2003............................................      367
                                                     -------
   Total...........................................  $13,397
                                                     =======

9. CONVERTIBLE DEBENTURES

     Convertible debentures consist of the following at December 31, 1998 and 1999 (in thousands);

                                                               1998     1999
                                                              ------    ----
10% TK convertible debentures...............................  $2,153    $ --
8% Senior subordinated convertible promissory notes.........      --     629
10% Convertible debentures..................................      --     245
                                                              ------    ----
                                                              $2,153    $874
                                                              ======    ====

                                FUTURELINK CORP.

10% TK CONVERTIBLE DEBENTURES

     During 1998, the Company entered into a 10% convertible debenture agreement with Thomson Kernaghan & Co. Ltd. ("TK") as agent, to provide up to $5.0 million of financing. The financing included the issuance of 208,333 share purchase warrants at an exercise price of $4.80 per share. During 1998, the Company received an aggregate $2.7 million under the financing arrangement, and $500,000 of this debt plus accrued interest was converted into 374,955 common shares.

     During 1999, the Company amended the terms of the 10% TK convertible debentures which increased the total available financing from $5.0 million to $6.0 million, of which the Company received an additional $3.3 million in 1999 bringing aggregate borrowings under the agreement to $5.5 million. An additional 129,534 warrants at an exercise price of $4.80 per share were issued in connection with the increase in available funding. The fair value of these warrants of $129,500 was recorded as additional paid-in capital with an offsetting entry to original issue discount on debt.

     Of the total principal amount of the debentures, approximately $1.7 million has been attributed to the intrinsic value of the beneficial conversion option. Of this amount, $911,990 related to debentures received during the year ended December 31, 1999. The amount attributed to the beneficial conversion option has been included in interest expense as the option was exercisable upon issuance.

     On April 26, 1999, the Company amended the terms of the 10% TK convertible debenture agreement. Previously, the debenture holders had the right to convert the debentures at a price equal to the lower of $3.75 per share and 78% of the average closing bid price of the Company's common stock for the three trading days immediately preceding the conversion. Following the amendment, the debenture conversion price was fixed at $1.00 per common share. In addition, the previously issued warrants were re-priced such that the exercise price of $4.80 became $1.25 per common share. An amount of $1.2 million has been included in additional paid-in capital as the estimated value attributed to the warrants as they were exercisable upon issuance. The Company also issued an additional warrant to purchase 862,132 shares of common stock at an exercise price of $1.25 per share such that a total of 1,200,000 warrants were outstanding related to this convertible debenture agreement. An amount of $1.0 million attributable to the intrinsic value of the conversion feature of the amended debt was included as interest expense with a corresponding credit to additional paid-in capital as the conversion option was exercisable upon issuance.

     During 1999, $4.0 million of the convertible debentures were converted into 4,018,602 shares of common stock. In addition, the Company paid approximately $1.9 million as consideration for the cancellation of $1.5 million of the principal balance. The extinguishment of this debt resulted in an $844,552 extraordinary item during the year ended December 31, 1999. This amount includes charges of $259,318 for unamortized finance fees, $174,000 for unamortized debt discount associated with the $3.5 million of debt existing at the time, and $411,000 relating to the cost of settling $1.5 million of debt.

     During the year ended December 31, 1999, 1,291,921 shares of common stock were issued on the exercise of all the outstanding warrants issued to TK. In connection with the exercise of the warrants, the Company issued an additional 125,000 shares to the note holders for agreeing to a lock up provision.

8% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTES

     During 1999, the Company completed an $8.0 million financing of 8% senior subordinated convertible promissory notes, of which management and directors of the Company purchased $433,000. The notes were convertible at the option of the note holders at a conversion price of $1.00 per share, except those issued to management and directors, that were convertible at $1.50 per share, subject to a 12-month lock up provision. Issue costs of $780,000 were paid relating to the issuance of the debentures and were

                                FUTURELINK CORP.

recorded as original issue discount on debt. $7.4 million of the notes were converted during the year ended December 31, 1999 into 8,579,019 shares of common stock. The remaining balance of the notes due at December 31, 1999 of $620,000 plus accrued interest is due April 30, 2000. An amount of $4.9 million was attributed to the intrinsic value of the beneficial conversion option and has been included in additional paid-in capital with an offsetting entry to interest expense.

     Upon entering into the agreement, the Company issued warrants to purchase 3,802,750 shares of common stock at $1.25 per share to the external holders of the debentures and warrants to purchase 216,500 shares of common stock at $1.50 per share to directors and management of the Company. An amount of $2.4 million based on the Black Scholes pricing model has been included in additional paid-in capital as the estimated value of the warrants. During the year ended December 31, 1999, the board of directors offered the warrant holders an option to exchange 100 warrants for 95 shares on a cashless basis. As such, 3,696,500 of these warrants were exercised on a cashless basis and exchanged for 3,517,933 shares of common stock.

     In addition, warrants to purchase 2,000,000 shares at an exercise price of $1.25 per share were provided to the agent as a placement fee. An amount of $1.8 million based on the Black Scholes pricing model has been attributed to the value of the warrants and has been recorded to additional paid-in capital. The placement fee is attributable to the equity portion of the debt and, therefore, this issue cost has also been recorded as a charge against additional paid-in capital. On May 1, 1999, the Company entered into an agreement to retain the holder of the majority of the notes as a financial advisor for a period of one year. Compensation for the services received under the agreement include payment of $5,000 per month and issuance of warrants to purchase 2,000,001 shares of common stock at par value. A value of $1.2 million, based on the Black Scholes pricing model, has been assigned as the estimated value of the warrants, which is being amortized to consulting expense at the rate of $100,000 per month over the one-year contract term. During the year ended December 31, 1999, the board of directors offered the warrant holders an option to exchange 100 warrants for 95 shares on a cashless basis. As such, 4,000,001 warrants were exercised on a cashless basis and exchanged for 3,799,974 shares of common stock.

     The initial terms of the notes contained certain anti-dilution provisions. The subsequent issuance of securities at terms and conditions preferential to that of the promissory notes resulted in an additional 289,599 shares issued to those noteholders. An amount of $246,000 was attributed to these additional shares and has been included in contributed capital with an offsetting entry to interest expense. These anti-dilution privileges also resulted in the remaining $620,000 of unconverted notes at December 31, 1999 having a conversion price of $0.89 for noteholders and $1.34 for management.

10% CONVERTIBLE DEBENTURE

     During 1999, the Company issued a $275,000 promissory note that was subsequently converted into a 10% debenture that can be converted into shares of the Company's common stock at $1.15 per share. The note matures on April 20, 2002, and the Company may prepay upon 30 days advance notice. Accrued interest of $18,000 at December 31, 1999 is due at maturity. In the accompanying consolidated financial statements as of December 31, 1999, the balance due on the convertible debt and the accrued interest is reflected net of $50,000 unamortized debt discount and finder's fee, which is being amortized to interest expense over the life of the debenture.

     An amount of $79,821 was attributed to the intrinsic value of the beneficial conversion option and has been reflected as interest expense during the year and included in additional paid-in capital. Upon entering the agreement, the Company issued warrants to purchase 44,505 shares of common stock of the Company at $1.25 per share to the holder of the debenture. The warrants expire April 30, 2001. An amount of

                                FUTURELINK CORP.

$41,800 has been included in additional paid-in capital as the estimated value of the warrants and debt discount.

10. STOCKHOLDERS' EQUITY

     On October 15, 1999, the Company amended its authorized preferred shares from 5,000,000 to 20,000,000 and its authorized common shares from 100,000,000 to 300,000,000.

ISSUANCE OF COMMON STOCK AND WARRANTS FOR CASH

     During 1999, the Company completed a private placement which resulted in net proceeds to the Company of $46.1 million through the issuance of 9,090,909 common shares and warrants to purchase 2,401,041 shares of common stock. The warrants are exercisable for up to five years at an exercise price of $8.50 per share. A finance fee of $3.0 million was paid to the placement agent. The Company also issued 909,091 warrants to purchase shares of common stock to the placement agent. The warrants are exercisable for up to five years at an exercise price of $8.50 per share. Subsequent to year end, the warrant holders exercised all the outstanding warrants (see Note 16).

     During 1998, the Company issued 51,163 common shares and 51,163 warrants for $847,000 cash. Of the warrants, 16,667 are exercisable at $15.50 on or before January 29, 2000 (which have subsequently expired); 21,163 are exercisable at $20.00 on or before April 20, 2000; and 13,333 are exercisable at $16.25 on or before April 22, 2000. At December 31, 1999, none of the warrants have been exercised.

ISSUANCE OF COMMON STOCK UPON CONVERSION OF CONVERTIBLE DEBT

     During 1999, the Company issued $301,241 aggregate principal amount of its 10% convertible debentures, due on June 30, 1999 in exchange for stockholders' advances of $289,000 including interest existing at December 31, 1998. Upon entering into the convertible debenture agreement, the Company issued warrants to purchase 150,621 shares of common stock to the holders of the debentures. Each warrant gives the holder the right to purchase one common share of the Company for $2.00 per share on or before February 22, 2000, for $3.00 per share between February 23, 2000 and February 22, 2001 and $4.00 per share between February 23, 2001 and February 22, 2002. An amount of $20,000 has been included in additional paid-in capital as the estimated value attributed to the 150,621 warrants. During 1999, the Company repaid $253,000 of the principal amount and $55,000 of principal and interest was converted into 27,431 common shares such that the full principal and interest relating to the note has been settled.

     During 1999, the Company issued $500,000 aggregate principal amount of its 8% convertible debentures, due February 28, 2002, convertible at $1.51 per share. An amount of $125,000 was attributed to the intrinsic value of the conversion option and was included in additional paid-in capital. Upon entering into the 8% convertible debenture agreement, the Company issued warrants to purchase 26,553 of common stock of the Company to the holder of the 8% convertible debentures at $1.88 per share. The warrants expire on February 28, 2001. An amount of $36,000 was reflected as original issue discount and included in additional paid-in capital as the estimated value of the warrants. On August 21, 1999, $500,000 of principal and $37,000 of accrued interest and other fees were converted into 355,836 common shares.

     During 1999, the Company issued 8% senior subordinated convertible promissory notes and warrants for gross proceeds of $15.0 million. In addition, warrants to purchase 2,250,000 shares of common stock were issued to note holders at an exercise price of $8.50 per common share. The notes were initially due on the earlier of (i) July 19, 2001; (ii) the consummation of a public offering of the Company's securities;

                                FUTURELINK CORP.

(iii) the completion of a private placement resulting in gross proceeds of at least $15.0 million; and (iv) the consummation of a merger, combination or the sale of substantially all of the Company's assets, or the purchase by a single entity or person of more than 50% of the Company's voting stock. The notes were initially convertible into common stock at an exercise price of $8.50 per common share. However, if prior to maturity, the Company completed a private placement of debt or equity securities resulting in gross proceeds of at least $15.0 million, and the terms of this subsequent placement are acceptable to the agent and the noteholders, the notes will automatically convert as payment for an investment into the securities sold in the subsequent conversion, and were to be converted at the same price and terms as that private placement. Concurrent with the private placement described above, the notes were converted into 2,727,172 common shares. Additional warrants to purchase 711,818 shares of common stock were also issued. The warrants are exercisable for up to five years at an exercise price of $8.50 per common share. As part of the transaction, the Company paid $1.4 million cash and issued 225,000 warrants to the placement agent as a finance fee. These warrants are exercisable at $8.50 per share and expire July 27, 2001. Additional issue costs of $42,592 were incurred. The warrants to purchase 2,475,000 shares of common stock initially issued under this offering were recorded as a component of equity since it was known that the notes would convert into the securities of a subsequent offering. Accordingly, no amount has been recorded to additional paid-in capital.

     During 1999, the Company issued $8.0 million of 8% Senior Convertible Promissory notes, of which $7.4 million of notes were converted into 8,579,019 shares of common stock. In addition, 7,696,501 warrants related to these notes were exercised during 1999.

     During 1998, a stockholder advanced the Company $729,802. Interest incurred on the loan to July 2, 1998 in the amount of $2,849 was added to the principal amount owing. $350,000 of the loan was assigned to another stockholder on July 2, 1998. On the same date, both portions of the loan were converted into 225,448 common shares with an ascribed value of $732,651, and an equal number of warrants. Each warrant entitles the holders to purchase one common share at $5.00 on or before June 30, 1999 and $6.25 on or before June 30, 2000. At December 31, 1999, none of the warrants have been exercised.

LOAN RECEIVABLE FROM OFFICER

     On August 1, 1999, the Company loaned $2.0 million to an executive with recourse which was then used by the executive to purchase 232,829 common shares of the Company. The loan receivable has been recorded as a reduction of stockholders' equity (deficit). The shares have been escrowed. On October 1, 1999, 29,129 shares were released from escrow. An additional 29,100 shares will be released from escrow on a quarterly basis commencing January 1, 2000. So long as the executive remains employed by the Company, $250,000 of the principal amount of the loan shall be forgiven on a quarterly basis. The loan bears interest at 5.625% per year. Interest is payable annually; however, should the executive be employed at the end of each annual period, the interest will be forgiven at such time. During the year ended December 31, 1999, the Company recognized $500,000 as salary expense relating to the services received from the employee in relation to the loan agreement.

ISSUANCE OF COMMON STOCK FOR SERVICES

     On July 27, 1998, the Company issued 700,000 shares of common stock to employees, officers and directors of the Company for $3,500. The fair value of these shares at that time was approximately $2.1 million. The difference between the fair value and the cash consideration received has been included as additional paid-in capital and as salary expense for the year ended December 31, 1998.

                                FUTURELINK CORP.

     During 1998, the Company entered into an agreement for consulting services which provided for the settlement of fees with shares of the Company's common stock. The number of shares issued was based on 95% of the average closing price of the Company's stock during the trading days for the month in question as quoted on the NASD Over the Counter Bulletin Board. At December 31, 1998, $50,000 was owing for consulting services in relation to this agreement, equating to 23,051 shares. During 1999, the 23,051 shares were issued along with an additional 41,652 shares relating to services performed in 1999.

STOCK OPTION PLAN

     The Company's Stock Option Plan (the "Plan") became effective on June 29, 1998, and was amended on November 30, 1998, September 23, 1999, November 17, 1999 and December 10, 1999. The Plan provides for the issuance of incentive and non-qualified stock options. The aggregate number of shares which may be issued pursuant to options under the Plan may not exceed twenty percent of our shares of common stock issued and outstanding on a fully diluted basis. The maximum number of shares which may be issued pursuant to options was fixed at 11,000,000 by the Company's board of directors.

     The Plan is administered by the Company's board of directors. Generally, the board may amend or terminate the Plan if it does not cause any adverse effect on any then outstanding options or unexercised portions thereof. The board of directors must obtain the consent of the stockholders to increase the number of shares covered by the Plan, to change the class of persons eligible to receive options, or to extend the term of the Plan beyond 10 years. The board of directors sets the consideration for each option award. All options must generally have an exercise price equal to at least 85% of the fair market value of the underlying common stock on the date of the grant. Incentive stock options must have an exercise price equal to at least 100% of the fair market value of the underlying common stock on the date of the grant, and options granted to a person who owns more than 10% of the voting power of our outstanding stock and any outstanding stock of our subsidiaries must have an exercise price equal to at least 110% of the fair market value of the underlying common stock on the date of the grant.

     Activity under the Plan is as follows:

                                                                                  OPTIONS OUTSTANDING
                                                                             ------------------------------
                                                                 NUMBER                         WEIGHTED
                                                                   OF         PRICE PER         AVERAGE
                                                                 SHARES         SHARE        EXERCISE PRICE
                                                                ---------    ------------    --------------
Balance at January 1, 1998..................................           --              --           --
Options granted.............................................      872,500    $2.25-$ 5.85        $4.05
Options canceled............................................      (40,000)   $3.80-$ 5.85        $4.31
                                                                ---------    ------------        -----
Balance at December 31, 1998................................      832,500    $2.25-$ 5.85        $4.05
Options granted.............................................    6,559,000    $1.40-$23.13        $7.90
Options expired.............................................     (117,900)   $1.40-$ 8.50        $3.90
Options exercised...........................................     (252,600)   $1.40-$ 5.85        $4.39
                                                                ---------    ------------        -----
Balance at December 31, 1999................................    7,021,000    $1.40-$23.13        $8.01
                                                                =========    ============        =====

                                FUTURELINK CORP.

     The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as of December 31, 1999 were as follows:

                                                     WEIGHTED          OPTIONS
                                   WEIGHTED          AVERAGE        EXERCISABLE AT      WEIGHTED
RANGE OF            OPTIONS        AVERAGE          REMAINING        DECEMBER 31,       AVERAGE
EXERCISE PRICES   OUTSTANDING   EXERCISE PRICE   CONTRACTUAL LIFE        1999        EXERCISE PRICE
---------------   -----------   --------------   ----------------   --------------   --------------
 $ 1.40-$ 3.80     2,893,500        $ 3.10             2.81           1,054,166          $3.38
 $ 5.00-$ 8.97     2,857,500        $ 6.76             4.11             672,500          $6.28
 $       14.69       500,000        $14.69             4.84                  --             --
 $22.69-$23.13       770,000        $23.01             4.94                  --             --

     The price at which options were granted during 1998 and 1999 were generally based upon the market value of the Company's common stock at the time of the grants. At December 31, 1999, there were options to purchase 11,000,000 shares of common stock available to grant.

     The weighted average fair value of options granted during 1998 and 1999 was $2.49 and $8.02 per share, respectively. Pursuant to FAS No. 123, the Company has elected to continue using the intrinsic value method of accounting for stock-based awards granted to employees and directors in accordance with APB Opinion No. 25 and related Interpretations in accounting for its stock option and purchase plans.

     The Company recorded approximately $1.6 million of net deferred compensation in the year ended December 31, 1999, for the difference between the exercise price of certain of the Company's stock options granted under the Plan and the fair market value of the underlying common stock. Such amount has been presented as a reduction of stockholders' equity and is being amortized ratably over the vesting period of the applicable options. The Company amortized an aggregate of $524,000 of deferred compensation during 1999.

Accordingly, no compensation cost has been recognized for its stock option plans and its stock purchase plan other than that described above. For pro forma purposes, the estimated value of the Company's stock options to employees is amortized over the vesting period of the underlying instruments. The results of applying FAS No. 123 to the Company's options to employees would approximate the following:

                                                        1998          1999
                                                     ----------    -----------
Net loss
  As reported......................................  $   (5,880)   $   (35,744)
  Pro forma........................................  $   (7,197)   $   (89,041)
Basic and fully diluted loss per share:
  As reported......................................  $    (1.86)   $     (2.50)
  Pro forma........................................  $    (2.27)   $     (6.23)
Basic and diluted weighted average common shares...   3,169,413     14,279,647

     The pro forma effect on net loss for 1998 and 1999 is not likely to be representative of the effects on reported net loss for future years.

                                FUTURELINK CORP.

     The fair value of options granted under the Company's stock option plan during 1998 and 1999 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                           1998          1999
                                                        ----------    ----------
Weighted average risk-free interest rates.............        5.03%         5.03%
Expected years from vest date to exercise date........  2.1 to 3.5    2.1 to 3.5
Expected stock volatility.............................       135.5%        135.5%
Dividend yield........................................        None          None

WARRANTS

     The Company has issued warrants to purchase the Company's common stock to certain individuals or organizations at December 31, 1999 as follows:

     Warrants to acquire 225,448 shares of common stock. Each warrant entitles the holders to purchase one common share at $6.25 by June 30, 2000.

     Warrants to acquire 51,163 shares of common stock. 16,667 of the warrants entitles the holders to purchase one common share at $15.50 by January 29, 2000 (which have subsequently expired); 21,163 of the warrants entitles the holders to purchase one common share at $20.00 per share by April 20, 2000, and; 13,333 of the warrants entitle the holders to purchase one common share at $16.25 per share by April 22, 2000.

     Warrants to acquire 2,401,041 shares of common stock. Each warrant initially entitled the holders to purchase one common share at $8.50 by June 30, 2000. However, to induce holders to exercise such warrants, subsequent to December 31, 1999, the Company offered to pay each holder $0.95 per underlying share of common stock to compensate such holders for committing their capital to an early exercise of their warrants per share for aggregate net proceeds to the Company of $18,008,000 (see Note 16).

     Warrants to acquire 2,475,000 shares of common stock. Each warrant entitles the holders to purchase one common share at $8.50 by July 27, 2001.

     Warrants to acquire 310,250 shares of common stock, of which 27,750 are owned by members of management. Each warrant entitles the holders to purchase one common share at $1.11 or $1.34 by April 6, 2000, by management.

     Warrants to acquire 1,620,909 shares of common stock. Each warrant entitles the holders to purchase one common share at $8.50 by October 15, 2001.

     Warrants to acquire 150,621 shares of common stock. Each warrant entitles the holders to purchase one common share at $2.00 by February 23, 2013.

     Warrants to acquire 261,124 shares of common stock. Each warrant entitles the holders to purchase one common share at prices ranging from $1.25 to $8.50 through 2004.

                                FUTURELINK CORP.

COMMON STOCK ISSUABLE

     At December 31, 1999, the following shares of common stock are issuable for:

Warrants....................................................   7,495,556
Common stock options........................................   7,021,000
Convertible debentures......................................     918,283
Acquisitions................................................   4,074,426
                                                              ----------
                                                              19,509,265
                                                              ==========

11. INCOME TAXES

     The income tax benefit differs from the amount computed by applying the U.S. federal statutory rate to the loss before income taxes as follows (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                1998          1999
                                                              ---------    ----------
Tax benefit at U.S. statutory rate (34%)....................   $(2,069)     $(11,866)
Increase (decrease) in taxes resulting from:
  Valuation allowance.......................................     1,690         3,240
  State taxes...............................................      (121)           --
  Non deductible expenses...................................       541         5,717
  Foreign tax rate differences and foreign losses without
     benefit................................................      (258)        2,909
  Other.....................................................        12            --
                                                               -------      --------
Provision (benefit) for income taxes........................   $  (205)     $     --
                                                               =======      ========

                                FUTURELINK CORP.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred taxes are as follows at December 31, 1998 and 1999 (in thousands):

                                                               1998       1999
                                                              -------    -------
Deferred tax liability:
  Assembled workforce.......................................  $(1,212)   $  (808)
  Depreciation..............................................       --       (467)
  Cash to accrual adjustment................................       --       (392)
                                                              -------    -------
     Total deferred tax liability...........................   (1,212)    (1,667)
                                                              -------    -------
Deferred tax asset:
  Net operating loss carryforwards..........................    1,905      7,084
  Bad debt reserve..........................................       --        475
  Inventory reserve.........................................       --        100
  Deferred compensation.....................................       --        224
  Other.....................................................      368        293
                                                              -------    -------
Deferred tax assets.........................................    2,273      8,176
Valuation allowance.........................................   (2,273)    (7,097)
                                                              -------    -------
                                                                   --      1,079
                                                              -------    -------
Net deferred tax liability..................................  $(1,212)   $  (588)
                                                              =======    =======

     The Company has recorded a valuation allowance for the full amount of deferred tax assets in light of its history of operating losses since its inception. When recognized, $288,000 of the valuation allowance will reduce goodwill. The remaining balance may be available to offset future tax expense. The net change in the valuation allowance for deferred tax assets was an increase of approximately $4.8 million resulting primarily from an increase in net operating losses.

     The Company has U.S. net operating losses carryforward of $8.7 million which begins to expire in 2012. Certain Company ownership changes can significantly limit the utilization of net operating loss carryforwards in the period following the ownership change. The Company has not determined whether such changes have occurred and the effect such changes could have on its ability to carry forward all or some of the U.S. net operating losses.

     The Company has non-capital losses carried forward for Canadian income tax purposes of $10.6 million. These losses expire beginning in 2001.

12. RELATED PARTY TRANSACTIONS

     On August 1, 1999, the Company loaned $2.0 million to an officer of the Company that was used to purchase 232,829 shares of common stock (see Note 10).

     During the year ended December 31, 1999, management of the Company participated in the 8% senior subordinated convertible promissory note offering by purchasing notes totaling $433,000 (see Note 9).

                                FUTURELINK CORP.

     During the year ended December 31, 1999, the Company provided services and products of $78,000 to Jaws Technologies Inc., an entity of which a Director was also a Director of the Company. An amount of $57,000 is owing from Jaws Technologies Inc. at December 31, 1999. In addition, the Company obtained services from Jaws Technologies Inc. in the amount of $12,000. At December 31, 1999, $2,000 remains owing by the Company.

     During the year ended December 31, 1998, the Company provided services and products of $40,000 to Jaws Technologies Inc. An amount of $37,000 was owing from Jaws Technologies Inc. at December 31, 1998.

     During the year ended December 31, 1999, the Company provided services and products of $550,000 to Willson Stationers Ltd. and e-Supplies Inc., related entities of which a previous Director was also a Director of these companies. At December 31, 1999, $543,000 remained due from these entities. An allowance for doubtful accounts has been recorded for the entire amount due to the uncertainty of collection.

     During the year ended December 31, 1998, the Company provided services and products of $64,000 to Willson Stationers Ltd. At December 31, 1998, an amount of $59,000 was owing from Willson Stationers Ltd. In addition, the Company obtained $21,000 of products from Willson Stationers Ltd. during the period. At December 31, 1999, $25,000 remains due to this entity.

     During 1998, two of the Company's stockholders advanced the Company $289,000. In addition, one of the Company's stockholders advanced the Company an additional $17,000 which was outstanding at December 31, 1998. These amounts were repaid during 1999.

13. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company has various leases for office premises which expire on various dates through 2004. The future minimum lease payments at December 31, 1999 under operating leases are as follows (in thousands):

2000........................................................    $1,515
2001........................................................     1,081
2002........................................................       399
2003........................................................       165
2004........................................................        71
                                                                ------
Total future minimum lease payments.........................    $3,231
                                                                ======

     Rent expense was $118,000 and $937,000 for the years ended December 31, 1998 and 1999, respectively.

CONTINGENCIES

     From time to time the Company is a defendant or plaintiff in litigation arising in the ordinary course of business. To date, other than litigation SmallCaps OnLine Group LLC brought and the subsequent settlement of that action, no litigation has had a material effect on the Company and, the Company is not a party to any material litigation except as described below.

     In the past, persons formerly associated with the Company, which may include one or more of our former executive officers or directors, may have engaged in activities as part of an effort to profit from unlawful trading activity in our stock. As a result, the Company may be subject to civil or criminal actions, fines or penalties. If any proceedings are commenced against the Company, the Company will need to spend significant money and management time in the Company's defense. If a court determined

                                FUTURELINK CORP.

that the Company participated in these activities, the Company could be liable for damages or penalties that would have a material adverse effect on the Company's financial condition and results of operation.

     SmallCaps OnLine Group LLC, previously known as Bridge Technology Group LLC, sued the Company on January 12, 2000 in the New York County Supreme Court to recover fees the Company allegedly owed for advisory and investor relations services. SmallCaps' complaint requested compensation for fees totaling $5.1 million, as well as warrants to purchase an aggregate of 3,289,689 shares of common stock at exercise prices ranging from $1.00 to $8.50 per share. The total value of the damages SmallCaps claimed was $110.0 million. On February 11, 2000, the Company settled SmallCaps' complaint by agreeing to pay SmallCaps $5.0 million on or before March 14, 2000, and to issue to SmallCaps warrants to purchase an aggregate of 3,000,000 shares of our common stock at exercise prices ranging from $8.50 to $22.50 per share, subject to anti-dilution protection. Since the issuance of these warrants, their exercise prices have been adjusted and now range from $8.33 to $22.05 per share and these warrants currently entitle the holder to acquire 3,061,379 shares of our common stock. The Company issued the warrants to SmallCaps on March 1, 2000 and paid SmallCaps the $5.0 million on March 14, 2000. The total value of the settlement on February 11, 2000 was $65.0 million which has been recorded in the accompanying consolidated balance sheets as a charge to paid-in capital.

     On November 6, 1998, the Company's former Chief Executive Officer and a director, Mr. Cameron Chell, entered into a Settlement Agreement with The Alberta Stock Exchange to resolve a pending investigation into Mr. Chell's alleged breaches of Alberta Stock Exchange rules and by-laws. As part of the Settlement Agreement, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance relating to various offers and sales of securities, and Mr. Chell was prohibited from receiving Alberta Stock Exchange approval in any capacity for a five year period, subjected to a CDN$25,000 fine and a three year period of enhanced supervision. The Company cannot be certain that the Settlement Agreement with the Alberta Stock Exchange ends all proceedings with regard to these matters.

     On January 20, 2000, the Company commenced a proceeding in Canada against Mr. Chell, various other former employees of and consultants to the Company and various other defendants alleging that these defendants misappropriated a corporate opportunity in breach of fiduciary and contractual obligations. Most of these defendants made counterclaims seeking, among other things, damages for interference with their economic interests and for severance compensation in the form of cash and stock options. The Company entered into a settlement agreement with the defendants effective April 26, 2000 that has the following key terms:

     - Mr. Chell will be entitled to exercise options to acquire 175,000 shares of common stock that were scheduled to vest June 1, 2000,

     - Mr. Chell or his nominee shall pay to us $400,000 in settlement of a related party debt that involved Mr. Chell, and

     - All other claims have been dropped by all parties, who have provided mutual releases, with the claim and counterclaims to be discontinued.

     On January 7, 2000, Tony Bryson, an individual who had previously been employed by the Company, filed a lawsuit against the Company seeking $180,000 for the value of lost stock options, salary and benefits the Company allegedly promised him, and other damages he allegedly sustained as a result of alleged actions by the Company. This lawsuit has been filed under Canadian law. Canadian law provides for severance pay to any employee of the Company Canadian operations in an amount that is appropriate based on, among other things, the nature of the position held by the employee and the length of time the employee worked for the company, unless the employer can establish that the termination was for just

                                FUTURELINK CORP.

cause. The exact amount of severance pay is often disputed between employers and employees in Canada. Accordingly, there is a risk that in addition to this lawsuit, one or more other former employees will make claims for cash severance pay as well as options.

     On January 26, 2000, Michael Chan filed a suit in the Court of Queen's Bench of Alberta, Judicial District of Calgary alleging that FutureLink Alberta breached its contract to deliver him options to purchase 250,000 shares of FutureLink Alberta at $1.00 per share. Mr. Chan seeks 50,000 shares of common stock or, alternatively, damages of approximately $1.5 million in cash, general damages of approximately $200,000 and punitive damages of approximately $200,000. We have filed a statement of defense in this action refuting Mr. Chan's claims.

     Under certain California State regulatory requirements, the Company was to offer a rescission of certain options granted to California employees. The Company applied for and has received an order from the State of California approving the proposed terms of the rescission offer. The rescission offer was made with respect to 1,240,500 options at an exercise price of $8.50, and 40,000 shares issued in relation to other options exercised to date which offer will remain open subsequent to December 31, 1999. In light of market prices for the Company's common stock recently being significantly in excess of the exercise price, the Company received rescission notices from only three option holders in January 2000 for a total of 29,000 options. The Company paid $31,800 plus interest to these option holders in exchange for cancellation of their options under the rescission offer.

     A claim has been filed against the Company in the amount of approximately $340,000 plus costs for damages from alleged Company misrepresentations and interference with contractual relations regarding a sale transaction between two third parties involving shares of the Company's common stock. The Company has entered into an indemnity agreement with a former principal of the Company whereby the former principal defends this action on behalf of the Company, bears the costs of legal counsel and agrees to indemnify the Company for any losses. Management believes the claim is without merit.

     A claim has been filed against the Company's subsidiary, FutureLink Alberta in the amount of $194,000 plus costs for damages and loss of rent related to a purported lease agreement with respect to a building in Calgary, Alberta, Canada. The Company is counter claiming an amount of approximately $266,000 against the claimant. The plaintiff has now leased the premises in question to a third party, thereby mitigating its alleged losses. However, it is impossible at this time for the Company to predict with any certainty the outcome of such litigation. Management believes the claim is without merit and will defend the Company's position vigorously.

     A claim was filed against the Company's subsidiary, SysGold (now merged into FutureLink Alberta) by TAP Consulting Ltd. in the amount of approximately $102,000 for damages and loss of compensation relating to services provided to the Company. Management believes the claim is without merit. An indemnity agreement has been obtained from the previous stockholders of SysGold.

     The Company is currently aware of other former employees and consultants who may make claims against the Company that represent, in the aggregate, $1.5 million in damages which includes approximately 95,000 stock options and monetary damages. At this time, management is unable to determine an amount, if any, it may ultimately be required to pay to settle these issues.

     The Company's pending lawsuits involve complex questions of fact and law and could require the expenditure of significant costs and diversion of resources to defend. Although management believes the outcome of the Company's outstanding legal proceedings, claims and litigation will not have a material adverse effect on the Company's business, results of operations or financial position, the results of litigation are inherently uncertain. The Company is unable to make an estimate of the range of possible loss from outstanding litigation, except as noted, and no amounts have been provided for such matters in the consolidated financial statements.

                                FUTURELINK CORP.

14. SEGMENT INFORMATION

     The Company's activities are conducted in one operating segment with all activities relating to the sales and support of information technology solutions. These activities for all of 1998 and virtually all of 1999 were carried out in two geographic segments, Canada and the United States. On December 22, 1999, the Company acquired KNS which is located in the United Kingdom.

                                                         DECEMBER 31, 1998
                                              ----------------------------------------
                                              CANADA      U.S.      EUROPE     TOTAL
                                              ------    --------    ------    --------
Revenue.....................................  $2,437    $     --     $ --     $  2,437
Long-lived assets...........................  $8,966    $      3     $ --     $  8,969

                                                         DECEMBER 31, 1999
                                              ----------------------------------------
                                              CANADA      U.S.      EUROPE     TOTAL
                                              ------    --------    ------    --------
Revenue.....................................  $7,178    $  6,215     $207     $ 13,600
Long-lived assets...........................  $9,556    $187,560     $722     $197,838

     Long-lived assets consist of property and equipment, goodwill, and assembled workforce.

15. 401(k) PLAN

     The Company assumed several 401(k) plans in connection with the acquisitions in 1999. Pursuant to these plans, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to these plans. These plans permit the Company, but do not require, additional matching contributions to these plans on behalf of all participants in these plans. Through December 31, 1999, the Company has not made any contributions to these plans.

16. SUBSEQUENT EVENTS

     On January 31, 2000, the Company completed the acquisition of Vertical Software, Inc. and on February 29, 2000 the Madison Technology Group of Companies for an aggregate purchase price of $85.1 million consisting of cash of $14.6 million, a promissory note of $7.3 million due July 2000; and 3,001,486 shares of common stock valued at $63.2 million. The acquisitions will be accounted for by the purchase method, and the estimated excess purchase price over the estimated fair value of net assets acquired of $82.9 million will be allocated to goodwill and amortized over five years.

     On February 11 and February 29, 2000, warrant holders exercised their rights to acquire 2,401,041 shares of common stock at an effective price of $7.50 per share for aggregate net proceeds to the Company of $18.0 million. The warrants had an adjusted (for anti-dilution) exercise price of $8.40 per share and the holders of these warrants effectively paid $7.50 per share after adjustment for a warrant exercise fee of $0.90 for each warrant exercised.

     On April 28, 2000, the Company completed a private placement of approximately $15 million of common equity with institutional private equity investors. As part of this private placement, the Company issued to the investors 1,764,704 shares of common stock and warrants to purchase 441,176 shares of common stock at $9.25 per share.

     From January 1, 2000 through April 29, 2000, certain note holders of convertible debt converted $796,000 of debt into 865,568 shares of common stock in accordance with the terms contained in the convertible debt agreements.

     On May 26, 2000, Glen Holmes, the Company's President and Chief Operating Officer and one of its directors, granted to the Company an option to purchase 600,000 shares of the Company's common stock

                                FUTURELINK CORP.

at $5.50 per share, the fair market value at the date of grant. The Company may only exercise this option to the extent employees to whom the Company granted reciprocal options exercise those options. On the same date, Mr. Holmes also granted to two of the Company's employees options to purchase 2,400,000 shares of the Company's common stock at $5.50 per share, the fair market value at the date of grant. The options were granted covering shares personally owned by Mr. Holmes to employees who were formerly employed at Executive LAN Management, Inc.

     On June 19, 2000 the Company acquired Charon Systems Inc. for $0.7 million in cash, a note payable in the amount of $4.3 million due the earlier of December 31, 2000, or the completion of a placement of equity securities by the Company in excess of $50 million, and exchangeable shares convertible into 2,199,973 shares of common stock.

     On June 29, 2000, the Company entered into a definitive agreement with Microsoft Corporation pursuant to which Microsoft will purchase 1,428,571 shares of FutureLink Series A preferred stock, for a price of $7.00 per share. We will also issue to Microsoft a warrant with a five-year term to purchase up to an additional 1,142,857 shares of preferred stock at an exercise price of $7.00 per share. The preferred stock will provide for the voluntary and, under certain circumstances, mandatory conversion of the preferred stock into shares of common stock on a one-for-one basis, subject to anti-dilution adjustments. In addition, Microsoft will have the right to nominate one director for election to FutureLink's Board of Directors. The Company expects to consummate the sale of the preferred stock to Microsoft in July 2000.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1999 and the nine months ended September 30, 2000 gives effect to our completed acquisitions as if each had occurred as of January 1, 1999.

     The Pro Forma Balance Sheet gives effect to the following as if each had occurred as of September 30, 2000:

     - Receipt of $4.4 million borrowed from a financial institution pursuant to a new credit facility in November 2000; and

     - Repayment of $4.4 million of outstanding indebtedness under our prior credit facility which allowed for borrowings of up to $10 million in November 2000.

     The Pro Forma Condensed Consolidated Balance Sheet does not give effect to the proceeds to us which would result from the exercise of common stock warrants or the Series A preferred stock warrants relating to this prospectus.

     Pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not necessarily indicate the actual results of operations that we would have reported if the events described above had occurred as of January 1, 1999, nor does it necessarily indicate the results of our future operations. Furthermore, the pro forma results do not give effect to any cost savings or incremental costs that may occur as a result of the integration and consolidation of our completed acquisitions. In the opinion of management, we have made all adjustments necessary to fairly present this pro forma financial information.

     We have accounted for all of our acquisitions using the purchase method of accounting.


     The Unaudited Pro Forma Financial Information should be read with the related notes, the financial statements and the notes to financial statements for us and our completed acquisitions incorporated by reference into or included elsewhere in this prospectus, and the other documents incorporated by reference into this prospectus.

                                FUTURELINK CORP.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                          PRO FORMA
                                                     FUTURELINK CORP.    ADJUSTMENTS       PRO FORMA
                                                     ----------------    ------------      ---------
ASSETS
Cash and cash equivalents..........................      $ 21,877          $     --(A)     $ 21,877
Restricted cash....................................           562                               562
Accounts receivable, net...........................        25,309
Inventory..........................................         5,018
Prepaid expenses and other current assets..........         2,791                             2,791
                                                         --------          --------        --------
          Total current assets.....................        55,557                            55,557
Property and equipment, net........................        29,108                            29,108
Goodwill and other intangibles.....................       254,112                           254,112
Other long-term assets.............................           950                               950
                                                         --------          --------        --------
          Total assets.............................      $339,727          $     --        $339,727
                                                         ========          ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit.....................................      $  5,464          $     --(B)     $  5,424
Accounts payable and accrued liabilities...........        28,417                            28,417
Current portion of long-term debt..................         6,875                             6,875
Deferred revenue...................................         1,380                             1,380
                                                         --------          --------        --------
          Total current liabilities................        42,136                            42,136
Long-term debt, net of current of portion..........        11,764                            11,764
Convertible debentures, net........................            --                                --
Deferred taxes.....................................           588                               588
Stockholders' equity...............................       285,239                           285,239
                                                         --------          --------        --------
          Total liabilities and stockholders'
            equity.................................      $339,727          $     --        $339,727
                                                         ========          ========        ========

                                FUTURELINK CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                            COMPLETED ACQUISITIONS(1)
                                                -------------------------------------------------
                                                                    MADISON
                                 FUTURELINK        VERTICAL          GROUP            CHARON          PRO FORMA
                                    CORP.       SOFTWARE, INC.    HOLDINGS(2)    SYSTEMS INC.(3)     ADJUSTMENTS       PRO FORMA
                                 -----------    --------------    -----------    ----------------    -----------      -----------
Revenue:
  Hardware and software........  $    66,043       $    588        $  2,294         $    5,515       $       --       $    74,440
  Service delivery.............       25,321            471           1,160              2,405               --            29,357
                                 -----------       --------        --------         ----------       ----------       -----------
                                      91,364          1,059           3,454              7,920               --           103,797
Operating expenses:
  Cost of hardware and
    software...................       55,009            453           1,573              4,329               --            61,364
  Cost of service delivery.....       17,546             19             240              2,054               --            19,859
  Selling, general and
    administrative.............       51,428            218           2,003              1,686               --            55,335
  Depreciation and amortization
    of goodwill and other
    intangible assets..........       47,464              4              20                127            4,719(A)         52,334
                                 -----------       --------        --------         ----------       ----------       -----------
Income (loss) from
  operations...................      (80,083)           365            (382)              (276)          (4,719)          (85,095)
Interest expense, net..........        1,356              1              --                 11               --             1,368
                                 -----------       --------        --------         ----------       ----------       -----------
Income (loss) before provision
  for income taxes.............      (81,439)           364            (382)              (287)          (4,719)          (86,463)
Provision for income taxes.....           27             --              --                  7               --                34
                                 -----------       --------        --------         ----------       ----------       -----------
Income (loss) from continuing
  operations...................  $   (81,466)      $    364        $   (382)        $     (294)      $   (4,719)      $   (86,497)
                                 ===========       ========        ========         ==========       ==========       ===========
Income (loss) from continuing
  operations before preferred
  stock dividends..............  $   (81,466)      $    364        $   (382)        $     (294)      $   (4,719)      $   (86,497)
Dividends for Series A
  preferred stock..............         (437)            --              --                 --               --              (437)
                                 -----------       --------        --------         ----------       ----------       -----------
Net loss applicable to common
  stock........................  $   (81,903)      $    364        $   (382)        $     (294)      $   (4,719)      $   (86,934)
                                 ===========       ========        ========         ==========       ==========       ===========
Loss per common share from
  continuing operations --basic
  and diluted..................  $     (1.32)                                                                         $     (1.24)
                                 ===========                                                                          ===========
Weighted average shares........   62,054,083        116,116         432,519          1,372,971        6,084,141        70,059,830
                                 ===========       ========        ========         ==========       ==========       ===========

-------------------------
(1) Balances represent the statements of operations from January 1, 2000 to date of acquisition.

(2) Reflects a combination of MicroLAN Systems, Inc. "DBA" Madison Technology Group, Madison Consulting Resources, Inc. and Madison Consulting Resources NJ, Inc. All material intercompany transactions have been eliminated.

(3) The functional currency of Charon Systems Inc. is the Canadian Dollar. Accordingly, we have translated the assets and liabilities into U.S. dollars at an exchange rate of CDN $1.4741 per US $1.00, the average exchange rate in effect for the nine months ended September 30, 2000.

                                FUTURELINK CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                            COMPLETED ACQUISITIONS(1)
                                        ------------------------------------------------------------------
                                                       EXECUTIVE
                                                          LAN          CN           ASYNC          KNS
                                        FUTURELINK    MANAGEMENT,   NETWORKS,   TECHNOLOGIES,    HOLDINGS
                                           CORP.         INC.         INC.          INC.        LIMITED(2)
                                        -----------   -----------   ---------   -------------   ----------
Revenue:

 Hardware and software................  $    6,748     $  11,204     $ 5,706      $   6,540     $  19,082

 Service delivery.....................       6,852         6,181       1,233          1,232            --
                                        ----------     ---------     -------      ---------     ---------

                                            13,600        17,385       6,939          7,772        19,082

Operating expenses:

 Cost of hardware and software........       7,013         9,576       4,446          4,884        15,560

 Cost of service delivery.............      10,527         1,720         414            696            --

 Selling, general and
   administrative.....................      12,611         6,913       1,946          1,477         2,686

 Depreciation and amortization of
   goodwill and other intangible
   assets.............................       6,690            84          --             35            --
                                        ----------     ---------     -------      ---------     ---------

Income (loss) from operations.........     (23,241)         (908)        133            680           836

Interest expense, net(5)..............      11,658            12          35             36            --
                                        ----------     ---------     -------      ---------     ---------

Income (loss) before provision for
 income taxes.........................     (34,899)         (920)         98            644           836

Provision for income taxes............          --            --          27             --            --
                                        ----------     ---------     -------      ---------     ---------

Income (loss) from continuing
 operations...........................  $  (34,899)    $    (920)    $    71      $     644     $     836
                                        ==========     =========     =======      =========     =========

Loss per share from continuing
 operations -- basic and diluted......  $    (2.44)

Weighted average shares(6)............  14,279,647     6,623,077     999,998      1,585,715     2,106,893

                                             COMPLETED ACQUISITIONS(1)
                                        ------------------------------------

                                         VERTICAL      MADISON      CHARON
                                        SOFTWARE,       GROUP       SYSTEMS     PRO FORMA
                                           INC.      HOLDINGS(3)    INC.(4)    ADJUSTMENTS     PRO FORMA
                                        ----------   -----------   ---------   -----------     ----------
Revenue:
 Hardware and software................  $   8,357     $  10,133    $   9,807   $       --      $   77,577
 Service delivery.....................      4,761        13,454        3,669           --          37,382
                                        ---------     ---------    ---------   ----------      ----------
                                           13,118        23,587       13,476           --         114,959
Operating expenses:
 Cost of hardware and software........      6,657         8,277        8,353           --          64,766
 Cost of service delivery.............        316         8,957        2,163           --          24,793
 Selling, general and
   administrative.....................      4,822         6,166        2,669           --          39,290
 Depreciation and amortization of
   goodwill and other intangible
   assets.............................         50            --           41       56,977(C)       63,877
                                        ---------     ---------    ---------   ----------      ----------
Income (loss) from operations.........      1,273           187          250      (56,977)        (77,767)
Interest expense, net(5)..............          3           131            5           --          11,880
                                        ---------     ---------    ---------   ----------      ----------
Income (loss) before provision for
 income taxes.........................      1,270            56          245      (56,977)        (89,647)
Provision for income taxes............         --            19           80           --             126
                                        ---------     ---------    ---------   ----------      ----------
Income (loss) from continuing
 operations...........................  $   1,270     $      37    $     165   $  (56,977)     $  (89,773)
                                        =========     =========    =========   ==========      ==========
Loss per share from continuing
 operations -- basic and diluted......                                                         $    (2.12)
                                                                                               ==========
Weighted average shares(6)............  1,026,316     1,975,170    2,199,973   11,510,570      42,307,351
                                                                                               ==========

-------------------------
(1) For acquisitions completed prior to December 31, 1999, the amounts represent the statements of operations from January 1, 1999 to the date of acquisition.

(2) The functional currency of KNS Holdings Limited is the United Kingdom Pound Sterling. Accordingly, we have translated the revenue and expenses into U.S. dollars at an exchange rate of L0.6189 per U.S. $1.00, the average exchange rate during the period translated.

(3) The Statement of Operations for Madison Group Holdings reflects a combination of MicroLAN Systems, Inc., doing business as Madison Technology Group, Madison Consulting Resources, Inc., and Madison Consulting Resources NJ, Inc. All material intercompany transactions have been eliminated.

(4) The functional currency of Charon Systems Inc. is the Canadian Dollar. Accordingly, we have translated the revenue and expenses into U.S. dollars at an exchange rate of CDN $1.4854 per U.S. $1.00, the average exchange rate in effect for the year ended December 31, 1999.

(5) Interest expense includes amortization of deferred financing fees and debt discount.

(6) The weighted average number of shares outstanding and the loss per share have been adjusted to reflect a 5 for 1 reverse stock split on June 1, 1999.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

BALANCE SHEETS

     The accompanying Pro Forma Balance Sheet as of September 30, 2000 reflects the following pro forma adjustments:

(A) Pro forma adjustments to assets consist of the following (in millions):

                                                              ASSETS
                                                              ------
Capital Financing Adjustments:
  Receipt of funds from new credit facility, net of
     expenses...............................................   $4.4
                                                               ----
          Total capital financing adjustments...............    4.4
                                                               ----
Use of Proceeds Adjustments:
  Cash paid for repayment of bank debt......................    4.4
                                                               ----
          Total use of proceeds adjustment..................    4.4
                                                               ----
          Total pro forma adjustments.......................   $ --
                                                               ====

(B) Pro forma adjustments to liabilities and stockholders' equity consist of the following (in millions):

                                                                CURRENT      STOCKHOLDERS'
                                                              LIABILITIES       EQUITY
                                                              -----------    -------------
Use of Proceeds Adjustments:
  Repayment of bank debt....................................     $(4.4)          $  --
                                                                 -----           -----
          Total use of proceeds adjustments.................      (4.4)             --
                                                                 -----           -----
Capital Financing Adjustments:
  Record receipt of funds from new credit facility..........       4.4
                                                                 -----           -----
          Total capital financing adjustments...............       4.4
                                                                 -----           -----
          Total pro forma adjustments.......................     $ (--)          $
                                                                 =====           =====

STATEMENT OF OPERATIONS

     The accompanying Pro Forma Statement of Operations reflects the following pro forma adjustments (in millions):

                                                             DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                                 EXPENSES              EXPENSES
                                                             -----------------    ------------------
(C) To adjust goodwill amortization based on an
    amortization rate of five years for the 12 months ended
    December 31, 1999 and nine months ended September 30,
    2000 for completed acquisitions........................        $57.0                 $4.7

PRO FORMA AVERAGE SHARES

     The weighted average number of shares outstanding has been adjusted to give effect to the shares issued upon the acquisitions of Vertical Software, Inc., Madison Group Holdings and Charon Systems Inc. as though the shares had been outstanding from the beginning of the period. The weighted average number of shares outstanding has also been adjusted for the exercise of warrants related to the October 1999 Pequot private placement and the April 2000 Pequot private placement as though the shares had been outstanding from the beginning of the period or the date of issuance, if later. The weighted average number of shares outstanding includes all contingent share consideration as if all performance criteria had been met. The weighted average shares -- basic and diluted, has been calculated as follows:

                                                                           NUMBER OF SHARES
                                                     NUMBER OF SHARES      FOR NINE MONTHS
                                                      FOR YEAR ENDED            ENDED
                                                     DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                     -----------------    ------------------
FutureLink.........................................     14,279,647            62,054,083
Executive LAN Management, Inc......................      6,623,077                    --
CN Networks, Inc. .................................        999,998                    --
Async Technologies, Inc. ..........................      1,585,715                    --
KNS Holdings Limited...............................      2,106,893                    --
Vertical Software, Inc. ...........................      1,026,316               116,116
Madison Group Holdings.............................      1,975,170               432,519
Warrant exercises..................................      2,545,783               572,014
April 2000 Pequot private placement................      1,764,704               766,422
Conversion convertible debt........................        950,083               468,332
Charon Systems Inc.................................      2,199,965(1)          1,372,971(1)
Public offering....................................      6,250,000             4,277,373
                                                        ----------            ----------
          Total....................................     42,307,351            70,059,830
                                                        ==========            ==========

-------------------------
(1) Represents common shares of FutureLink Canada Corp., one of our Canadian subsidiaries. These shares were issued in connection with our acquisition of Charon Systems Inc. and are exchangeable for shares of our common stock.

------------------------------------------------------
------------------------------------------------------


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY SHARES OF OUR COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF OUR COMMON STOCK.


                           -------------------------
                               TABLE OF CONTENTS
                           -------------------------


                                        PAGE
                                        ----
The Company...........................    2
Risk Factors..........................    3
Forward-Looking Statements............    8
Use of Proceeds.......................    8
Selling Stockholders..................    9
Plan of Distribution..................   24
Shares Eligible for Future Sale.......   26
Legal Matters.........................   28
Experts...............................   28
Incorporation of Certain Documents by
  Reference...........................   29
Where You Can Find More Information...   30
Index to Financial Statements.........  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               [FUTURELINK LOGO]


                               60,830,378 SHARES


                                  COMMON STOCK

                           -------------------------
                                   PROSPECTUS
                           -------------------------


                               February   , 2001


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



SEC registration fee........................................  $ 15,611
Attorneys' fees and expenses................................   160,000
Accountants' fees and expenses..............................    30,000
Printing and engraving fees.................................    75,000
                                                              --------
          Total.............................................  $280,611
                                                              ========



     The amounts set forth above are estimates except for the SEC registration fee. We will pay substantially all costs and expenses associated with the registration of the shares of common stock covered by this registration statement. The selling stockholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of common stock by them.



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities, including attorneys' fees, incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.


     In addition, the Company maintains liability insurance for its directors and officers.

ITEM 16. EXHIBITS.


(a) EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.1**  Share Purchase Agreement dated August 4, 1998 between
            FutureLink Distribution Corp., a Colorado corporation,
            Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust,
            Riverview Management Corporation, SysGold Ltd., and
            FutureLink Distribution Corp., an Alberta corporation,
            previously filed with the Commission on August 24, 1998 as
            Exhibit 4.1.2 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-62133, which is incorporated herein by reference.
     2.2**  Targetco Acquisition Agreement dated August 3, 1998 between
            FutureLink Distribution Corp., a Colorado corporation, and
            FutureLink Alberta, previously filed with the Commission on
            August 24, 1998 as Exhibit 4.1.3 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-62133, which is incorporated herein by reference.
     2.3**  Amending Agreement to Share Purchase Agreement dated August
            21, 1998 between FutureLink Distribution Corp., a Colorado corporation, Donald A. Bialik, Olivia B. Bialik, Bialik
            Family Trust, Riverview Management Corporation, SysGold
            Ltd., and FutureLink Alberta, previously filed with the
            Commission on November 24, 1998 as Exhibit 2.1 to Amendment
            No. 2 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.
     2.4**  Agreement and Plan of Reorganization and Merger dated June
            2, 1999 between FutureLink Distribution Corp., FutureLink
            California Acquisition Corp., Executive LAN Management,
            Inc., dba Micro Visions, and the selling shareholders of
            Micro Visions, previously filed with the Commission as
            Exhibit 10.1 to the Company's Current Report on Form 8-K, on
            June 16, 1999, which is incorporated herein by reference.
     2.5**  Agreement and Plan of Merger dated August 1, 1999 between
            FutureLink Distribution Corp. and FutureLink California
            Acquisition Corporation, a Delaware corporation, previously filed with the Commission on October 27, 1999 as Exhibit 2.1 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     2.6**  Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.,
            and the selling shareholders of CN Networks, Inc.,
            previously filed with the Commission on November 23, 1999 as
            Exhibit 2.1 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.7**  Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.1 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.8**  Certificate of Merger dated October 15, 1999 of FutureLink
            Distribution Corp., a Colorado corporation, into FutureLink
            California Acquisition Corp., a Delaware corporation,
            previously filed with the Commission on October 27, 1999 as
            Exhibit 2.2 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.9**  Amending Agreement dated October 15, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink California Acquisition Corp., and the selling
            shareholders of Executive LAN Management, Inc., previously filed with the Commission on October 27, 1999 as Exhibit 2.3 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.10** Amending Agreement dated October 29, 1999 to Agreement and
            Plan of Reorganization and Merger, between FutureLink
            Distribution Corp., FutureLink Michigan Acquisition Corp.,
            Async Technologies, Inc., and the selling shareholders of
            Async Technologies, Inc., previously filed with the
            Commission on December 27, 1999 as Exhibit 2.2 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     2.11** Amending Agreement dated October 31, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.
            and the selling shareholders of CN Networks, Inc.,
            previously filed with the Commission on November 23, 1999 as
            Exhibit 2.2 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.12** Amending Agreement dated November 14, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.3 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.13** Agreement for the Sale and Purchase of the Entire Issued
            Share Capital of KNS Holdings Limited dated November 15,
            1999 between FutureLink Corp. and the selling shareholders of KNS Holdings Limited, previously filed with the
            Commission on January 6, 2000 as Exhibit 2.1 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     2.14** Amending Agreement dated November 26, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.4 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.15** Supplemental Agreement dated December 20, 1999 to Agreement for Sale and Purchase of the Entire Issued Share Capital of
            KNS Holdings Limited, between FutureLink Corp. and the
            selling shareholders of KNS Holdings Limited, previously
            filed with the Commission on January 6, 2000 as Exhibit 2.2 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     2.16** The Agreement and Plan of Reorganization and Merger dated
            December 2, 1999 by and among FutureLink Corp., FutureLink
            Maryland Acquisition Corp., Vertical Software, Inc., Curtis
            Eshelman and James C. Harvey, previously filed with the
            Commission on February 14, 2000 as Exhibit 2.1 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     2.17** The Agreement and Plan of Reorganization and Merger dated
            February 1, 2000 by and among FutureLink Corp., FutureLink
            Delaware Acquisition Corp., MicroLAN Systems Inc., Madison
            Consulting Resources Inc., Madison Consulting Resources (NJ)
            Inc., Ira Silverman, Richard Silverman, Adam Silverman and
            Adam Fox, previously filed with the Commission on May 15,
            2000 as Exhibit 2.1 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.18** Acquisition and Amalgamation Agreement dated June 16, 2000 between and among FutureLink Corp., FutureLink Distribution
            Corp. 3045207 Nova Scotia Company, 1423280 Ontario Inc.,
            1423281 Ontario Inc., Charon Systems Inc., Allan Sherk,
            Edward Mathewson, Joe Da Silva, Layne Harris, Jason Yetman,
            David Fung, Blair Collins, Arron Fu, Mark Palangio, Ho Wai
            Fung, Edward Chi Wai Fung, Malcolm Robins, Dataspec Telecom
            Multimedia Inc. and The Charon Employee Trust, previously
            filed with the Commission on June 30, 2000 as Exhibit 2.1 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     3.1**  Amended Certificate of Incorporation of FutureLink Corp.,
            previously filed with the Commission on September 28, 2000 as Exhibit 3.1 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
     3.2**  Bylaws of FutureLink Corp., previously filed with the
            Commission on October 27, 1999 as Exhibit 3.2 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     5.1**  Opinion of Paul, Hastings, Janofsky & Walker LLP with respect to the validity of the securities being offered.
    10.1**  Stock Option Plan, previously filed with the Commission on
            August 24, 1998 as Exhibit 10.1.29 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-62133, which is incorporated herein by reference.
    10.2**  First Amendment to Second Amended and Restated Stock Option
            Plan, previously filed with the Commission on February 11,
            2000 as Exhibit 10.2 to the Company's Registration Statement
            on Form SB-2, Registration No. 333-30178, which is
            incorporated herein by reference.
    10.3**  Second Amendment to Second Amended and Restated Stock Option
            Plan, previously filed with the Commission on June 13, 2000 as Exhibit C to the Company's Definitive Proxy Statement
            dated, which is incorporated herein by reference.
    10.4**  Agency Agreement dated April 14, 1999 between FutureLink
            Distribution Corp. and Commonwealth, previously filed with the Commission on May 23, 1999 as Exhibit 10.4 to the
            Company's Quarterly Report on Form 10-QSB for the period
            ended March 31, 1999, which is incorporated herein by
            reference.
    10.5**  Letter Agreement dated December 6, 1999 between FutureLink
            Distribution Corp. and Thomson Kernaghan & Co. Limited,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.4 to the Company's Registration Statement on Form
            SB-2, Registration No. 333-30178, which is incorporated
            herein by reference.
    10.6**  Advisory Agreement dated May 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.,
            previously filed with the Commission on June 13, 2000 as
            Exhibit 10.6 to the Company's Quarterly Report on Form
            10-QSB for the period ended March 31, 1999, which is
            incorporated herein by reference.
    10.7**  Agency Agreement dated July 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.,
            previously filed with the Commission on August 18, 1999 as
            Exhibit 10.9 to the Company's Quarterly Report on Form
            10-QSB for the period ended June 30, 1999, which is
            incorporated herein by reference.
    10.8**  Loan Agreement dated August 1, 1999 between FutureLink Corp.
            and Vincent L. Romano, previously filed with the Commission on August 18, 1999 as Exhibit 10.10 to the Company's
            Quarterly Report on Form 10-QSB for the period ended June
            30, 1999, which is incorporated herein by reference.
    10.9**  First Amendment to Loan Agreement dated November 15, 1999 between FutureLink Corp. and Vincent L. Romano, previously filed with the Commission on September 28, 2000 as Exhibit
            10.9 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.10** Loan Termination Agreement dated June 30, 2000 between
            FutureLink Corp. and Vincent L. Romano, previously filed
            with the Commission on September 28, 2000 as Exhibit 10.10 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.11** Securities Purchase Agreement dated October 15, 1999 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and certain other investors, previously filed with the
            Commission on October 27, 1999 as Exhibit 2.4 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.12** Amended and Restated Registration Rights Agreement dated
            April 28, 2000 between FutureLink Corp., Pequot Private
            Investment Fund II, L.P., and certain other investors
            (blacklined to the Registration Rights Agreement dated
            October 15, 1999 between the parties which was filed as an
            Exhibit to the Registration Statement on Form SB-2 filed on
            February 11, 2000), previously filed with the Commission on
            May 3, 2000 as Exhibit 10.9 to Amendment No. 2 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.13** Securities Purchase Agreement dated April 28, 2000 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and Pequot Endowment Fund, L.P., previously filed with the Commission on May 3, 2000 as Exhibit 10.10 to Amendment
            No. 2 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.14** Form of Warrant to Purchase Shares of Common Stock,
            previously filed with the Commission on May 3, 2000 as
            Exhibit 10.11 to Amendment No. 2 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.15** Registration Rights Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc., previously filed
            with the Commission on February 11, 2000 as Exhibit 10.10 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.16** Securities Purchase Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc., previously filed
            with the Commission on February 11, 2000 as Exhibit 10.11 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.17** Employment Agreement dated June 1, 1999 between Philip R.
            Ladouceur and FutureLink Distribution Corp., previously
            filed with the Commission on February 11, 2000 as Exhibit
            10.12 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.(1)
    10.18** Employment Agreement dated September 30, 1999 between Glenn
            C. Holmes and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.13 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.19** Employment Agreement dated August 1, 1999 between Vincent L.
            Romano and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.14 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.20** First Amendment to Employment Agreement dated November 15,
            2000 between Vincent L. Romano and FutureLink Corp.,
            previously filed with the Commission on September 28, 2000 as Exhibit 10.20 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
    10.21** Termination of Employment Agreement dated July 31, 2000 between Vincent L. Romano and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit
            10.21 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.22** Client/Agency Agreement dated August 7, 1999 between Sicola,
            Martin, Koons & Frank, Inc. and FutureLink Distribution
            Corp., as revised, previously filed with the Commission on
            February 11, 2000 as Exhibit 10.15 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.23** Master Loan and Security Agreement dated November 3, 1999 between Transamerica Business Credit Corporation, FutureLink
            Corp. and FutureLink Micro Visions Corp., previously filed with the Commission on February 11, 2000 as Exhibit 10.16 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.24** Security Agreement dated November 3, 1999 between
            Transamerica Business Credit Corporation and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.17 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.25** Master Lease and Financing Agreement dated November 15, 1999 between Compaq Financial Services and FutureLink Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.18 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.26** Master Lease Agreement dated December 16, 1999 between
            EMC(2) and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.19 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.27** Revised Offer to Lease dated March 24, 1998 between Bow
            Valley Square Management Ltd. and SysGold, Ltd., as amended, for 250 6th Avenue, Calgary, previously filed with the
            Commission on August 24, 1998 as Exhibit 10.18 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-62133, which is incorporated herein by reference.
    10.28** Lease Agreement dated September 23, 1999 between Kilroy
            Realty, L.P., Kilroy Realty Corporation, and FutureLink
            Distribution Corporation for 220 Technology Drive, Irvine
            and assignment of Lease Agreement dated October 15, 1999,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.21 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.29** Lease Agreement dated April 27, 2000 between Olen Commercial
            Realty Corp. and Futurelink Micro Visions Corporation for 2
            South Pointe Dr., Lake Forest, Ca. 92630, previously filed with the Commission on September 28, 2000 as Exhibit 10.29 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.30** Lease Agreement dated August 8, 2000 between Transwestern
            Lexington, LLC and FutureLink Corp. for 360 Lexington
            Avenue, New York, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.30 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.31** Microsoft Certified Solution Provider Agreement dated
            January 28, 2000 between Microsoft Corporation and
            FutureLink Corp., previously filed with the Commission on
            April 14, 2000 as Exhibit 10.22 to Amendment No. 1 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.32** Microsoft Application Services Agreement dated December 23,
            1999 between Microsoft Corporation and FutureLink Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.23 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.(2)
    10.33** Final Invoice/Enrollment Contract (MSCP) dated April 28,
            1998 between Microsoft Corporation and FutureLink Corp.,
            previously filed with the Commission on August 24, 1998 as
            Exhibit 10.1.20 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-62133, which is incorporated herein by reference.
    10.34** Direct Commercial Service License Agreement dated May 21,
            1999 between Microsoft Corporation and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.25 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.(2)

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.35** Service Agreement dated June 1, 1998 between Willson
            Stationers Ltd. and FutureLink Alberta, previously filed
            with the Commission on August 24, 1998 as Exhibit 10.1.21 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.
    10.36** Solution Provider Contract dated July 27, 1998 between IBM
            Canada Ltd. and FutureLink/SysGold Ltd., previously filed
            with the Commission on August 24, 1998 as Exhibit 10.1.16 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.
    10.37** Hosting Services Distributor Agreement (version 4) dated
            November 12, 1998 between Onyx Software Corp. and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.28 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.38** Onyx Software License Agreement dated August 5, 1998 between
            Onyx Software Corp. and FutureLink Distribution Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.29 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.39** Alliance Partner Agreement dated October 26, 1998 between
            Great Plains Software and FutureLink Distribution Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.30 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.40** Citrix Solutions Network Gold Renewal Membership Agreement
            dated July 16, 1999 between Citrix Systems, Inc. and
            FutureLink Distribution Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.31 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.41** Citrix Solutions Network Platinum Renewal Membership
            Agreement dated April 20, 1999 between Citrix Systems, Inc.
            and Async Technologies, Inc., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.32 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.42** Information Systems Services Agreement dated January 19,
            1999 between FutureLink Alberta and Numac Energy, Inc.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.33 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.43** Information Systems Services Agreement dated July 1, 1999 between Canadian Natural Resources, Ltd. and FutureLink
            Alberta, previously filed with the Commission on February
            11, 2000 as Exhibit 10.34 to the Company's Registration
            Statement on Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.44** Master Consulting Agreement dated December 1, 1998 between
            Ameriquest Mortgage Company and Micro Visions, previously
            filed with the Commission on February 11, 2000 as Exhibit
            10.36 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.45** Internet Data Center Services Agreement dated May 7, 1999 between Exodus Communications, Inc. and Executive LAN
            Management, Inc., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.37 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.46** Form of EMC(2) Corporation Software License Agreement,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.38 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.47** Securities Purchase Agreement dated June 29, 2000 between
            FutureLink Corp. and Microsoft Corporation, previously filed with the Commission on September 28, 2000 as Exhibit 10.50 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.48** Debenture and Warrant Purchase Agreement dated March 2, 1999 between Augustine Fund, LP and FutureLink Distribution
            Corp., previously filed with the Commission on September 28,
            2000 as Exhibit 10.51 to the Company's Registration
            Statement on Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
    10.49** Form of Warrant to Purchase Common Stock as issued in connection with FutureLink Distribution Corp.'s April 1999 private placement, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.52 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.50** Form of Subscription Agreement between FutureLink
            Distribution Corp. and certain investors as executed in
            connection with FutureLink Distribution Corp.'s April 1999 private placement, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.53 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.51** Registration Rights Agreement dated September 8, 1999 between Sicola, Martin, Koons & Frank, Inc. and FutureLink
            Distribution Corp., previously filed with the Commission on
            September 28, 2000 as Exhibit 10.54 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.52** Warrant No. 1 to Purchase Common Stock issued to TBCC
            Funding Trust II on November 3, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.55 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.53** Warrant No. 2 to Purchase Common Stock issued to TBCC
            Funding Trust II on November 3, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.56 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.54** Registration Rights Agreement dated December 20, 1999 between certain selling shareholders of KNS Holdings Limited and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit 10.57 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.55** Amendment No. 1 to Registration Rights Agreement dated June
            19, 2000 between certain selling shareholders of KNS
            Holdings Limited and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit 10.58 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.56** Warrant to Purchase Common Stock issued to TBCC Funding
            Trust II on July 11, 2000, previously filed with the
            Commission on September 28, 2000 as Exhibit 10.59 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.57** Warrant to Purchase Common Stock issued to EMC Corporation on December 16, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.60 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.58** Warrant to Purchase Common Stock issued to EMC Corporation on July 28, 2000, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.61 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.59** Warrant to Purchase Common Stock issued to EMC Corporation on August 8, 2000, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.62 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.60** Loan and Security Agreement dated November 16, 2000 by and among Foothill Capital Corporation, FutureLink Corp. and
            certain of its Subsidiaries.
    10.61** Amendment Number One to Loan and Security Agreement dated
            December 14, 2000 by and among Foothill Capital Corporation,
            FutureLink Corp. and certain of its Subsidiaries.
    10.62** Warrant Agreement dated November 16, 2000 by and between
            FutureLink Corp. and Foothill Capital Corporation.
    10.63** Registration Rights Agreement dated November 16, 2000 by and between FutureLink Corp. and Foothill Capital Corporation.
    10.64** Stock Pledge Agreement dated November 16, 2000 by and among
            Foothill Capital Corporation, FutureLink Corp. and certain of its Subsidiaries.
    10.65** General Security Agreement dated December 14, 2000 by and between FutureLink Canada Corp. and Foothill Capital
            Corporation.
    10.66** Guarantee and Postponement of Claim dated December 14, 2000 by FutureLink Canada Corp. in favor of Foothill Capital
            Corporation.
    10.67** Share Pledge Agreement dated December 14, 2000 by and among
            1423280 Ontario Inc., FutureLink Corp. and Foothill Capital
            Corporation.
    10.68** General Security Agreement dated December 14, 2000 by and between 1423280 Ontario Inc. and Foothill Capital
            Corporation.
    10.69*  Guarantee and Postponement of Claim dated December 14, 2000 by 1423280 Ontario Inc. in favor of Foothill Capital
            Corporation.
    10.70** Share Pledge Agreement dated December 14, 2000 by and among
            FutureLink Canada Corp., 1423280 Ontario Inc. and Foothill
            Capital Corporation.
    10.71*  Hypothec on Movable Property (General) dated December 14,
            2000 by and between FutureLink Canada Corp. and Foothill
            Capital Corporation.
    10.72** General Security Agreement dated December 14, 2000 by and between 3045207 Nova Scotia Company and Foothill Capital
            Corporation.
    10.73** Guarantee and Postponement of Claim dated December 14, 2000 by 3045207 Nova Scotia Company in favor of Foothill Capital
            Corporation.
    10.74** Share Pledge Agreement dated December 14, 2000 by and among
            3045207 Nova Scotia Company, Foothill Capital Corporation
            and 1423280 Ontario Inc.
    10.75** Share Pledge Agreement dated December 14, 2000 by and among
            FutureLink Corp., Foothill Capital Corporation and 3045207
            Nova Scotia Company.
    10.76** Loan Agreement dated December 13, 2000 by and between
            FutureLink Europe Limited and Foothill Capital Corporation.
    10.77** Debenture dated December 14, 2000 by and among Foothill
            Capital Corporation, KNS Holdings Limited and FutureLink
            Europe Limited.
    10.78** General Continuing Guaranty dated December 13, 2000 by
            FutureLink Corp. and certain of its Subsidiaries in favor of
            Foothill Capital Corporation.
    10.79** Share Charge dated December 14, 2000 by and between
            FutureLink Corp. and Foothill Capital Corporation.
    10.80*  Security Agreement dated December 13, 2000 among Foothill
            Capital Corporation, FutureLink Corp. and certain of its
            Subsidiaries.
    10.81*  Employment Agreement dated December 4, 2000 between
            FutureLink Corp. and Howard E. Taylor.
    10.82** Employment Agreement dated January 3, 2000 between
            FutureLink Corp. and Richard M. White.
    10.83*  Howard E. Taylor Year 2000 Stock Option Plan dated December
            4, 2000.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    15.1*   Letter of Acknowledgement, Moreland & Davis, Alameda County,
            California.
    15.2*   Letter of Acknowledgement, M. Jevahirian & Co., Birmingham,
            Michigan.
    21.0**  List of Subsidiaries.
    23.1**  Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
    23.2*   Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California.
    23.3*   Consent of Ernst & Young LLP, Independent Auditors, McLean,
            Virginia.
    23.4*   Consent of Joel E. Sammet & Co., Certified Public
            Accountants.
    23.5*   Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California with respect to the financial statements of Executive LAN Management, Inc. dba Micro Visions.
    23.6*   Consent of Moreland & Davis, Alameda County, California.
    23.7*   Consents of M. Jevahirian and Co., Independent Auditors,
            Birmingham, Michigan.
    23.8*   Consent of Ernst & Young, Independent Auditors, Reading,
            England.
    24.1**  Power of Attorney (included in the signature page of the initial filing of this Registration Statement on December
            19, 2000).


-------------------------

 * Filed herewith.



** Previously filed.


(1) We entered into an employment agreement with Raghu Kilambi on June 1, 1999, which we amended on October 8, 1999 that is substantially identical in all material respects to our employment agreement with Mr. Ladouceur, except as to salary and bonus provisions. Mr. Kilambi's base salary is $180,000 per year and he is entitled to receive a performance bonus of up to $180,000.

(2) Some of our subsidiaries are parties to agreements with the same party that are substantially identical in all material respects.

(b) FINANCIAL STATEMENT SCHEDULES.

     None required.


ITEM 17. UNDERTAKINGS



     (a) The undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");



             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.



     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement on Form SB-2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California on February 12, 2001.


                                          FUTURELINK CORP.

                                          By: /s/ HOWARD E. TAYLOR
                                            ------------------------------------
                                              Howard E. Taylor
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement on Form SB-2 on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



                    NAME                                     TITLE                         DATE
                    ----                                     -----                         ----
                      *                        Executive Chairman and a Director
---------------------------------------------
             Philip R. Ladouceur

            /s/ HOWARD E. TAYLOR               President and Chief Executive         February 12, 2001
---------------------------------------------  Officer (Principal Executive
              Howard E. Taylor                 Officer)

                      *                        Executive Vice President, Chief
---------------------------------------------  Financial Officer (Principal
              Richard M. White                 Financial and Accounting Officer)

                      *                        Director
---------------------------------------------
               Glen C. Holmes

                      *                        Director
---------------------------------------------
              F. Bryson Farrill

                      *                        Director
---------------------------------------------
              Timothy P. Flynn

                      *                        Director
---------------------------------------------
               Michael S. Falk

                      *                        Director
---------------------------------------------
               Gerald A. Poch

                      *                        Director
---------------------------------------------
               James P. McNiel

                      *                        Director
---------------------------------------------
             Marshall S. Geller

          *By: /s/ HOWARD E. TAYLOR            Attorney-in-fact                      February 12, 2001
   ---------------------------------------
              Howard E. Taylor

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.1**  Share Purchase Agreement dated August 4, 1998 between
            FutureLink Distribution Corp., a Colorado corporation,
            Donald A. Bialik, Olivia B. Bialik, Bialik Family Trust,
            Riverview Management Corporation, SysGold Ltd., and
            FutureLink Distribution Corp., an Alberta corporation,
            previously filed with the Commission on August 24, 1998 as
            Exhibit 4.1.2 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-62133, which is incorporated herein by reference.
     2.2**  Targetco Acquisition Agreement dated August 3, 1998 between
            FutureLink Distribution Corp., a Colorado corporation, and
            FutureLink Alberta, previously filed with the Commission on
            August 24, 1998 as Exhibit 4.1.3 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-62133, which is incorporated herein by reference.
     2.3**  Amending Agreement to Share Purchase Agreement dated August
            21, 1998 between FutureLink Distribution Corp., a Colorado corporation, Donald A. Bialik, Olivia B. Bialik, Bialik
            Family Trust, Riverview Management Corporation, SysGold
            Ltd., and FutureLink Alberta, previously filed with the
            Commission on November 24, 1998 as Exhibit 2.1 to Amendment
            No. 2 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.
     2.4**  Agreement and Plan of Reorganization and Merger dated June
            2, 1999 between FutureLink Distribution Corp., FutureLink
            California Acquisition Corp., Executive LAN Management,
            Inc., dba Micro Visions, and the selling shareholders of
            Micro Visions, previously filed with the Commission as
            Exhibit 10.1 to the Company's Current Report on Form 8-K, on
            June 16, 1999, which is incorporated herein by reference.
     2.5**  Agreement and Plan of Merger dated August 1, 1999 between
            FutureLink Distribution Corp. and FutureLink California
            Acquisition Corporation, a Delaware corporation, previously filed with the Commission on October 27, 1999 as Exhibit 2.1 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     2.6**  Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.,
            and the selling shareholders of CN Networks, Inc.,
            previously filed with the Commission on November 23, 1999 as
            Exhibit 2.1 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.7**  Agreement and Plan of Reorganization and Merger dated
            September 7, 1999 between FutureLink Distribution Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.1 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.8**  Certificate of Merger dated October 15, 1999 of FutureLink
            Distribution Corp., a Colorado corporation, into FutureLink
            California Acquisition Corp., a Delaware corporation,
            previously filed with the Commission on October 27, 1999 as
            Exhibit 2.2 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.9**  Amending Agreement dated October 15, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink California Acquisition Corp., and the selling
            shareholders of Executive LAN Management, Inc., previously filed with the Commission on October 27, 1999 as Exhibit 2.3 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     2.10** Amending Agreement dated October 29, 1999 to Agreement and
            Plan of Reorganization and Merger, between FutureLink
            Distribution Corp., FutureLink Michigan Acquisition Corp.,
            Async Technologies, Inc., and the selling shareholders of
            Async Technologies, Inc., previously filed with the
            Commission on December 27, 1999 as Exhibit 2.2 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     2.11** Amending Agreement dated October 31, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Pleasanton Acquisition Corp., CN Networks, Inc.
            and the selling shareholders of CN Networks, Inc.,
            previously filed with the Commission on November 23, 1999 as
            Exhibit 2.2 to the Company's Current Report on Form 8-K,
            which is incorporated herein by reference.
     2.12** Amending Agreement dated November 14, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.3 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.13** Agreement for the Sale and Purchase of the Entire Issued
            Share Capital of KNS Holdings Limited dated November 15,
            1999 between FutureLink Corp. and the selling shareholders of KNS Holdings Limited, previously filed with the
            Commission on January 6, 2000 as Exhibit 2.1 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     2.14** Amending Agreement dated November 26, 1999 to Agreement and
            Plan of Reorganization and Merger between FutureLink Corp.,
            FutureLink Michigan Acquisition Corp., Async Technologies,
            Inc., and the selling shareholders of Async Technologies,
            Inc., previously filed with the Commission on December 8,
            1999 as Exhibit 2.4 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.15** Supplemental Agreement dated December 20, 1999 to Agreement for Sale and Purchase of the Entire Issued Share Capital of
            KNS Holdings Limited, between FutureLink Corp. and the
            selling shareholders of KNS Holdings Limited, previously
            filed with the Commission on January 6, 2000 as Exhibit 2.2 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     2.16** The Agreement and Plan of Reorganization and Merger dated
            December 2, 1999 by and among FutureLink Corp., FutureLink
            Maryland Acquisition Corp., Vertical Software, Inc., Curtis
            Eshelman and James C. Harvey, previously filed with the
            Commission on February 14, 2000 as Exhibit 2.1 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
     2.17** The Agreement and Plan of Reorganization and Merger dated
            February 1, 2000 by and among FutureLink Corp., FutureLink
            Delaware Acquisition Corp., MicroLAN Systems Inc., Madison
            Consulting Resources Inc., Madison Consulting Resources (NJ)
            Inc., Ira Silverman, Richard Silverman, Adam Silverman and
            Adam Fox, previously filed with the Commission on May 15,
            2000 as Exhibit 2.1 to the Company's Current Report on Form
            8-K, which is incorporated herein by reference.
     2.18** Acquisition and Amalgamation Agreement dated June 16, 2000 between and among FutureLink Corp., FutureLink Distribution
            Corp. 3045207 Nova Scotia Company, 1423280 Ontario Inc.,
            1423281 Ontario Inc., Charon Systems Inc., Allan Sherk,
            Edward Mathewson, Joe Da Silva, Layne Harris, Jason Yetman,
            David Fung, Blair Collins, Arron Fu, Mark Palangio, Ho Wai
            Fung, Edward Chi Wai Fung, Malcolm Robins, Dataspec Telecom
            Multimedia Inc. and The Charon Employee Trust, previously
            filed with the Commission on June 30, 2000 as Exhibit 2.1 to the Company's Current Report on Form 8-K, which is
            incorporated herein by reference.
     3.1**  Amended Certificate of Incorporation of FutureLink Corp.,
            previously filed with the Commission on September 28, 2000 as Exhibit 3.1 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
     3.2**  Bylaws of FutureLink Corp., previously filed with the
            Commission on October 27, 1999 as Exhibit 3.2 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
     5.1**  Opinion of Paul, Hastings, Janofsky & Walker LLP with respect to the validity of the securities being offered.
    10.1**  Stock Option Plan, previously filed with the Commission on
            August 24, 1998 as Exhibit 10.1.29 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-62133, which is incorporated herein by reference.
    10.2**  First Amendment to Second Amended and Restated Stock Option
            Plan, previously filed with the Commission on February 11,
            2000 as Exhibit 10.2 to the Company's Registration Statement
            on Form SB-2, Registration No. 333-30178, which is
            incorporated herein by reference.
    10.3**  Second Amendment to Second Amended and Restated Stock Option
            Plan, previously filed with the Commission on June 13, 2000 as Exhibit C to the Company's Definitive Proxy Statement
            dated, which is incorporated herein by reference.
    10.4**  Agency Agreement dated April 14, 1999 between FutureLink
            Distribution Corp. and Commonwealth, previously filed with the Commission on May 23, 1999 as Exhibit 10.4 to the
            Company's Quarterly Report on Form 10-QSB for the period
            ended March 31, 1999, which is incorporated herein by
            reference.
    10.5**  Letter Agreement dated December 6, 1999 between FutureLink
            Distribution Corp. and Thomson Kernaghan & Co. Limited,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.4 to the Company's Registration Statement on Form
            SB-2, Registration No. 333-30178, which is incorporated
            herein by reference.
    10.6**  Advisory Agreement dated May 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.,
            previously filed with the Commission on June 13, 2000 as
            Exhibit 10.6 to the Company's Quarterly Report on Form
            10-QSB for the period ended March 31, 1999, which is
            incorporated herein by reference.
    10.7**  Agency Agreement dated July 1, 1999 between FutureLink
            Distribution Corp. and Commonwealth Associates, L.P.,
            previously filed with the Commission on August 18, 1999 as
            Exhibit 10.9 to the Company's Quarterly Report on Form
            10-QSB for the period ended June 30, 1999, which is
            incorporated herein by reference.
    10.8**  Loan Agreement dated August 1, 1999 between FutureLink Corp.
            and Vincent L. Romano, previously filed with the Commission on August 18, 1999 as Exhibit 10.10 to the Company's
            Quarterly Report on Form 10-QSB for the period ended June
            30, 1999, which is incorporated herein by reference.
    10.9**  First Amendment to Loan Agreement dated November 15, 1999 between FutureLink Corp. and Vincent L. Romano, previously filed with the Commission on September 28, 2000 as Exhibit
            10.9 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.10** Loan Termination Agreement dated June 30, 2000 between
            FutureLink Corp. and Vincent L. Romano, previously filed
            with the Commission on September 28, 2000 as Exhibit 10.10 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.11** Securities Purchase Agreement dated October 15, 1999 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and certain other investors, previously filed with the
            Commission on October 27, 1999 as Exhibit 2.4 to the
            Company's Current Report on Form 8-K, which is incorporated herein by reference.
    10.12** Amended and Restated Registration Rights Agreement dated
            April 28, 2000 between FutureLink Corp., Pequot Private
            Investment Fund II, L.P., and certain other investors
            (blacklined to the Registration Rights Agreement dated
            October 15, 1999 between the parties which was filed as an
            Exhibit to the Registration Statement on Form SB-2 filed on
            February 11, 2000), previously filed with the Commission on
            May 3, 2000 as Exhibit 10.9 to Amendment No. 2 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.13** Securities Purchase Agreement dated April 28, 2000 between
            FutureLink Corp., Pequot Private Equity Investment Fund II,
            L.P. and Pequot Endowment Fund, L.P., previously filed with the Commission on May 3, 2000 as Exhibit 10.10 to Amendment
            No. 2 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.14** Form of Warrant to Purchase Shares of Common Stock,
            previously filed with the Commission on May 3, 2000 as
            Exhibit 10.11 to Amendment No. 2 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.15** Registration Rights Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc., previously filed
            with the Commission on February 11, 2000 as Exhibit 10.10 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.16** Securities Purchase Agreement dated December 6, 1999 between
            FutureLink Corp. and CPQ Holdings, Inc., previously filed
            with the Commission on February 11, 2000 as Exhibit 10.11 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.17** Employment Agreement dated June 1, 1999 between Philip R.
            Ladouceur and FutureLink Distribution Corp., previously
            filed with the Commission on February 11, 2000 as Exhibit
            10.12 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.(1)
    10.18** Employment Agreement dated September 30, 1999 between Glenn
            C. Holmes and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.13 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.19** Employment Agreement dated August 1, 1999 between Vincent L.
            Romano and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.14 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.20** First Amendment to Employment Agreement dated November 15,
            2000 between Vincent L. Romano and FutureLink Corp.,
            previously filed with the Commission on September 28, 2000 as Exhibit 10.20 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
    10.21** Termination of Employment Agreement dated July 31, 2000 between Vincent L. Romano and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit
            10.21 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.22** Client/Agency Agreement dated August 7, 1999 between Sicola,
            Martin, Koons & Frank, Inc. and FutureLink Distribution
            Corp., as revised, previously filed with the Commission on
            February 11, 2000 as Exhibit 10.15 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.23** Master Loan and Security Agreement dated November 3, 1999 between Transamerica Business Credit Corporation, FutureLink
            Corp. and FutureLink Micro Visions Corp., previously filed with the Commission on February 11, 2000 as Exhibit 10.16 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.24** Security Agreement dated November 3, 1999 between
            Transamerica Business Credit Corporation and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.17 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.25** Master Lease and Financing Agreement dated November 15, 1999 between Compaq Financial Services and FutureLink Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.18 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.26** Master Lease Agreement dated December 16, 1999 between
            EMC(2) and FutureLink Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.19 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.
    10.27** Revised Offer to Lease dated March 24, 1998 between Bow
            Valley Square Management Ltd. and SysGold, Ltd., as amended, for 250 6th Avenue, Calgary, previously filed with the
            Commission on August 24, 1998 as Exhibit 10.18 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-62133, which is incorporated herein by reference.
    10.28** Lease Agreement dated September 23, 1999 between Kilroy
            Realty, L.P., Kilroy Realty Corporation, and FutureLink
            Distribution Corporation for 220 Technology Drive, Irvine
            and assignment of Lease Agreement dated October 15, 1999,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.21 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.29** Lease Agreement dated April 27, 2000 between Olen Commercial
            Realty Corp. and Futurelink Micro Visions Corporation for 2
            South Pointe Dr., Lake Forest, Ca. 92630, previously filed with the Commission on September 28, 2000 as Exhibit 10.29 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.30** Lease Agreement dated August 8, 2000 between Transwestern
            Lexington, LLC and FutureLink Corp. for 360 Lexington
            Avenue, New York, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.30 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.31** Microsoft Certified Solution Provider Agreement dated
            January 28, 2000 between Microsoft Corporation and
            FutureLink Corp., previously filed with the Commission on
            April 14, 2000 as Exhibit 10.22 to Amendment No. 1 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.32** Microsoft Application Services Agreement dated December 23,
            1999 between Microsoft Corporation and FutureLink Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.23 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.(2)
    10.33** Final Invoice/Enrollment Contract (MSCP) dated April 28,
            1998 between Microsoft Corporation and FutureLink Corp.,
            previously filed with the Commission on August 24, 1998 as
            Exhibit 10.1.20 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-62133, which is incorporated herein by reference.
    10.34** Direct Commercial Service License Agreement dated May 21,
            1999 between Microsoft Corporation and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.25 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.(2)
    10.35** Service Agreement dated June 1, 1998 between Willson
            Stationers Ltd. and FutureLink Alberta, previously filed
            with the Commission on August 24, 1998 as Exhibit 10.1.21 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.
    10.36** Solution Provider Contract dated July 27, 1998 between IBM
            Canada Ltd. and FutureLink/SysGold Ltd., previously filed
            with the Commission on August 24, 1998 as Exhibit 10.1.16 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-62133, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.37** Hosting Services Distributor Agreement (version 4) dated
            November 12, 1998 between Onyx Software Corp. and FutureLink
            Distribution Corp., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.28 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.38** Onyx Software License Agreement dated August 5, 1998 between
            Onyx Software Corp. and FutureLink Distribution Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.29 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.39** Alliance Partner Agreement dated October 26, 1998 between
            Great Plains Software and FutureLink Distribution Corp.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.30 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.40** Citrix Solutions Network Gold Renewal Membership Agreement
            dated July 16, 1999 between Citrix Systems, Inc. and
            FutureLink Distribution Corp., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.31 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.41** Citrix Solutions Network Platinum Renewal Membership
            Agreement dated April 20, 1999 between Citrix Systems, Inc.
            and Async Technologies, Inc., previously filed with the
            Commission on February 11, 2000 as Exhibit 10.32 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-30178, which is incorporated herein by reference.(2)
    10.42** Information Systems Services Agreement dated January 19,
            1999 between FutureLink Alberta and Numac Energy, Inc.,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.33 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.43** Information Systems Services Agreement dated July 1, 1999 between Canadian Natural Resources, Ltd. and FutureLink
            Alberta, previously filed with the Commission on February
            11, 2000 as Exhibit 10.34 to the Company's Registration
            Statement on Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.44** Master Consulting Agreement dated December 1, 1998 between
            Ameriquest Mortgage Company and Micro Visions, previously
            filed with the Commission on February 11, 2000 as Exhibit
            10.36 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-30178, which is incorporated herein by reference.
    10.45** Internet Data Center Services Agreement dated May 7, 1999 between Exodus Communications, Inc. and Executive LAN
            Management, Inc., previously filed with the Commission on
            February 11, 2000 as Exhibit 10.37 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-30178, which is incorporated herein by reference.
    10.46** Form of EMC(2) Corporation Software License Agreement,
            previously filed with the Commission on February 11, 2000 as
            Exhibit 10.38 to the Company's Registration Statement on
            Form SB-2, Registration No. 333-30178, which is incorporated herein by reference.
    10.47** Securities Purchase Agreement dated June 29, 2000 between
            FutureLink Corp. and Microsoft Corporation, previously filed with the Commission on September 28, 2000 as Exhibit 10.50 to the Company's Registration Statement on Form SB-2,
            Registration No. 333-46778, which is incorporated herein by reference.
    10.48** Debenture and Warrant Purchase Agreement dated March 2, 1999 between Augustine Fund, LP and FutureLink Distribution
            Corp., previously filed with the Commission on September 28,
            2000 as Exhibit 10.51 to the Company's Registration
            Statement on Form SB-2, Registration No. 333-46778, which is incorporated herein by reference.
    10.49** Form of Warrant to Purchase Common Stock as issued in connection with FutureLink Distribution Corp.'s April 1999 private placement, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.52 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.50** Form of Subscription Agreement between FutureLink
            Distribution Corp. and certain investors as executed in
            connection with FutureLink Distribution Corp.'s April 1999 private placement, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.53 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.51** Registration Rights Agreement dated September 8, 1999 between Sicola, Martin, Koons & Frank, Inc. and FutureLink
            Distribution Corp., previously filed with the Commission on
            September 28, 2000 as Exhibit 10.54 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.52** Warrant No. 1 to Purchase Common Stock issued to TBCC
            Funding Trust II on November 3, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.55 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.53** Warrant No. 2 to Purchase Common Stock issued to TBCC
            Funding Trust II on November 3, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.56 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.54** Registration Rights Agreement dated December 20, 1999 between certain selling shareholders of KNS Holdings Limited and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit 10.57 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.55** Amendment No. 1 to Registration Rights Agreement dated June
            19, 2000 between certain selling shareholders of KNS
            Holdings Limited and FutureLink Corp., previously filed with the Commission on September 28, 2000 as Exhibit 10.58 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.56** Warrant to Purchase Common Stock issued to TBCC Funding
            Trust II on July 11, 2000, previously filed with the
            Commission on September 28, 2000 as Exhibit 10.59 to the
            Company's Registration Statement on Form SB-2, Registration
            No. 333-46778, which is incorporated herein by reference.
    10.57** Warrant to Purchase Common Stock issued to EMC Corporation on December 16, 1999, previously filed with the Commission on September 28, 2000 as Exhibit 10.60 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.58** Warrant to Purchase Common Stock issued to EMC Corporation on July 28, 2000, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.61 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.59** Warrant to Purchase Common Stock issued to EMC Corporation on August 8, 2000, previously filed with the Commission on
            September 28, 2000 as Exhibit 10.62 to the Company's
            Registration Statement on Form SB-2, Registration No.
            333-46778, which is incorporated herein by reference.
    10.60** Loan and Security Agreement dated November 16, 2000 by and among Foothill Capital Corporation, FutureLink Corp. and
            certain of its Subsidiaries.
    10.61** Amendment Number One to Loan and Security Agreement dated
            December 14, 2000 by and among Foothill Capital Corporation,
            FutureLink Corp. and certain of its Subsidiaries.
    10.62** Warrant Agreement dated November 16, 2000 by and between
            FutureLink Corp. and Foothill Capital Corporation.
    10.63** Registration Rights Agreement dated November 16, 2000 by and between FutureLink Corp. and Foothill Capital Corporation.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    10.64** Stock Pledge Agreement dated November 16, 2000 by and among
            Foothill Capital Corporation, FutureLink Corp. and certain of its Subsidiaries.
    10.65** General Security Agreement dated December 14, 2000 by and between FutureLink Canada Corp. and Foothill Capital
            Corporation.
    10.66** Guarantee and Postponement of Claim dated December 14, 2000 by FutureLink Canada Corp. in favor of Foothill Capital
            Corporation.
    10.67** Share Pledge Agreement dated December 14, 2000 by and among
            1423280 Ontario Inc., FutureLink Corp. and Foothill Capital
            Corporation.
    10.68** General Security Agreement dated December 14, 2000 by and between 1423280 Ontario Inc. and Foothill Capital
            Corporation.
    10.69*  Guarantee and Postponement of Claim dated December 14, 2000 by 1423280 Ontario Inc. in favor of Foothill Capital
            Corporation.
    10.70** Share Pledge Agreement dated December 14, 2000 by and among
            FutureLink Canada Corp., 1423280 Ontario Inc. and Foothill
            Capital Corporation.
    10.71*  Hypothec on Movable Property (General) dated December 14,
            2000 by and between FutureLink Canada Corp. and Foothill
            Capital Corporation.
    10.72** General Security Agreement dated December 14, 2000 by and between 3045207 Nova Scotia Company and Foothill Capital
            Corporation.
    10.73** Guarantee and Postponement of Claim dated December 14, 2000 by 3045207 Nova Scotia Company in favor of Foothill Capital
            Corporation.
    10.74** Share Pledge Agreement dated December 14, 2000 by and among
            3045207 Nova Scotia Company, Foothill Capital Corporation
            and 1423280 Ontario Inc.
    10.75** Share Pledge Agreement dated December 14, 2000 by and among
            FutureLink Corp., Foothill Capital Corporation and 3045207
            Nova Scotia Company.
    10.76** Loan Agreement dated December 13, 2000 by and between
            FutureLink Europe Limited and Foothill Capital Corporation.
    10.77** Debenture dated December 14, 2000 by and among Foothill
            Capital Corporation, KNS Holdings Limited and FutureLink
            Europe Limited.
    10.78** General Continuing Guaranty dated December 13, 2000 by
            FutureLink Corp. and certain of its Subsidiaries in favor of
            Foothill Capital Corporation.
    10.79** Share Charge dated December 14, 2000 by and between
            FutureLink Corp. and Foothill Capital Corporation.
    10.80*  Security Agreement dated December 13, 2000 among Foothill
            Capital Corporation, FutureLink Corp. and certain of its
            Subsidiaries.
    10.81*  Employment Agreement dated December 4, 2000 between
            FutureLink Corp. and Howard E. Taylor.
    10.82** Employment Agreement dated January 3, 2000 between
            FutureLink Corp. and Richard M. White.
    10.83*  Howard E. Taylor Year 2000 Stock Option Plan dated December
            4, 2000.
    15.1*   Letter of Acknowledgement, Moreland & Davis, Alameda County,
            California.
    15.2*   Letter of Acknowledgement, M. Jevahirian & Co., Birmingham,
            Michigan.
    21.0**  List of Subsidiaries.
    23.1**  Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
    23.2*   Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California.
    23.3*   Consent of Ernst & Young LLP, Independent Auditors, McLean,
            Virginia.
    23.4*   Consent of Joel E. Sammet & Co., Certified Public
            Accountants.
    23.5*   Consent of Ernst & Young LLP, Independent Auditors, Orange
            County, California with respect to the financial statements of Executive LAN Management, Inc., dba Micro Visions.
    23.6*   Consent of Moreland & Davis, Alameda County, California.
    23.7*   Consents of M. Jevahirian and Co., Independent Auditors,
            Birmingham, Michigan.

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
    23.8*   Consent of Ernst & Young, Independent Auditors, Reading,
            England.
    24.1**  Power of Attorney (included in the signature page of the initial filing of this Registration Statement on December
            19, 2000).


-------------------------

 * Filed herewith.



** Previously filed.



(1) We entered into an employment agreement with Raghu Kilambi on June 1, 1999, which we amended on October 8, 1999 that is substantially identical in all material respects to our employment agreement with Mr. Ladouceur, except as to salary and bonus provisions. Mr. Kilambi's base salary is $180,000 per year and he is entitled to receive a performance bonus of up to $180,000.


(2) Some of our subsidiaries are parties to agreements with the same party that are substantially identical in all material respects.